EXHIBIT 10.1

LOAN AND SECURITY AGREEMENT

Dated as of August 26, 2022

______________________________________________________________________________

STONEMOR INC.

as Borrower

______________________________________________________________________________

SIGNATURE BANK

as Agent

(1)

TABLE OF CONTENTS

Page

Section 1.	DEFINITIONS; RULES OF CONSTRUCTION	1
1.1.	Definitions	1
1.2.	Accounting Terms	36
1.3.	Uniform Commercial Code	36
1.4.	Certain Matters of Construction	36
1.5.	Division	37
Section 2.	CREDIT FACILITIES	37
2.1.	Loan Commitments	37
2.2.	Letter of Credit Facility	40
Section 3.	INTEREST, FEES AND CHARGES	43
3.1.	Interest	43
3.2.	Fees	44
3.3.	Computation of Interest, Fees	44
3.4.	Reimbursement Obligations	45
3.5.	Illegality	45
3.6.	Inability to Determine Rates	45
3.7.	Increased Costs; Capital Adequacy	47
3.8.	Mitigation	48
3.9.	Funding Losses	48
3.10.	Maximum Interest	48
Section 4.	LOAN ADMINISTRATION	49
4.1.	Manner of Borrowing and Funding Loans	49
4.2.	Defaulting Lender	51
4.3.	Number of Benchmark Rate Loans; Determination of Rate	52
4.4.	[Reserved]	52
4.5.	One Obligation	52
4.6.	Effect of Termination	52
Section 5.	PAYMENTS	52
5.1.	General Payment Provisions	52
5.2.	Repayment of Loans	52
5.3.	Payment of Other Obligations	53
5.4.	Marshaling; Payments Set Aside	53
5.5.	Application and Allocation of Payments	53
5.6.	Dominion Account	54
5.7.	Account Stated	54
5.8.	Taxes	54
5.9.	Lender Tax Information	56
Section 6.	CONDITIONS PRECEDENT	57
6.1.	Conditions Precedent to Initial Loans	57
6.2.	Conditions Precedent to All Credit Extensions	58
Section 7.	COLLATERAL	59

7.1.	Grant of Security Interest	59
7.2.	Lien on Deposit Accounts; Cash Collateral	60
7.3.	Real Estate Collateral	60
7.4.	Other Collateral	61
7.5.	Limitations	61
7.6.	Further Assurances	61
7.7.	Foreign Subsidiary Stock	61
Section 8.	COLLATERAL ADMINISTRATION	61
8.1.	Borrowing Base Reports	61
8.2.	Accounts	61
8.3.	[Reserved]	62
8.4.	Equipment	62
8.5.	Deposit Accounts	63
8.6.	General Provisions	63
8.7.	Power of Attorney	64
8.8.	Intercreditor Agreement; Cemetery Laws	65
Section 9.	REPRESENTATIONS AND WARRANTIES	65
9.1.	General Representations and Warranties	65
9.2.	Complete Disclosure	69
Section 10.	COVENANTS AND CONTINUING AGREEMENTS	70
10.1.	Affirmative Covenants	70
10.2.	Negative Covenants	73
10.3.	Financial Covenant	80
10.4.	Designation of Restricted and Unrestricted Subsidiaries	80
Section 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT	80
11.1.	Events of Default	80
11.2.	Remedies upon Default	82
11.3.	License	83
11.4.	Setoff	83
11.5.	Remedies Cumulative; No Waiver	83
Section 12.	AGENT	83
12.1.	Appointment, Authority and Duties of Agent	83
12.2.	Agreements Regarding Collateral and Borrower Materials	85
12.3.	Reliance by Agent	85
12.4.	Action Upon Default	85
12.5.	Ratable Sharing	86
12.6.	Indemnification	86
12.7.	Limitation on Responsibilities of Agent	86
12.8.	Successor Agent and Co-Agents	87
12.9.	Due Diligence and Non-Reliance	87
12.10.	Remittance of Payments and Collections	88
12.11.	Individual Capacities	88
12.12.	Titles	88
12.13.	Certain ERISA Matters	89

(ii)

12.14.	Bank Product Providers	89
12.15.	No Third-Party Beneficiaries	89
Section 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS	90
13.1.	Successors and Assigns	90
13.2.	Participations	90
13.3.	Assignments	91
13.4.	Replacement of Certain Lenders	92
Section 14.	GUARANTEE	92
14.1.	Guarantee	92
14.2.	Obligations Unconditional	92
14.3.	Reinstatement	93
14.4.	Subrogation	93
14.5.	Remedies	93
14.6.	Instrument for the Payment of Money	94
14.7.	Continuing Guarantee	94
14.8.	Keepwell	94
Section 15.	MISCELLANEOUS	94
15.1.	Consents, Amendments and Waivers	94
15.2.	Indemnity	95
15.3.	Notices and Communications	95
15.4.	Performance of Borrower’s Obligations	97
15.5.	Credit Inquiries	97
15.6.	Severability	97
15.7.	Cumulative Effect; Conflict of Terms	97
15.8.	Execution; Electronic Records	98
15.9.	Entire Agreement	98
15.10.	Relationship with Lenders	98
15.11.	No Advisory or Fiduciary Responsibility	98
15.12.	Confidentiality	99
15.13.	Certifications Regarding Senior Notes Documents	99
15.14.	GOVERNING LAW	100
15.15.	Consent to Forum	100
15.16.	Waivers by Obligors	100
15.17.	Acknowledgement Regarding Supported QFCs	101
15.18.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	101
15.19.	Patriot Act Notice	102
15.20.	NO ORAL AGREEMENT	102

(iii)

LIST OF EXHIBITS AND SCHEDULES

Exhibit A Assignment

Exhibit B Notice of Borrowing

Schedule 1.1 Commitments of Lenders

Schedule 8.5 Deposit Accounts

Schedule 8.6.1 Business Locations

Schedule 9.1.4 Names and Capital Structure

Schedule 9.1.5 Real Estate

Schedule 9.1.11 Patents, Trademarks, Copyrights and Licenses

Schedule 9.1.14 Environmental Matters

Schedule 9.1.15 Restrictive Agreements

Schedule 9.1.16 Litigation

Schedule 9.1.18 Pension Plans

Schedule 9.1.20 Labor Contracts

Schedule 10.2.2 Existing Liens

Schedule 10.2.5 Existing Investments

Schedule 10.2.17 Existing Affiliate Transactions

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LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is dated as of August 26, 2022, among STONEMOR INC., a Delaware corporation (“Borrower”), the Guarantors (as defined in Section 1.1) which are now or which hereafter become a party hereto (each a “Guarantor” and collectively the “Guarantors”), the financial institutions which are now or which hereafter become a party hereto (each a “Lender” and collectively the “Lenders”), and SIGNATURE BANK (“Signature Bank”), as administrative agent and collateral agent for the Lenders (in each such capacity, “Agent”).

R E C I T A L S:

Borrower has requested that Lenders provide a credit facility to Borrower to finance its business enterprise. Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

Section 1. DEFINITIONS; RULES OF CONSTRUCTION

1.1. Definitions

. As used herein, the following terms have the meanings set forth below:

“Acquisition”: a transaction or series of transactions resulting in (a) acquisition of (i) a business, division or substantially all assets of a Person or (ii) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (b) merger, consolidation or combination of an Obligor or Subsidiary with another Person.

“Additional Senior Notes”: any Senior Notes issued after the date of the Senior Notes Indenture from time to time in accordance with the terms thereof.

“Affected Financial Institution”: any EEA Financial Institution or UK Financial Institution.

“Affiliate”: with respect to a specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that (i) beneficial ownership of 15% or more of the voting stock of a Person will be deemed to be control and (ii) each Permitted Holder shall be deemed to be an Affiliate of Borrower and its Restricted Subsidiaries for purposes of this Agreement.

“Agent Indemnitees”: Agent and its officers, directors, employees, Affiliates and Agent Professionals.

“Agent Professionals”: attorneys, accountants, appraisers, auditors, advisors, consultants, agents, service providers, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals, experts and representatives retained or used by Agent.

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“Anti-Corruption Law”: any law relating to bribery or corruption, including the U.S. Foreign Corrupt Practices Act of 1977, UK Bribery Act 2010 and Patriot Act.

“Anti-Terrorism Law”: any law relating to terrorism or money laundering, including the Patriot Act.

“Applicable Law”: all laws, rules, regulations and governmental guidelines applicable to the Person or matter in question, including Cemetery Laws and all other statutory law, common law and equitable principles, as well as provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

“Applicable Margin”: (a) for Benchmark Rate Loans, 2.63% and (b) for Base Rate Loans, 2.00%.

“Approved Fund”: any entity owned or controlled by a Lender or an Affiliate of a Lender, if such entity is engaged in making or investing in commercial loans in its ordinary course of activities.

“Archdiocese”: the Archdiocese of Philadelphia, an archdiocese organized and existing under and governed by Canon Law of the Roman Catholic Church and recognized by the Commonwealth of Pennsylvania as a nonprofit religious organization.

“Archdiocese Holdco”: Philadelphia Catholic Cemeteries, LLC, a Delaware limited liability company.

“Archdiocese Lease”: that certain Lease Agreement, dated as of September 26, 2013, among the Archdiocese and the Operating Company, StoneMor Pennsylvania LLC, StoneMor Pennsylvania Subsidiary LLC and the Partnership (as amended by Amendment No. 1 to Lease Agreement, dated as of March 20, 2014, and Amendment No. 2 to Lease Agreement dated as of May 28, 2014, and as further amended, restated, modified or supplemented from time to time).

“Archdiocese Operating Agreement”: the Operating Agreement of Philadelphia Catholic Cemeteries, LLC, dated as of May 28, 2014, between the Archdiocese and StoneMor Pennsylvania Subsidiary LLC (as amended, restated, modified or supplemented from time to time, in each case in a manner which could not reasonably be expected to be adverse in any material respect to the interests of the Lenders).

“Asset Sale”: (a) the sale, lease, transfer, conveyance or other disposition of any assets; provided that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of Borrower and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 10.2.9 and not by the provisions of Section 10.2.6; (b) the issue or sale by Borrower or any of its Restricted Subsidiaries of Equity Interests of any of Borrower’s Restricted Subsidiaries; and (c) an Event of Loss, in the case of either clause (a), (b) or (c), whether in a single transaction or a series of related transactions: (i) that have a Fair Market Value in excess of $15,000,000; or (ii) for Net Proceeds in excess of $15,000,000. Notwithstanding the foregoing, none of the following will be deemed to be an Asset Sale: (a) a transfer (including the sale, lease, licensing or other disposition) of assets (i) to any Obligor, (ii) by an Excluded Subsidiary to another Excluded Subsidiary, (iii) by any other Restricted Subsidiary that is not a Guarantor to another Restricted Subsidiary that is not a Guarantor or (iv) in the ordinary course of business consistent with past practice; (b) an issuance of Equity Interests by a Restricted Subsidiary to Borrower or to a Restricted Subsidiary of Borrower; (c) for purposes of Section 10.2.6 only, any transaction permitted under any of Sections 10.2.4, 10.2.5, 10.2.7, 10.2.8 or 10.2.9; (d) the Incurrence of Permitted Liens and the

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disposition of assets subject to such Liens by or on behalf of the Person holding such Liens; (e) the sale, transfer or other disposition of overdue and delinquent accounts in the ordinary course of business consistent with past practice; (f) any disposition of cash or Cash Equivalents in the ordinary course of business (including into Trust Accounts); (g) the lease, assignment or sub-lease of any property in the ordinary course of business; (h) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business; (i) sales of assets that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of Borrower or any of its Restricted Subsidiaries; (j) the license of patents, trademarks, copyrights, trade secrets and know-how to third Persons in the ordinary course of business; (k) Permitted Asset Swaps; and (l) and the liquidation or dissolution of Immaterial Subsidiaries and Inactive Subsidiaries.

“Assignment”: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A or otherwise satisfactory to Agent.

“Availability”: the Borrowing Base minus Revolver Usage.

“Axar”: Axar Capital Management, LP.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: with respect to (a) any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, or (b) the United Kingdom, Part I of the United Kingdom Banking Act 2009 and any other law applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product”: any of the following products or services extended to an Obligor or Affiliate of an Obligor by a Lender or any of its Affiliates: (a) Cash Management Services; (b) Swaps; (c) commercial credit card and merchant card services; and (d) other banking products or services, other than Letters of Credit.

“Bank Product Reserve”: the aggregate amount of reserves established by Agent from time to time in its reasonable discretion with respect to Secured Bank Product Obligations.

“Bankruptcy Code”: Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate”: for any day, a per annum rate equal to the greatest of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) the Benchmark Rate for a one-month interest period as of such day, plus 1.00%, subject to the interest rate floor set forth therein; provided, that, for purposes of clause (c) this definition, if the Term SOFR Screen Rate for any reason is not available, the Base Rate shall be determined without reference to such clause (c); provided, further, that in no event shall the Base Rate be less than 2.00%.

“Base Rate Loan”: a Loan that bears interest based on the Base Rate.

“Benchmark Rate”: (a) (i) for any Interest Period relating to a Benchmark Rate Loan, a per annum rate equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to such

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Interest Period, with a term equivalent to such Interest Period (or if such rate is not published prior to 11:00 a.m. on the determination date, the applicable Term SOFR Screen Rate on the U.S. Government Securities Business Day immediately preceding such date), plus the SOFR Adjustment for such Interest Period, (ii) at any time a Successor Rate based on Daily Simple SOFR is in effect pursuant to the first sentence of Section 3.6.2, Daily Simple SOFR, plus the SOFR Adjustment, or (iii) at any time a Successor Rate not based on Daily Simple SOFR is in effect pursuant to the third sentence of Section 3.6.2, as agreed in good faith by Agent and Borrower; and (b) for a Base Rate Loan on any day, a per annum rate equal to the Term SOFR Screen Rate with a term of one month commencing that day; provided, that in no event shall the Benchmark Rate be less than 1.00%.

“Benchmark Rate Loan”: a Loan that bears interest based on clause (a)(i), (a)(ii) or (a)(iii) of the definition of Benchmark Rate.

“Beneficial Ownership Certification”: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in form and substance satisfactory to Agent.

“Beneficial Ownership Regulation”: 31 C.F.R. §1010.230.

“Benefit Plan”: any (a) employee benefit plan (as defined in ERISA) subject to Title I of ERISA, (b) plan (as defined in and subject to Section 4975 of the Code), or (c) Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such employee benefit plan or plan.

“Board of Directors”: (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (b) with respect to a partnership, the board of directors or other governing body of the general partner of the partnership; (c) with respect to a limited liability company, the board of directors, managers or other governing body, and in the absence of the same, the managing member or members or any controlling committee of managing members thereof; and (d) with respect to any other Person, the board or committee of such Person or other individual or entity serving a similar function

“Borrowed Money”: with respect to any Obligor, without duplication, its (a) Indebtedness that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, including, without limitation, the Senior Notes, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Lease Obligations; (c) letter of credit reimbursement obligations; and (d) guaranties of any of the foregoing owing by another Person.

“Borrower Materials”: Borrowing Base Reports, Compliance Certificates, Notices of Borrowing, Notices of Conversion/Continuation, and other information, reports, financial statements and materials delivered by Obligors under the Loan Documents, as well as Reports and other information provided by Agent to Lenders in connection with the credit facility established by this Agreement.

“Borrowing”: Loans made or converted together on the same day, with the same interest option and, if applicable, Interest Period.

“Borrowing Base”: on any date of determination, an amount equal to the lesser of (a) the aggregate Commitments or (b) the sum of (i) one hundred percent (100%) of Qualified Cash, plus (ii) forty percent

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(40%) of the book value of Eligible Unsold Burial Lots, minus (iii) Reserves. For the avoidance of doubt, the Borrowing Base shall be updated daily to reflect increases and decreases in the amount of Qualified Cash.

“Borrowing Base Report”: a report of the Borrowing Base, in form and substance reasonably satisfactory to Agent.

“Business Day”: any day except a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York.

“Capital Expenditures”: for any period, the sum of (a) the aggregate amount of all expenditures of Borrower and its Restricted Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and (b) the aggregate amount of all payments in respect of Capital Lease Obligations of Borrower and its Restricted Subsidiaries during such period.

“Capital Lease Obligation”: with respect to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property which are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person determined in accordance with GAAP and the amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease or other arrangement prior to the first date upon which such lease or other arrangement may be terminated by the lessee without payment of a penalty; provided that any type of obligations of Borrower and any Restricted Subsidiary of Borrower that are currently characterized as “operating leases” but are subsequently recharacterized as capital leases for any reason after the Closing Date shall not be treated as Capital Lease Obligations or Indebtedness for any purposes hereunder and shall be treated as operating leases for all purposes and in no event will an operating lease or a lease that would have been an operating lease prior to the adoption of Accounting Standards Update No. 2016-02, Leases (Topic (842)) be treated as Capital Lease Obligations.

“Capital Stock”: (a) in the case of a corporation, corporate stock or shares; (b) in the case of an association or business entity (subject to clause (c) below) other than a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of the issuing Person.

“Cash Collateral”: cash delivered to Agent to Cash Collateralize any Obligations, and all interest, dividends, earnings and other proceeds relating thereto.

“Cash Collateralize”: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) 105% of LC Obligations, and (b) with respect to any other inchoate, contingent or other Obligations (including fees, expenses, indemnification obligations and Secured Bank Product Obligations), Agent’s good faith estimate of the amount due or to become due. “Cash Collateralization” has a correlative meaning.

“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally Guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time

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deposits, eurodollar time deposits, overnight bank deposits or banker’s acceptances having maturities of six months or less from the date of acquisition issued by any lender to Borrower or any Subsidiary or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any financial institution satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days, with respect to securities issued or fully Guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) have the highest rating obtainable from either S&P or Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any financial institution satisfying the requirements of clause (b) of this definition; (g) money market, mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; and (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated “AAA” by S&P and “Aaa” by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Cash Management Services”: services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, blocked account, lockbox and stop payment services.

“Cemetery Laws”: all applicable laws governing the operation of cemeteries, crematories and funeral homes, the providing of cemetery and funeral services, and the sale of cemetery property and other cemetery and funeral merchandise (including, without limitation, establishing, funding, managing and administering escrow or trust accounts or funds and requirements pertaining to the placement of proceeds of certain Subsidiaries’ or Affiliates’ receivables into Trust Accounts or use of Perpetual Care Trust distributions).

“Cemetery Non-Profit”: a person which (i) is organized as a non-profit entity, whether pursuant to Section 501 of the Code or otherwise and (ii) has contracted with any Obligor for the provision of services under a Cemetery Non-Profit Management Agreement. For the sake of clarity, no Cemetery Non-Profit is, or shall be required to become, a Guarantor.

“Cemetery Non-Profit Management Agreement”: an agreement (including a lease) pursuant to which Borrower or a Guarantor agrees to manage the operations of any Cemetery Non-Profit in the business of providing cemetery services and/or cemetery property or to operate such cemetery property.

“CERCLA”: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §9601 et seq.).

“CFC”: a controlled foreign corporation within the meaning of Section 957(a) of the Code and any entity that wholly-owns the stock of a CFC and which is disregarded for United States federal income purposes as an entity that is separate from its owner.

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“Change in Law”: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

“Change of Control”: the occurrence of any of the following: (a) the direct or indirect sale, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Borrower and its Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder; (b) the adoption of a plan relating to the liquidation or dissolution of Borrower; (c) the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” or “group” (as defined above) other than a Permitted Holder, becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (c) such person or group shall be deemed to have “beneficial ownership” of all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting stock or voting shares of Borrower; (d) the first day on which a majority of the members of the Board of Directors of Borrower are not Continuing Directors; or (e) Borrower ceases to own, directly or indirectly, 100% of the partnership interests in the Partnership. For purposes of clause (c) of this definition, any direct or indirect holding company of Borrower shall not itself be considered a “person” or “group;” provided that no “person” or “group” beneficially owns, directly or indirectly, more than 50% of the total voting stock or voting shares of such holding company.

“Claims”: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or, with respect to Agent or any Lender, the assignment of all of Agent’s or such Lender’s rights and obligations hereunder to a third party or another Lender) incurred by or asserted against any Indemnitee by an Obligor or other Person, relating to any (a) Loan, Letter of Credit, Loan Document, Borrower Materials or related transaction, (b) action taken or omitted in connection with this credit facility, (c) existence or perfection of Liens or realization on Collateral, (d) exercise of rights or remedies under a Loan Document or Applicable Law (in connection with the Loan Documents), (e) failure by an Obligor to perform or observe any term of a Loan Document, or (f) reliance by an Indemnitee on an electronic signature, record or Communication, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an appeal or Insolvency Proceeding), whether or not an Indemnitee or Obligor is a party, except (in the case of any of the clauses (a)-(f) above) to the extent resulting from or relating to an Indemnitee’s gross negligence or willful misconduct.

“Closing Date”: as defined in Section 6.1.

“CME”: CME Group Benchmark Administration Limited.

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“Code”: the Internal Revenue Code of 1986, as amended.

“Collateral”: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures any Obligations. Notwithstanding anything herein to the contrary, the Collateral shall not include any Excluded Property.

“Commitment”: for any Lender, its obligation to make Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1, as hereafter modified pursuant to an Assignment to which it is a party or pursuant to Section 2.1.7. “Commitments” means the aggregate amount of all Lenders’ Commitments.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. §1 et seq.).

“Communication”: any notice, request, election, representation, certificate, report, disclosure, statement, authorization, approval, consent, waiver, document, amendment or transmittal of information of any kind in connection with a Loan Document, including any Obligor Materials or Modification of a Loan Document.

“Compliance Certificate”: a certificate, in form and substance reasonably satisfactory to Agent, by which Borrower certifies compliance with Section 10.3 and Section 10.1.11.

“Conforming Changes”: with respect to use, administration of or conventions associated with SOFR, the Benchmark Rate or any proposed Successor Rate, as applicable, any conforming changes to the definitions of Base Rate, SOFR, the Benchmark Rate and Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of Business Day and U.S. Government Securities Business Day, timing of borrowing requests or prepayment, conversion or continuation notices, and length of lookback periods) as may be appropriate, in Agent’s discretion, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as Agent determines is reasonably necessary in connection with the administration of any Loan Document).

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.

“Consolidated Cash Flow”: with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus: (a) an amount equal to any extraordinary or non-recurring loss, to the extent that such losses were deducted in computing such Consolidated Net Income; plus (b) an amount equal to any net loss realized in connection with an Asset Sale, the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness by such Person or its Restricted Subsidiaries, to the extent such losses were deducted in computing such Consolidated Net Income; plus (c) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus (d) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period; plus (e) depreciation, amortization (including amortization of cemetery property, goodwill and other intangibles but excluding amortization of prepaid

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cash expenses that were paid in a prior period) to the extent deducted in computing such Consolidated Net Income; plus (f) any net increase in deferred cemetery revenues and any increase in deferred merchandise trust revenues; provided, however, that the effects of realized gains or losses in connection with a material change to the composition of the assets in the perpetual trusts funds or the merchandise trusts funds shall be ignored for purposes of this clause (f), and for the avoidance of doubt a net increase can be negative; plus (g) the cost of lots sold and any change in deferred selling or obtaining costs; plus (h) the amount of pro forma “run rate” cost savings, operating expense reductions, operating improvements and synergies resulting from any acquisition, Investments, dispositions or any cost savings initiative or other restructuring initiative and projected by a responsible financial or accounting officer in good faith to be reasonably anticipated to be realizable within twelve (12) months after the Closing Date or the date of such transaction or event, as the case may be; provided that, in each such case, such cost savings, operating expense reductions operating improvements and synergies (i) shall be limited to those that are factually supportable and reasonably identifiable in the good faith judgment of a responsible financial or accounting officer, (ii) shall be calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of such period as if such cost savings, operating expense reductions, other operating improvements and synergies were realized during the entirety of such period relating to such specified transaction, net of the amount of actual benefits realized during such period from such actions and (iii) shall not exceed an aggregate amount for any such period equal to 15% of Consolidated Cash Flow for such period (prior to giving effect to this clause (h)); plus (i) write offs, write downs or impairment of goodwill or other intangible assets, unrealized mark-to-market losses, and other non-cash charges (excluding any such other non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent deducted in computing such Consolidated Net Income; plus (j) costs, charges or expenses relating to severance, legal settlements, equity offerings, restructuring, terminations, integration, systems implementation, and similar costs, charges or expenses; minus (k) all non-cash items to the extent that such non-cash items increased Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period and any items for which cash was received in a prior period). Notwithstanding the foregoing, the provision for taxes based on income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

“Consolidated Interest Expense”: with respect to any Person for any period, the sum of, without duplication: (a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers’ acceptance financings, and net payments and receipts (if any) pursuant to interest rate Swaps); plus (b) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus (c) any interest expense on Indebtedness of another Person to the extent that such Indebtedness is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on the assets of such Person or one of its Restricted

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Subsidiaries (whether or not such Guarantee or Lien is called upon); provided that, (x) to the extent directly related to the issuance of the Senior Notes, amortization of debt issuance costs, debt discount or premium and other financing fees and expenses shall be excluded and (y) to the extent directly related to any offering of Additional Senior Notes, expenses (including legal and advisory fees) shall be excluded.

“Consolidated Net Income”: with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that: (a) the Net Income of any Person that is not a Restricted Subsidiary of such Person, or that is accounted for by the equity method of accounting shall be included, but only to the extent of the amount of dividends or distributions that have been distributed in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period; (b) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, unless such restriction has been legally waived; and (c) the cumulative effect of a change in accounting principles shall be excluded

“Contingent Obligation”: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Indebtedness, lease, dividend or other obligation (“primary obligation”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; or (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

“Continuing Directors”: as of any date of determination, any member of the Board of Directors of Borrower who (a) was a member of such Board of Directors on the Closing Date, (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or (c) was elected to such Board of Directors by or with the approval of Permitted Holders.

“Covenant Trigger Period”: the period (a) commencing on any day that (i) an Event of Default occurs, or (ii) Revolver Usage is equal to or greater than 87.5% of the Commitments for a period of at least five (5) consecutive Business Days, and (b) continuing until, during each of the preceding thirty (30) consecutive days, no Event of Default has existed and Revolver Usage has been equal to or less than 87.5% of the Commitments.

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“Covered Entity”: (a) a “covered entity,” as defined and interpreted in accordance with 12 C.F.R. §252.82(b); (b) a “covered bank,” as defined in and interpreted in accordance with 12 C.F.R. §47.3(b); or (c) a “covered FSI,” as defined in and interpreted in accordance with 12 C.F.R. §382.2(b).

“Daily Simple SOFR”: with respect to any applicable determination date, the secured overnight financing rate published on the FRBNY website (or any successor source satisfactory to Agent).

“Default”: any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Default Rate”: (a) for Benchmark Rate Loans and, to the extent permitted by law, interest thereon not paid when due, the Benchmark Rate plus the Applicable Margin for Benchmark Rate Loans plus 2% and (b) for all other Obligations (including, to the extent permitted by law, interest not paid when due), the Base Rate plus the Applicable Margin for Base Rate Loans plus 2%.

“Defaulting Lender”: any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two (2) Business Days after the date such Loans were required to be funded hereunder; (b) has notified Agent or any Obligor that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three (3) Business Days following request by Agent or Borrower, to confirm in a manner satisfactory to Agent and Borrower that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority) or Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements.

“Deposit Account Control Agreement”: control agreement reasonably satisfactory to Agent executed by an institution maintaining a Deposit Account for an Obligor, to perfect Agent’s Lien on such account.

“Disqualified Stock”: with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event: (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise; (b) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of Borrower or a Subsidiary; provided that any such conversion or exchange will be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable); or (c) is redeemable at the option of the holder thereof, in whole or in part, in the case of each of clauses (a), (b) and (c), on or prior to the 91st day after the Stated Maturity of the Senior Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring on or prior to the 91st day after the Stated Maturity of the Senior Notes will not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than Sections 5.10 and 5.14 of the Senior Notes Indenture are to the holders.

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“Distribution”: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); distribution, advance or repayment of Indebtedness to a holder of Equity Interests; or purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

“Division”: the division of assets, liabilities and/or obligations of a Person among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the original dividing Person and pursuant to which the original dividing Person may or may not survive.

“Dollars”: lawful money of the United States.

“Domestic Subsidiary”: any Restricted Subsidiary of Borrower other than a Foreign Subsidiary.

“Dominion Account”: a special account established by Borrower at Signature Bank or another Lender, over which Agent has exclusive control pursuant to a Deposit Account Control Agreement when a Dominion Trigger Period exists.

“Dominion Trigger Period”: the period (a) commencing on any day that (i) an Event of Default occurs, or (ii) Availability is equal to or less than 20% of the Commitments for at least five (5) consecutive Business Days; and (b) continuing until, during each of the preceding thirty (30) consecutive days, no Event of Default has existed and Availability has been equal to or more than 20% of the Commitments.

“EEA Financial Institution”: (a) any credit institution or investment firm established in an EEA Member Country that is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above; or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in the foregoing clauses and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy”: as defined in Section 15.8.

“Electronic Record” and “Electronic Signature”: as defined in 15 U.S.C. §7006.

“Eligible Assignee”: (a) a Lender, Affiliate of a Lender or Approved Fund that satisfies Section 12.13; (b) an assignee approved by Borrower (which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within two (2) Business Days after notice of the proposed assignment) and Agent (in Agent’s reasonable discretion); or (c) during an Event of Default, any Person acceptable to Agent in its reasonable discretion.

“Eligible Unsold Burial Lots”: unsold burial lots and undeveloped cemetery land owned by an Obligor that Agent, its reasonable discretion, deems to be Eligible Unsold Burial Lots; provided that, (a) no burial lot which is the subject of a pre-need contract shall be deemed to be an unsold burial lot, (b) each unsold double-depth burial lot shall constitute a single unsold burial lot and (c) the number of burial lots per acre of undeveloped cemetery land shall be deemed to be 1,000.

“Enforcement Action”: any action to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral, whether

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by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, deed in lieu of foreclosure, action in an Insolvency Proceeding or otherwise.

“Environmental Laws”: Applicable Laws (including programs, permits and guidance promulgated by regulators) relating to public health (other than occupational safety and health regulated by OSHA) or the protection or pollution of the environment, including the Resource Conservation and Recovery Act (42 U.S.C. §§6991-6991i), Clean Water Act (33 U.S.C. §1251 et seq.) and CERCLA.

“Environmental Notice”: a written notice from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

“Environmental Release”: a release as defined in CERCLA or under any other Environmental Law.

“Equity Interests”: Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock).

“ERISA”: the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate”: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event”: (a) a Reportable Event with respect to a Pension Plan; (b) withdrawal of an Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) complete or partial withdrawal of an Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent; (d) filing of a notice of intent to terminate, treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or institution of proceedings by the PBGC to terminate a Pension Plan; (e) determination that a Pension Plan is considered an at-risk plan or a plan in critical or endangered status under the Code or ERISA; (f) an event or condition that constitutes grounds under Section 4042 of ERISA for termination of, or appointment of a trustee to administer, any Pension Plan; (g) imposition of any liability on an Obligor or ERISA Affiliate under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; or (h) failure by an Obligor or ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or to make a required contribution to a Multiemployer Plan.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association, as in effect from time to time.

“Event of Default”: as defined in Section 11.

“Event of Loss”: with respect to any Property or asset, any (a) loss or destruction of, or damage to, such property or asset or (b) condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

“Exchange Act”: the U.S. Securities Exchange Act of 1934, as amended.

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“Excluded Accounts”: any cash deposited in (i) Trust Accounts, (ii) zero-balance accounts for the purpose of managing local disbursements, (iii) payroll, employee benefits, withholding tax and other fiduciary accounts, (iv) Deposit Accounts and Securities Accounts with a balance or value of less than or equal to $1,000,000 (based on the closing account balances of the end of each Business Day) in the aggregate and (v) cash collateral accounts (A) supporting cash management services (other than Cash Management Services comprising Secured Bank Product Obligations hereunder), surety bonds or similar instruments permitted by this Agreement for so long as such accounts are supporting obligations under outstanding cash management services (other than Cash Management Services comprising Secured Bank Product Obligations hereunder), surety bonds or similar instruments or (B) that are the subject of Permitted Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, workmen’s compensation or unemployment obligations or other obligations of a like nature, or to secure letters of credit (other than Letters of Credit issued by any Issuing Bank) issued with respect to such obligations, Incurred in the Ordinary Course of Business.

“Excluded Property”: any of the following:

(a) all Trust Accounts, together with any proceeds of each Obligor’s Accounts that are required by law to be placed into a Trust Account for the benefit of the applicable Account Debtors and all such funds held in Trust Accounts from time to time (but excluding, in any case, such funds that any Obligor has a right to demand payment of, or is otherwise entitled to a distribution, or any rights of any Obligor in respect thereof, whether the corpus, income or proceeds of a Trust Account, in each case, in accordance with Applicable Law, and such right shall not be deemed to be Excluded Property, but shall instead be treated for all purposes hereunder as a General Intangible or Account, as applicable);

(b) Excluded Securities;

(c) assets (including rights) that may not be pledged as a matter of law or without prior approval of any Governmental Authorities (unless such approval has been obtained and except to the extent such law would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions)); provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the legal prohibitions described in this clause (c) shall no longer be applicable;

(d) motor vehicles and similar assets subject to a certificate of title in the United States;

(e) Excluded Real Estate;

(f) United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law;

(g) any lease, license, contract, permit, authorization or agreement to which any Obligor is a party or any of its rights or interests thereunder if and to the extent and for so long as the grant of a security interest therein or in any assets or rights which are the subject thereof, shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Obligor therein, or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, permit, authorization or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions)) of any relevant

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jurisdiction or any other Applicable Law; provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibitions described in this clause (g) shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract, permit, authorization or agreement not subject to the prohibitions specified above without further action of any party; and

(h) Excluded Accounts;

provided, that, notwithstanding anything herein to the contrary, to the extent that any Obligor grants a Lien on any asset or right described in clauses (a) through (h) above to secure any “Obligations” under any of the Senior Notes Documents or any other Indebtedness, such asset or right shall not constitute Excluded Property.

“Excluded Real Estate”: any of the following: (a) owned and leased Real Estate (including Real Estate operated, or to be operated, as a cemetery, crematory or funeral home) that may not be pledged as a matter of law (for the sake of clarity, the states of Michigan, New Jersey, North Carolina and Ohio, as of the date hereof, prohibit encumbrances on Real Estate operated, or to be operated, as a cemetery) or without prior approval of any Governmental Authority or third person (unless such approval has been obtained) (for the sake of clarity, those certain leasehold interests in (i) Saints Peter and Paul Cemetery located in Delaware County, Pennsylvania and (ii) Resurrection Cemetery in Bucks County, Pennsylvania, may not be pledged without prior approval of third persons and such approvals have not been obtained), (b) owned and leased Real Estate that is not operated, and is not intended to be operated, as a cemetery, crematory or funeral home (including corporate and sales offices that are not located at a cemetery, crematory or funeral home property) and (c) owned and leased Real Estate with a Fair Market Value of less than $3,000,000.

“Excluded Securities”: any of the following: (a) any Equity Interests or Indebtedness to the extent the pledge thereof would be prohibited by Applicable Law; (b) any Equity Interests of any Foreign Subsidiary that is a CFC or any FSHCO that is in excess of 65% of the outstanding Equity Interests of a first-tier Foreign Subsidiary or FSHCO (other than Equity Interests of Subsidiaries formed under the laws of or domiciled in Puerto Rico); (c) any Margin Stock; (d) any Equity Interests of Immaterial Subsidiaries (so long as such Subsidiaries remain Immaterial Subsidiaries); (e) any Equity of Inactive Subsidiaries (so long as such Subsidiaries remain Inactive Subsidiaries); and (f) any Equity Interests of any person that is not a Wholly-Owned Subsidiary to the extent any organizational documents, constitutional documents, joint venture agreement, shareholder agreement, or similar agreement prohibits such a pledge without the consent of any other party or would give any other party (other than any Obligor or a Wholly-Owned Subsidiary) to any organizational documents, constitutional documents, joint venture agreement, shareholder agreement or similar agreement governing such Equity Interests the right to terminate its obligations thereunder; provided, that this clause (f) shall not apply if (i) such other party is any Obligor or a Wholly-Owned Subsidiary of any Obligor, (ii) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Partnership or any Subsidiary to obtain any such consent) and for so long as such organizational documents, constitutional documents, joint venture agreement, shareholder agreement or similar agreement or replacement or renewal thereof is in effect, or (iii) such prohibition would be rendered ineffective pursuant to the UCC of any applicable jurisdiction or any other Applicable Law or principles of equity and shall not apply to any proceeds or receivables thereof, the assignment of which is expressly deemed effective under the UCC of any applicable jurisdiction notwithstanding such prohibition.

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“Excluded Subsidiary”: any of the following: (a) any Foreign Subsidiary (other than Subsidiaries formed under the laws of or domiciled in Puerto Rico); (b) any Subsidiary of a Foreign Subsidiary that is a CFC (other than a Foreign Subsidiary formed under the laws of or domiciled in Puerto Rico); (c) each Subsidiary that is prohibited from Guaranteeing or granting Liens to secure the Indenture Obligations by Applicable Law or that would require consent, approval, license or authorization of a Governmental Authority to Guarantee or grant Liens to secure the Indenture Obligations (unless such consent, approval, license or authorization has been received); (d) any Cemetery Non-Profit; (e) Immaterial Subsidiaries (so long as such Subsidiaries remain Immaterial Subsidiaries); (f) Inactive Subsidiaries (so long as such Subsidiaries remain Inactive Subsidiaries); and (g) Unrestricted Subsidiaries (so long as such Subsidiaries remain Unrestricted Subsidiaries).

“Excluded Swap Obligation”: with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Obligor does not constitute an “eligible contract participant” as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a hedging agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.

“Excluded Taxes”: (a) Taxes imposed on or measured by a Recipient’s Net Income (however denominated), franchise Taxes and branch profits Taxes (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or applicable Lending Office located in, the jurisdiction imposing such Tax, or (ii) constituting Other Connection Taxes; (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to its interest in a Loan or Commitment pursuant to a law in effect when the Lender acquires such interest (except pursuant to an assignment request by Borrower under Section 13.4) or changes its Lending Office, except in each case to the extent that, pursuant to Section 5.8, amounts with respect to the Taxes were payable to its assignor immediately prior to such assignment or to the Lender immediately prior to its change in Lending Office; (c) Taxes attributable to a Recipient’s failure to comply with Section 5.9; and (d) U.S. federal withholding Taxes imposed pursuant to FATCA.

“Extension Amendment”: as defined in Section 2.1.8(c).

“Extraordinary Expenses”: all actual out-of-pocket costs, expenses or advances incurred by any Agent Indemnitee during a Default, Event of Default or Obligor’s Insolvency Proceeding, including those relating to any (a) audit, inspection, repossession, storage, repair, appraisal, insurance, processing, preparation or advertising for sale, sale, collection, or other preservation of or realization upon Collateral; (b) action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any creditor(s) of an Obligor or any other Person) in any way relating to any Collateral, Agent’s Liens, Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) Enforcement Action or exercise of any rights or remedies in, or the monitoring of, an Insolvency Proceeding; (d) settlement or satisfaction of taxes, charges or Liens with respect to any Collateral; and (e) negotiation and documentation of any Modification, workout, restructuring, forbearance, liquidation or collection with respect to any Loan Document, Collateral or Obligations. Such costs, expenses and advances include actual out-of-pocket transfer fees, Other Taxes, storage and insurance costs, permit fees,

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utility expenses, reasonable legal and accounting fees and expenses, appraisal costs, brokers’ and auctioneers’ commissions, environmental study costs, wages and salaries paid to employees of any Obligor or independent contractors in liquidating Collateral, and travel expenses.

“Fair Market Value”: the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by a Senior Officer or the Board of Directors.

“FATCA”: Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version if substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate”: for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the business day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Agent on such day on such transactions as determined by Agent, and (c) in no event shall the Federal Funds Rate be less than zero.

“Fiscal Quarter”: each period of three months, commencing on the first (1st) day of a Fiscal Year.

“Fiscal Year”: the fiscal year of Borrower and its Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

“Fixed Charge Coverage Ratio”: with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that Borrower or any of its Restricted Subsidiaries Incurs or redeems any Indebtedness (other than Obligations hereunder) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness, or such issuance or redemption of Preferred Stock (including the application of any proceeds therefrom), as if the same had occurred at the beginning of the applicable Reference Period. In addition, for purposes of making the computation referred to above:

(1) acquisitions that have been made by Borrower or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the Reference Period or subsequent to such Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first (1st) day of the Reference Period and Consolidated Cash Flow for such Reference Period shall be calculated to include the Consolidated Cash Flow of the acquired entities (adjusted to exclude (A) the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the acquired entities to the extent such costs are eliminated and not

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replaced and (B) the amount of any reduction in general, administrative or overhead costs of the acquired entities, in each case, as determined in good faith by an officer of Borrower);

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such Reference Period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such Reference Period;

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Swap Obligation applicable to such Indebtedness if such Swap Obligation has a remaining term as at the Calculation Date in excess of twelve (12) months); and

(7) with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of the same section of this Agreement that does not require compliance with a financial ratio or test (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of the same section of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that, for purposes of this Agreement, the Fixed Amounts under such section shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence.

“Fixed Charges”: with respect to any Person for any period, the sum of, without duplication: (a) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period; plus (b) the product of (i) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of Preferred Stock of such Person, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Flood Laws”: the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973 and related laws.

“Foreign Lender”: any Lender that is not a U.S. Person.

“Foreign Plan”: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

“Foreign Subsidiary”: any Restricted Subsidiary of Borrower incorporated or organized in a jurisdiction other than the United States or any FSHCO.

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“FRBNY”: the Federal Reserve Bank of New York.

“Fronting Exposure”: a Defaulting Lender’s interest in LC Obligations, Swingline Loans and Protective Advances, except to the extent Cash Collateralized by the Defaulting Lender or allocated to other Lenders hereunder.

“FSHCO”: any Subsidiary that has no material assets other than stock or debt of one or more Foreign Subsidiaries (other than a Foreign Subsidiary formed under the laws of or domiciled in Puerto Rico) that are CFCs and/or one or more FSHCOs.

“Full Payment”: with respect to any Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) Cash Collateralization of all LC Obligations (or delivery of standby letter(s) of credit acceptable to Agent in its reasonable discretion, in the amount of required Cash Collateral); and (c) Cash Collateralization of reasonably foreseeable Obligations that are inchoate or contingent in nature (other than Secured Banks Product allowed to remain outstanding by Bank Product providers). No Loans shall be deemed to have been paid in full unless all Commitments related to such Loans are terminated.

“GAAP”: generally accepted accounting principles in the United States of America, as in effect on December 31, 2021, including those set forth in: (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants; (b) the statements and pronouncements of the Financial Accounting Standards Board; and (c) such other statements by such other entity as have been approved by a significant segment of the accounting profession. In addition, at any time after the Closing Date, Borrower may elect to establish that GAAP shall mean GAAP as in effect on or prior to the date of such election, and such election shall supersede the prior meaning of GAAP; provided that any such election, once made, shall be irrevocable. Borrower shall give notice of any such election made in accordance with this definition to Agent and the Lenders.

“Governmental Approvals”: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

“Governmental Authority”: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or European Central Bank).

“Guarantee”: any obligation, contingent or otherwise, of a Person guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person to: (a) purchase or pay (or advance or supply funds for the purchase or payment) of such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness; (b) purchase property, securities or services for the purposes of assuring the holder of such Indebtedness of the payment of such Indebtedness; or (c) maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the Guarantee by any

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Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors”: each Domestic Subsidiary (other than any Excluded Subsidiaries) and any other Restricted Subsidiary that is party hereto or executes a Guaranty in accordance with the provisions of this Agreement.

“Guaranty”: each guaranty agreement executed by a Guarantor in favor of Agent.

“Immaterial Subsidiary”: any Subsidiary with assets having a Fair Market Value of less than $2,500,000 for any one Subsidiary or $5,000,000 in the aggregate for all Immaterial Subsidiaries.

“Inactive Subsidiary”: each of: Osiris Telemarketing Corp.; Sierra View Memorial Park; StoneMor Arkansas Subsidiary LLC; StoneMor California Subsidiary, Inc.; StoneMor California, Inc.; StoneMor Hawaii LLC; StoneMor Hawaii Subsidiary, Inc.; StoneMor Hawaiian Joint Venture Group LLC; StoneMor Oklahoma LLC; StoneMor Oklahoma Subsidiary LLC; StoneMor Oregon LLC; StoneMor Oregon Subsidiary LLC; StoneMor Washington Subsidiary LLC; StoneMor Washington Inc.; Willowbrook Management Corp.; Legacy Estates, Inc.; Augusta Memorial Park Perpetual Care Company; Woodlawn Memorial Park Subsidiary LLC; Perpetual Gardens.Com, Inc.; Osiris Holding of Rhode Island LLC; Kiris Subsidiary Inc. and Osiris Holding of Rhode Island Subsidiary, Inc.

“Incur”: with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume (pursuant to a merger, consolidation, acquisition or other transaction), Guarantee or otherwise become liable in respect of such Indebtedness or other obligation (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness; provided, further, that none of the following shall be deemed to be an Incurrence of Indebtedness: (i) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security; (ii) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and (iii) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness. Indebtedness otherwise Incurred by a Person before it becomes a Subsidiary of Borrower shall be deemed to have been Incurred at the time it becomes such a Subsidiary.

“Indebtedness”: as applied to any Person, without duplication, whether recourse is to all or a portion of the assets of such Person and whether or not contingent: (a) obligations of such Person in respect of principal for money borrowed; (b) obligations of such Person in respect of principal evidenced by bonds (other than surety or similar bonds), debentures, notes or other similar instruments; (c) every reimbursement obligation of such Person with respect to letters of credit, banker’s acceptances or similar facilities issued for the account of such Person, other than obligations with respect to letters of credit securing obligations, other than obligations referred to in clauses (a), (b) and (e), entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth (10th) day following payment on the letter of credit; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade payables, credit on open account, earn-out obligations, provisional credit, accrued liabilities or similar terms arising in the ordinary course of business which are not overdue by more than

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ninety (90) days or which are being contested in good faith); (e) every Capital Lease Obligation of such Person; (f) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person at the time of determination plus accrued but unpaid dividends; (g) every net payment obligation of such Person under interest rate swap, cap, collar or similar agreements or foreign currency hedge, exchange or similar agreements of such Person; and (h) every obligation of the type referred to in clauses (a) through (g) of this definition of another Person the payment of which, in either case, such Person has Guaranteed or is liable, directly or indirectly, as obligor, guarantor or otherwise, to the extent of such Guarantee or other liability. Notwithstanding the foregoing, Indebtedness shall not include (i) trade and other ordinary-course payables, accrued expenses, and intercompany liabilities arising in the ordinary course of business, (ii) prepaid or deferred revenue, (iii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, (iv) earn-out obligations (to the extent permitted hereunder) until such obligations become a liability on the balance sheet of such person in accordance with GAAP, (v) obligations in respect of Third Party Funds incurred in the ordinary course of business, (vi) any Trust Funds and (vii) for the avoidance of doubt, Real Estate operating leases. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness limits the liability of such person in respect thereof. The obligations of the applicable Guarantors under the Archdiocese Lease, as in effect on the Closing Date, shall not constitute Indebtedness.

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees”: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Signature Bank Indemnitees.

“Insolvency Proceeding”: (a) any case, action or proceeding before any court or other Governmental Authority (whether voluntary or involuntary) relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, formal or informal moratorium, composition, marshaling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case, undertaken under United States federal or state or non-United States legal requirements, including the Bankruptcy Code.

“Intellectual Property”: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

“Intellectual Property Claim”: any claim or assertion (whether in writing, by suit or otherwise) that an Obligor’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

“Intercompany Note”: any intercompany note substantially in the form required by the Senior Notes Documents.

“Intercreditor Agreement”: as defined in Section 8.8.1.

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“Interest Payment Date”: (a) for each Benchmark Rate Loan, the last day of the applicable Interest Period and, if the Interest Period is more than three months, each three-month anniversary of the beginning of the Interest Period; and (b) for all other Loans (including Base Rate Loans the interest rate of which is determined pursuant to clause (c) of the definition thereof), the first day of each calendar quarter.

“Interest Period”: as defined in Section 3.1.3.

“Investments”: with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commissions, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities; provided that an acquisition of assets, Equity Interests or other securities by Borrower or a Restricted Subsidiary for consideration consisting of common equity securities of Borrower or such Restricted Subsidiary shall not be deemed to be an Investment. If Borrower or any Restricted Subsidiary of Borrower sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Borrower such that after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of Borrower, Borrower shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of. For purposes of the definition of “Unrestricted Subsidiary” and Section 10.2.5: (a) Investments shall include the portion (proportionate to Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to: (i) Borrower’s “Investment” in such Subsidiary at the time of such redesignation; less (ii) the portion (proportionate to Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by Borrower or a Restricted Subsidiary in respect of such Investment.

“IP Assignment”: a collateral assignment or security agreement pursuant to which an Obligor grants a Lien on its Intellectual Property to Agent, as security for any Obligations.

“IRS”: the United States Internal Revenue Service.

“Issuing Bank”: Signature Bank (including any Lending Office of Signature Bank), or any replacement issuer appointed pursuant to Section 2.2.4.

“Issuing Bank Indemnitees”: Issuing Bank and its officers, directors, employees, Affiliates, agents, advisors, attorneys, consultants, service providers and other representatives.

“LC Application”: an application by Borrower to Issuing Bank for issuance of a Letter of Credit, in form and substance reasonably satisfactory to Issuing Bank and Agent.

“LC Conditions”: upon giving effect to the issuance or Modification of any Letter of Credit, (a) the conditions in Section 6 are satisfied; (b) total LC Obligations do not exceed the Letter of Credit Subline and Revolver Usage does not exceed the Borrowing Base; (c) the Letter of Credit and payments thereunder

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are denominated in Dollars or other currency satisfactory to Agent and Issuing Bank; and (d) the purpose and form of the Letter of Credit are satisfactory to Agent and Issuing Bank in their reasonable discretion.

“LC Documents”: all documents, instruments and agreements (including requests and applications) delivered by Borrower or any other Person to Issuing Bank or Agent in connection with a Letter of Credit.

“LC Obligations”: the sum of (a) all amounts owing by Borrower for draws under Letters of Credit; and (b) the Stated Amount of all outstanding Letters of Credit.

“LC Request”: a request by Borrower for issuance of a Letter of Credit, in form reasonably satisfactory to Agent and Issuing Bank.

“Lender Indemnitees”: Lenders and Secured Bank Product Providers, and their officers, directors, employees, Affiliates, agents, advisors, attorneys, consultants, service providers and other representatives.

“Lenders”: lenders party to this Agreement (including Agent in its capacity as provider of Swingline Loans or Protective Advances) and any Person who hereafter becomes a “Lender” pursuant to an Assignment or Section 2.1.7, including any Lending Office of the foregoing.

“Lending Office”: the office (including any domestic or foreign Affiliate or branch) designated as such by Agent, a Lender or Issuing Bank by notice to Borrower and, if applicable, Agent.

“Letter of Credit”: any standby letter of credit issued by Issuing Bank for the account or benefit of an Obligor.

“Letter of Credit Subline”: $20,000,000.

“License”: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

“Licensor”: any Person from whom an Obligor obtains the right to use any Intellectual Property.

“Lien”: an interest in Property securing an obligation or claim, including any lien, security interest, pledge, hypothecation, assignment, trust, reservation, assessment right, encroachment, easement, right-of-way, covenant, condition, restriction, lease, or other title exception or encumbrance.

“Lien Waiver”: an agreement, in form and substance reasonably satisfactory to Agent, by which (a) for any material Collateral (exclusive of any fixtures relating to the operation of leased premises as cemeteries) located on leased premises, the lessor waives or subordinates any Lien it may have on such Collateral, and allows Agent to enter the premises and remove such Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on such Collateral, agrees to hold any Documents in its possession relating to such Collateral as agent for Agent, and agrees to deliver such Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on such Collateral, and agrees to deliver such Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to such Collateral, including the right to dispose of such Collateral with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

“Loan”: a loan made by Agent or a Lender under the credit facility established by this Agreement.

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“Loan Documents”: this Agreement, Other Agreements and Security Documents.

“Margin Stock”: as defined in Regulation U of the Federal Reserve Board of Governors.

“Material Adverse Effect”: any event, circumstance or condition that has had a materially adverse effect on (a) the business, operations, assets or condition (financial or otherwise) of the Obligors taken as a whole, the value of any material Collateral, the enforceability of any material Loan Document, or the validity or priority of Agent’s Lien on any material Collateral, (b) the ability of the Obligors (taken as a whole) to perform their material obligations under the Loan Documents or (c) the rights, remedies and benefits available to, or conferred upon, Agent or any Issuing Bank or Lender under any Loan Document.

“Material Contract”: any agreement or arrangement to which an Obligor or Guarantor is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Person, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Subordinated Debt or to Indebtedness in an aggregate amount of $2,500,000 or more that is not disclosed in a Form 10-K or other filing with the Securities and Exchange Commission.

“Merchandise Trust”: a trust fund, pre-need trust, pre-construction trust or other reserve, trust, escrow or any similar arrangement established and administered by Borrower or any Guarantor as required in accordance with Applicable Law to receive and administer the aggregate of all amounts required by Applicable Law derived from the sale of services and personal property, such as foundations, markers, memorials, memorial bases, monuments, urns, vases, vaults and caskets, used in connection with the final disposition, memorialization, interment, entombment, or inurnment of human remains.

“Merger Agreement”: Agreement and Plan of Merger, dated May 24, 2022, by and among, Borrower, Parent and Axar Cemetery Merger Corp., a Delaware corporation.

“Modification”: any amendment, supplement, extension, approval, consent, waiver, change or other modification of a Loan Document, including any waiver of a Default or Event of Default.

“Moody’s”: Moody’s Investors Service, Inc. or any successor acceptable to Agent.

“Mortgage”: a mortgage, deed of trust or other Lien on Real Estate granted to Agent by an Obligor to secure any Obligations.

“Mortgage Obligor”: any Obligor party to a Mortgage.

“Multiemployer Plan”: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which an Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Income”: with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (1) any net gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (A) any Asset Sale or (B) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (2) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

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“Net Proceeds”: the aggregate cash proceeds received by Borrower or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees and sales commissions) and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Indebtedness”: Indebtedness: (a) as to which neither Borrower nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable as a guarantor or otherwise; and (b) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

“Note Purchase”: that certain note purchase transaction disclosed on Borrower’s Form 8-K filed with the United States Securities and Exchange Commission on July 26, 2022.

“Note Purchase Entity”: Fortmore LLC, a Delaware limited liability company.

“Notice of Borrowing”: notice by Borrower of a Borrowing, in the form of Exhibit B or otherwise satisfactory to Agent.

“Notice of Conversion/Continuation”: notice by Borrower for conversion or continuation of a Loan as a Benchmark Rate Loan, in form satisfactory to Agent.

“Obligations”: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Claims and other amounts payable by Obligors under Loan Documents, (d) Secured Bank Product Obligations and (e) other Indebtedness, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, in each case whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that Obligations of an Obligor shall not include its Excluded Swap Obligations.

“Obligor”: Borrower and each Guarantor or other Person that is liable for payment of any Obligations or that has granted a Lien on its assets in favor of Agent to secure any Obligations.

“Operating Company”: StoneMor Operating LLC, a Delaware limited liability company.

“Ordinary Course of Business”: the ordinary course of business of Borrower and its Subsidiaries, undertaken in good faith and consistent with Applicable Law and, if applicable, past practices.

“Organic Documents”: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members

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agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

“OSHA”: the Occupational Safety and Hazard Act of 1970.

“Other Agreement”: each LC Document, fee letter, Lien Waiver, Intercreditor Agreement, Related Real Estate Document, Borrower Material, Communication, note, assignment, document, instrument or agreement of any kind (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transaction relating hereto.

“Other Connection Taxes”: Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction imposing such Tax (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).

“Other Taxes”: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.4(c)).

“Overadvance”: the amount of Revolver Usage in excess of the Borrowing Base.

“Parent”: Axar Cemetery Parent Corp., a Delaware corporation.

“Participant”: as defined in Section 13.2.

“Partnership”: StoneMor Partners L.P., a Delaware limited partnership.

“Patriot Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

“Payment Item”: each check, draft or other item of payment payable to an Obligor (other than Excluded Property), including those constituting proceeds of any Collateral.

“PBGC”: the Pension Benefit Guaranty Corporation.

“Pension Funding Rules”: Code and ERISA rules regarding minimum required contributions (including installment payments) to Pension Plans set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan”: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

“Permitted Acquisition”: any Acquisition as long as: (a) no Event of Default exists or is caused thereby; (b) the Acquisition is consensual; (c) the assets, business or Person being acquired is useful or engaged in the business of Borrower or any of its Subsidiaries, is located or organized within the United

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States and had positive Consolidated Cash Flow for the 12-month period most recently ended; (d) no Indebtedness or Liens are assumed or incurred, except for Permitted Debt or Permitted Liens; (e) the total consideration (including deferred payment obligations and Indebtedness assumed or incurred but excluding consideration comprised of Equity Interests) is less than $15,000,000 and, when aggregated with the consideration for all other Acquisitions made during the preceding twelve (12) months, is less than $50,000,000; provided, however, that such amounts (i.e., $15,000,000 and $50,000,000) shall be increased by an amount equal to 100% of the aggregate net cash proceeds received by Borrower from the issuance or sale of its Equity Interests subsequent to the date of this Agreement (other than an issuance or sale to a Subsidiary of Borrower) and 100% of any cash capital contribution and the Fair Market Value of marketable securities or other property received by Borrower from its shareholders subsequent to the date of this Agreement; (f) upon giving pro forma effect thereto, either (i) Availability is at least $15,000,000 on average for the thirty (30) days preceding and as of the Acquisition and the Fixed Charge Coverage Ratio, determined on a pro forma adjusted cash flow basis giving effect to the Acquisition, is not less than 1.20 to 1.0 or (ii) Availability is at least $25,000,000 on average for the thirty (30) days preceding and as of the Acquisition; (g) any unsold burial lots and undeveloped cemetery land acquired are not added to the Borrowing Base until Agent completes, to its reasonable satisfaction, due diligence of the acquired assets, including a field examination; and (h) Borrower delivers to Agent, no later than five (5) Business Days (or such shorter period as may be agreed in writing by Agent in its reasonable discretion) prior to the Acquisition, copies of the purchase and sale agreement relating thereto (in substantially final form) and a certificate, in form and substance reasonably satisfactory to Agent, stating that the Acquisition will be a “Permitted Acquisition” and demonstrating compliance with the foregoing requirements.

“Permitted Asset Sale”: as long as no Event of Default exists, an Asset Sale constituting (a) sale, lease or other disposition of Equipment or other Property up to a Fair Market Value of $5,000,000 in the aggregate during any 12 month period; (b) the sale, lease or other disposition of Property (including any sale and leaseback transaction), or termination of a lease of real or personal Property not necessary for the Ordinary Course of Business, which (after giving effect to an Asset Sale thereof) could not reasonably be expected to have a Material Adverse Effect; or (c) an Asset Sale approved in writing by Agent and Required Lenders, in their reasonable discretion.

“Permitted Asset Swap”: the substantially concurrent purchase and sale or exchange of assets used in a Similar Business or a combination of assets used in a Similar Business and cash or Cash Equivalents between Borrower or any of its Restricted Subsidiaries and another Person, or any transaction pursuant to Section 1031 of the Code; provided that if the assets being exchanged primarily consist of assets constituting Collateral, then the assets received shall primarily consist of assets constituting Collateral.

“Permitted Contingent Obligations”: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) relating to Swaps permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations or comprised of Indebtedness which is the subject of clause (v)(A) or clause (v)(B) of the term Excluded Accounts; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (f) arising under the Loan Documents; or (g) in an aggregate amount of $2,500,000 or less at any time.

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“Permitted Debt”: as defined in Section 10.2.1.

“Permitted Holder”: Axar and its controlled Affiliates (other than any portfolio company).

“Permitted Investment”: any Investment other than a Restricted Investment.

“Permitted Lien”: as defined in Section 10.2.2.

“Permitted Purchase Money Debt”: Purchase Money Debt of Borrower and its Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount outstanding does not exceed $5,000,000 at any time and its incurrence does not violate Section 10.2.3.

“Perpetual Care Trust”: a trust fund or other reserve, trust, escrow or any similar arrangement established and administered by Borrower or any Guarantor as required in accordance with Applicable Law for the purpose of receiving the aggregate of all amounts required by Applicable Law derived from the sale of interests in real property, or fixtures, including, without limitation, mausoleums, niches, columbaria, urns, or crypts, used in connection with the final disposition, memorialization, interment, entombment, or inurnment of human remains and set aside in reserve, trust, escrow or any similar arrangement and administering such amounts for the perpetual care and maintenance of cemetery lots, graves, grounds, landscaping, roads, paths, parking lots, fences, mausoleums, columbaria, vaults, crypts, utilities, and other improvements, structures and embellishments.

“Person”: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity of any kind.

“Plan”: any Benefit Plan maintained for employees of an Obligor or ERISA Affiliate, or to which an Obligor or ERISA Affiliate is required to contribute on behalf of its employees.

“Platform”: as defined in Section 15.3.3.

“Preferred Stock”: as applied to the Capital Stock of any Person, the Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Prime Rate”: the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Agent) or any similar release by the Federal Reserve Board (as determined by Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Rata”: with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (a) by dividing the amount of such Lender’s Commitment by the aggregate outstanding Commitments; or (b) following termination of the Commitments, by dividing the amount of such Lender’s Loans and LC Obligations by the aggregate outstanding Loans and LC Obligations or, if all Loans and LC Obligations have been paid in full and/or Cash Collateralized, by dividing such Lender’s and its Affiliates’ remaining Obligations by the aggregate remaining Obligations.

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“Properly Contested”: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not reasonably be expect to have a Material Adverse Effect; and (e) no Lien (other than an immaterial Lien or a Permitted Lien) is imposed on assets of the Obligor, unless bonded and stayed to the reasonable satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

“Property”: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Protective Advances”: as defined in Section 2.1.6.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as amended from time to time.

“Purchase Money Debt”: (a) Indebtedness (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Indebtedness (other than the Obligations) incurred within fifteen (15) days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

“Purchase Money Lien”: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Indebtedness and the proceeds thereof and constituting a Capital Lease Obligation or a purchase money security interest under the UCC.

“Qualified Cash”: as of any date of determination, the aggregate amount of Unrestricted Cash of any of the Obligors held in a Dominion Account.

“Qualified ECP”: an Obligor with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.

“Real Estate”: all right, title and interest (whether as owner, lessor or lessee) in any real estate or any buildings, structures, parking areas or other improvements thereon.

“Recipient”: Agent, Issuing Bank, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.

“Reference Period”: at any date of determination, the most recently completed four consecutive Fiscal Quarters of Borrower on or immediately prior to such date.

“Refinancing Conditions”: no Default or Event of Default exists upon giving effect to the Refinancing Debt and such Indebtedness, when compared to the Indebtedness being extended, renewed or refinanced, (a) does not have a greater principal amount (other than in respect of PIK interest or redemption premiums, if applicable), earlier final maturity or shorter weighted average life, (b) is subordinated to the Obligations to at least the same extent, and (c) has representations, covenants, defaults and other terms not materially less favorable to Obligors and Lenders.

“Refinancing Debt”: Borrowed Money that is the result of an extension, renewal or refinancing of Indebtedness permitted under Section 10.2.1 (other than clause (a) thereof).

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“Reimbursement Date”: as defined in Section 2.2.2.

“Related Real Estate Documents”: with respect to any Real Estate subject to a Mortgage, the following received by Agent for review: (a) at least 20 days prior to the effective date of the Mortgage, all information reasonably requested by Agent on behalf of any Lender with respect to any Lender’s due diligence pursuant to Flood Laws; and (b) at least 15 days prior to the effective date of the Mortgage, (i) a title commitment for a lender’s policy of title insurance covering Agent’s interest under the Mortgage, by an insurer reasonably acceptable to Agent in amounts reasonable satisfactory to Agent (but in no event less than the Fair Market Value of the Real Estate), which lender’s policy of title insurance must be fully paid on such effective date, and for which lender’s policy of title insurance Agent shall have received prior to such effective date a pro forma lender’s policy of title insurance assuring Agent that the Mortgage is a valid and enforceable first priority mortgage Lien on the Real Estate subject thereto free and clear of all defects and encumbrances except Permitted Liens and any other Liens and encumbrances approved by Agent, and otherwise in form and substance reasonably satisfactory to Agent; (ii) such estoppel letters, attornment agreements and consents as Agent may reasonably require with respect to other Persons having an interest in the Real Estate; (iii) a current as-built survey of the Real Estate, containing a metes-and-bounds property description and certified by a licensed surveyor; provided, however, it being agreed that Agent shall accept surveys which are not current so long as the title insurance policy described in clause (b)(i) hereof excludes the general survey exception whether by a “survey read” exception or by endorsement and otherwise provides such endorsements reasonably required by Agent for which a survey is required by the insurer; (iv) flood hazard determination and, if any Real Estate is located in a special flood hazard zone, flood insurance documentation and coverage in accordance with Flood Laws; (v) [reserved]; (vi) [reserved]; (vii) customary mortgage enforceability opinions, in each case addressed to the Agent and the Lenders, which shall be in form and substance reasonably satisfactory to the Agent and covering such matters as Agent shall reasonably request (but in no event shall include any zoning or land use opinions), and (viii) such other information, documents, instruments or agreements (other than appraisals and phase I environmental assessments or reports) as Agent may reasonably request based on the particular characteristics or conditions of the applicable Real Estate.

“Report”: as defined in Section 12.2.3.

“Reportable Event”: any event set forth in Section 4043(c) of ERISA, other than an event for which the thirty (30)-day notice period has been waived.

“Required Lenders”: Lenders holding more than 50% of (a) the aggregate outstanding Commitments; or (b) after termination of the Commitments, the aggregate outstanding Loans and LC Obligations or, upon Full Payment of all Loans and LC Obligations, the aggregate remaining Obligations; provided, that (i) Commitments, Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation, but any related Fronting Exposure shall be deemed held as a Loan or LC Obligation by the Lender (including in its capacity as Issuing Bank) that funded the applicable Loan or issued the applicable Letter of Credit, and (ii) if there are fewer than three (3) Lenders, Required Lenders shall mean all Lenders (excluding any Defaulting Lender).

“Rescindable Amount”: as defined in Section 4.1.3(c).

“Reserves”: the sum (without duplication) of (a) the Bank Product Reserve and (b) additional reserves in amounts and with respect to matters as Agent may establish from time to time in its reasonable discretion.

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“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Investment”: any Investment by an Obligor or Restricted Subsidiary, other than (a) Investments in Restricted Subsidiaries; (b) Investments in Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance reasonably satisfactory to Agent; (c) loans and advances permitted under Section 10.2.7; (d) Permitted Acquisitions; (e) Investments in Unrestricted Subsidiaries not to exceed the greater of (i) $25,000,000 and (ii) 35% of Consolidated Cash Flow for the most recently ended Reference Period for which internal financial statements are available in the aggregate at any one time outstanding; (f) non-economic Equity Interests in the Archdiocese Holdco, on the terms set forth in the Archdiocese Operating Agreement; (g) the Investments by Borrower in the Note Purchase Entity which is contemplated by the Note Purchase; (h) any Investment permitted under any of Sections 10.2.4 through Section 10.2.9; (i) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the redemption, repurchase, retirement or other acquisition for value of any Equity Interests of Parent, Borrower or any Restricted Subsidiary of Borrower held by employees, former employees, managers, former managers, consultants or former consultants of Parent or Borrower (or any of its Subsidiaries) (or the distribution to Parent of cash and cash equivalents to enable Parent to make such redemption, repurchase, retirement or other acquisition); provided that the aggregate amount of such repurchases and other acquisitions (excluding amounts representing cancellation of Indebtedness) shall not exceed $2,500,000 (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following parenthetical) of $5,000,000 in any calendar year) (in each case plus the amount of net cash and proceeds received by Borrower and its Restricted Subsidiaries (i) in respect of “key-man” life insurance and (ii) from the issuance of Equity Interests by Parent or Borrower to members of management of Parent or Borrower and its Subsidiaries, to the extent that those amounts did not provide the basis for any previous Restricted Investment); (j) repurchases of Capital Stock deemed to occur (a) upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options or (b) for purposes of satisfying any required tax withholding obligation upon the exercise or vesting of a grant or award that was granted or awarded to an employee (or the distribution to Parent of cash and cash equivalents to enable Parent to make such withholding payment); (k) any Investment existing on the date of this Agreement or made pursuant to binding commitments in effect on the date of this Agreement or an Investment consisting of any extension, modification or renewal of any Investment existing on the date of this Agreement, in each case as shown on Schedule 10.2.5; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the date of this Agreement or (y) as otherwise permitted under this Agreement; (l) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with dispositions of obsolete or worn out assets permitted pursuant to this Agreement; (m) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices; and (n) Investments consisting of Guarantees or payments, directly or indirectly, in respect of (a) real property leases in respect of death care facilities or (b) obligations that do not constitute Indebtedness, in each case entered into the ordinary course of business and consistent with past practice or industry practices.

“Restricted Subsidiary”: any Subsidiary of Borrower that is not an Unrestricted Subsidiary.

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“Restrictive Agreement”: an agreement (other than a Loan Document or the Merger Agreement) that conditions or restricts the right of any Obligor or Subsidiary to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Indebtedness.

“Revolver Usage”: the aggregate amount of outstanding LC Obligations (net of Cash Collateral posted with respect to the Stated Amount of Letters of Credit) and Loans.

“S&P”: Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., or any successor acceptable to Agent.

“Sanction”: a sanction administered or enforced by the U.S. government, UN Security Council, European Union, U.K. government or other applicable sanctions authority, including restrictions imposed with respect to the specially designated nationals list maintained by the U.S. Treasury Office of Foreign Assets Control (OFAC).

“Scheduled Unavailability Date”: as defined in Section 3.6.2(b).

“Secured Bank Product Obligations”: Indebtedness, obligations and other liabilities with respect to Bank Products owing by an Obligor or Affiliate of an Obligor to a Secured Bank Product Provider; provided, that Secured Bank Product Obligations of an Obligor shall not include its Excluded Swap Obligations.

“Secured Bank Product Provider”: (a) Signature Bank or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is providing a Bank Product, provided such provider delivers written notice to Agent, in form and substance reasonably satisfactory to Agent, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.14.

“Secured Parties”: Agent, Issuing Bank, Lenders and Secured Bank Product Providers.

“Security Documents”: the Guaranties, Mortgages, IP Assignments, Deposit Account Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

“Senior Notes”: the 8.500% Senior Secured Notes due 2029 issued by Borrower pursuant to the Senior Notes Indenture.

“Senior Notes Collateral”: the “Collateral” as defined in the Senior Notes Indenture.

“Senior Notes Documents”: collectively, the Senior Notes Indenture, the Senior Notes and all agreements (including any pledge or other security agreement), documents and instruments executed or delivered in connection with any of the foregoing (as in effect on the Closing Date and as may thereafter be amended, supplemented or otherwise modified in accordance with the provisions of the Intercreditor Agreement).

“Senior Notes Indenture”: the Indenture dated as of May 11, 2021 by and among Borrower, as issuer, the guarantors named therein and Senior Notes Indenture Trustee.

“Senior Notes Indenture Trustee”: Wilmington Trust, National Association, as trustee and collateral agent under the Senior Notes Indenture.

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“Senior Notes Obligations”: all obligations in respect of the Senior Notes or arising under the Senior Notes Documents. Senior Notes Obligations shall include all interest accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant Senior Notes Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

“Senior Notes Permitted Debt”: Indebtedness incurred by any Obligor pursuant to clause (xiii) and/or (xiv) of the definition of “Permitted Debt” under (and as defined in) the Senior Notes Indenture (as in effect on the date hereof).

“Senior Officer”: the chairman of the board, president, chief executive officer or chief financial officer of the applicable Obligor.

“Settlement Report”: a report summarizing Loans and participations in LC Obligations outstanding as of a settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Commitments.

“Signature Bank Indemnitees”: Signature Bank and its officers, directors, employees, Affiliates, agents, advisors, attorneys, consultants, service providers and other representatives.

“Similar Business”: any business conducted or proposed to be conducted by Borrower or any of its Restricted Subsidiaries on the Closing Date or any business that is similar, reasonably related, incidental, complementary or ancillary thereto, or a reasonable extension or expansion thereof.

“SOFR”: the secured overnight financing rate as administered by FRBNY (or a successor administrator).

“SOFR Adjustment”: (a) with respect to Daily Simple SOFR, 0.10%, and (b) with respect to the Benchmark Rate, 0.10% for a one-month Interest Period, 0.15% for a three-month Interest Period and 0.25% for a six-month Interest Period.

“Solvent”: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

“Stated Amount”: the maximum amount available to be drawn under a Letter of Credit, including any automatic increase (to the extent available to be drawn) provided by the Letter of Credit or related LC Documents.

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“Stated Maturity”: when used with respect to any security or any installment of interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

“Subordinated Debt”: Indebtedness (other than Senior Notes Obligations) incurred by an Obligor that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) reasonably satisfactory to Agent.

“Subsidiary”: any entity more than 50% of whose voting securities or Equity Interests is owned by an Obligor or combination of Borrower (including indirect ownership through other entities in which an Obligor directly or indirectly owns more than 50% of the voting securities or Equity Interests); provided that the Note Purchase Entity shall not be deemed to be a Subsidiary until (assuming it meets the foregoing criteria) such time as Borrower has “control” (as such term is defined in the term Affiliate) of the Note Purchase Entity (other than for purposes of Sections 9.1.7 and 10.1.2, if applicable).

“Successor Rate”: as defined in Section 3.6.2(b).

“Swap”: as defined in §1a(47) of the Commodity Exchange Act.

“Swap Obligations”: obligations under an agreement relating to a Swap.

“Swingline Loan”: any Borrowing of Base Rate Loans funded with Agent’s funds, until such Borrowing is settled among Lenders or repaid by Borrower.

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR Screen Rate”: the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Agent from time to time).

“Termination Date”: August 26, 2027, or such earlier date on which the Commitments terminate hereunder.

“Total Net Leverage Ratio”: With respect to any Reference Period, the ratio produced by dividing (a) the sum of (i) consolidated Indebtedness for Borrowed Money, Capital Lease Obligations, Purchase Money Debt, unreimbursed obligations in respect of drawn Letters of Credit (to the extent not Cash Collateralized) and debt securities, in each case (x) as reflected on the consolidated balance sheet of Borrower and its Restricted Subsidiaries as outstanding on the last day of such four-quarter fiscal period and (y) solely to the extent secured, in whole or in part, by liens on the Collateral with the liens on the Collateral that secure the Senior Notes Obligations, minus (ii) Unrestricted Cash and Cash Equivalents of Borrower and its Restricted Subsidiaries, by (b) Consolidated Cash Flow for such Reference Period.

“Transferee”: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

“Trust Accounts”: means, collectively, the Perpetual Care Trusts and Merchandise Trusts.

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“Trust Funds” means, as of any date of determination in connection with the Trust Accounts, the aggregate of all amounts required by Applicable Law to be set aside in reserve, trust or escrow or any similar arrangement.

“UCC”: the Uniform Commercial Code as in effect in the State of New York or, when used in reference to a Lien for which the laws of another jurisdiction govern perfection or enforcement, the Uniform Commercial Code of such other jurisdiction, as applicable.

“UK Financial Institution”: any BRRD Undertaking (as defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unrestricted Cash”: as of any date of determination, the sum of (x) unrestricted cash and Cash Equivalents of Borrower and its Restricted Subsidiaries plus (y) cash and Cash Equivalents of Borrower and its Restricted Subsidiaries that are subject to Liens in favor of Agent, in each case of clauses (x) and (y) as determined as of such date, on a consolidated basis and in accordance with GAAP.

“Unrestricted Subsidiary”: (1) any Subsidiary of Borrower that is designated by the Board of Directors of Borrower as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Indebtedness; (b) except as permitted by Section 10.2.17, is not party to any agreement, contract, arrangement or understanding with Borrower or any Restricted Subsidiary of Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Borrower; (c) is a Person with respect to which neither Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise provided credit support for any Indebtedness of Borrower or any of its Restricted Subsidiaries; or (2) the Note Purchase Entity when (if at all) it is designated by the Board of Directors of Borrower as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors.

“Unused Line Fee Rate”: a per annum rate equal to 0.50%.

“Upstream Payment”: a Distribution by a Subsidiary of an Obligor to such Obligor.

“U.S. Government Securities Business Day”: any Business Day, except any day on which the Securities Industry and Financial Markets Association, New York Stock Exchange or FRBNY is not open for business because the day is a legal holiday under New York law or U.S. federal law.

“U.S. Person”: “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate”: as defined in Section 5.9.2(b)(iii).

“Wholly-Owned Subsidiary”: with respect to any Person, a Subsidiary of such Person all of the outstanding Capital Stock of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person (or any combination thereof).

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“Write-Down and Conversion Powers”: (a) the write-down and conversion powers of the applicable EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which powers are described in the EU Bail-In Legislation Schedule; or (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2. Accounting Terms

. Under the Loan Documents (except as otherwise specified therein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrower delivered to Agent before the Closing Date and using the same inventory valuation method and lease accounting treatment as used in such financial statements; provided, that Borrower may adopt a change required or permitted by GAAP after the Closing Date as long as Borrower’s certified public accountants concur in such change, it is disclosed to Agent and the Loan Documents are amended in a manner reasonably satisfactory to Required Lenders to address the change. Upon request by Agent or Required Lenders, Borrower’s financial statements and Borrower Materials shall set forth a reconciliation between calculations made before and after giving effect to any change in GAAP.

1.3. Uniform Commercial Code

. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York: “Account,” “Account Debtor,” “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Inventory,” “Investment Property,” “Letter-of-Credit Right,” “Securities Account” and “Supporting Obligation.”

1.4. Certain Matters of Construction

. The rules of construction and interpretation included in this Section apply to all Loan Documents. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to the applicable document as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” mean “including, without limitation,” “or” includes “and/or,” and the rule of ejusdem generis does not apply. Section titles appear as a matter of convenience only and will not affect the interpretation of a Loan Document. Reference to (unless otherwise provided in this Agreement) any (a) law includes all related regulations, interpretations, supplements, amendments and successor provisions; (b) document, instrument or agreement includes any amendment, extension, supplement, waiver, replacement and other modification thereto (to the extent permitted by the Loan Documents); (c) section means, unless the context otherwise requires, a section of the applicable document; (d) exhibit or schedule means, unless the context otherwise requires, an exhibit or schedule to the applicable document, which is thereby incorporated by reference; (e) Person includes its permitted successors and assigns; (f) time of day means the time at Agent’s notice address under Section 15.3.1; or (g) discretion or satisfaction of Agent, Issuing Bank or any Lender

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means the sole and absolute discretion of such Person exercised from time to time. Any references to value, Borrowing Base components, Loans, Letters of Credit, Obligations and other amounts herein shall be denominated in Dollars, unless expressly provided otherwise, and any determination (including calculation of Borrowing Base and financial covenants) made from time to time by Obligors under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise reasonably satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Obligors have the burden of establishing any alleged negligence, misconduct or lack of good faith by any Indemnitee under a Loan Document. No provision of a Loan Document shall be construed against a party by reason of it having, or being deemed to have, drafted the provision. Reference to an Obligor’s “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.

1.5. Division

. Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division of or by a limited liability company or limited partnership, or an allocation of assets to a series of any such entity (or the unwinding of a Division or allocation) as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division of a Person shall constitute a separate Person hereunder.

Section 2. CREDIT FACILITIES

2.1. Loan Commitments

2.1.1. Commitments

. Each Lender agrees, severally on a Pro Rata basis up to its Commitment, on the terms set forth herein, to make Loans to Borrower from time to time until the Business Day immediately preceding the Termination Date. The Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for a Loan if Revolver Usage at such time plus the requested Borrowing would exceed the Borrowing Base (based upon the most recent Borrowing Base Report delivered by Borrower to Agent, as adjusted for changes in Qualified Cash and Reserves established by Agent from time to time in its reasonable discretion).

2.1.2. Notes

. Loans and interest accruing thereon shall be evidenced by the records of Agent and the applicable Lender. At the request of a Lender, Borrower shall deliver promissory note(s) to such Lender, evidencing its Loans.

2.1.3. Use of Proceeds

. The proceeds of Loans shall be used by Borrower solely (a) to pay fees and transaction expenses associated with the closing of this credit facility; (b) to pay Obligations in accordance with this Agreement; and (c) for lawful corporate purposes, including working capital. Borrower shall not, directly or indirectly, use any Letter of Credit or Loan proceeds, nor use, lend, contribute or otherwise make

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available any Letter of Credit or Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to purchase or carry, or to reduce or refinance any debt incurred to purchase or carry, any margin stock or for any related purpose as governed by any regulation (including Regulation U) of the Federal Reserve Board of Governors; (ii) to fund any activities of or business with any Person, or in any country or territory, that, at the time of issuance of the Letter of Credit or funding of the Loan, is the target of any Sanction; or (iii) in any manner that would result in a violation of a Sanction, Anti-Corruption Law or other Applicable Law by any Person (including any Secured Party or other individual or entity participating in any transaction).

2.1.4. Voluntary Reduction or Termination

. Upon at least ten (10) days prior written notice to Agent at any time, Borrower may terminate or reduce the Commitments. Each reduction shall be specified in the notice, in a minimum amount of $5,000,000 (plus any increment of $1,000,000 (or lesser amount if resulting in a termination)), and applied ratably to all Commitments. A notice of termination or reduction by Borrower is irrevocable.

2.1.5. Overadvances

. Any Overadvance shall be repaid by Borrower within one (1) Business Day of demand by Agent, and shall constitute an Obligation secured by the Collateral, entitled to all benefits of the Loan Documents. Agent may require Lenders to fund Base Rate Loans that cause or constitute an Overadvance and to forbear from requiring Borrower to cure an Overadvance, as long as the total Overadvance does not exceed 10% of the Borrowing Base and does not continue for more than thirty (30) consecutive days without the consent of Required Lenders. In no event shall Loans be required that would cause Revolver Usage to exceed the aggregate Commitments. No funding or sufferance of an Overadvance shall constitute a waiver by Agent or Lenders of the Event of Default caused thereby. No Obligor shall be a beneficiary of this Section nor authorized to enforce any of its terms.

2.1.6. Protective Advances

. Agent shall be authorized, in its discretion, at any time that any condition in Section 6 is not satisfied, to make Base Rate Loans (“Protective Advances”) (a) up to an aggregate amount not to exceed 10% of the Borrowing Base outstanding at any time, if Agent reasonably deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance payment of Obligations, as long as such Loans do not cause Revolver Usage to exceed the aggregate Commitments; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including interest, costs, fees and expenses. Each Lender hereby purchases an undivided Pro Rata participation in Protective Advances outstanding from time to time. Required Lenders may at any time revoke Agent’s authority to make further Protective Advances under clause (a) by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive. No funding of a Protective Advance shall constitute a waiver by Agent or Lenders of any Event of Default relating thereto. No Obligor shall be a beneficiary of this Section nor authorized to enforce any of its terms.

2.1.7. Increase in Commitments

. Borrower may request an increase in Commitments from time to time upon not less than ten (10) days’ notice to Agent, as long as (a) the requested increase is in a minimum amount of $5,000,000 and is offered on the same terms as existing Commitments, except for a closing fee specified by Borrower, (b) total increases under this Section do not exceed $15,000,000 and no more than two (2) increases are

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made, and (c) the requested increase does not cause the Commitments to exceed 90% of any applicable cap under any Senior Notes Documents. Agent shall promptly notify Lenders of the requested increase and, within two (2) Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to increase its Commitment. Any Lender not responding within such period shall be deemed to have declined an increase. If Lenders fail to commit to the full requested increase, Eligible Assignees may issue additional Commitments and become Lenders hereunder. Agent may allocate, in its discretion, the increased Commitments among committing Lenders and, if necessary, Eligible Assignees. The aggregate Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower; provided that (i) the conditions set forth in Section 6.2 are satisfied at such time and (ii) if applicable, flood insurance diligence and documentation have been completed as required by all Flood Laws or otherwise in a manner reasonably satisfactory to all Lenders. Agent, Borrower, and the new and existing Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in and allocations of Commitments. On the effective date of any such increase, the Revolver Usage and other exposures under the Commitments shall be reallocated among Lenders, and settled by Agent as necessary, in accordance with Lenders’ adjusted shares of Commitments.

2.1.8. Extensions of Commitments

(a) Borrower may at any time and from time to time request (which such request shall be offered equally to all Lenders) that all or a portion of the Commitments existing at the time of such request (each, an “Existing Commitment” and any Loans thereunder, “Existing Loans”; each Existing Commitment and related Existing Loan and related Existing Loans together being referred to as an “Existing Tranche”) be modified to extend the maturity date of the Existing Commitments and related Existing Loans thereunder (any such Existing Commitments which have been so extended, “Extended Commitments” and any related Existing Loans, “Extended Loans”; each Extended Commitment and related Extended Loans together being referred to as an “Extended Tranche”) and to provide for other terms consistent with this Section 2.1.8. Prior to entering into any Extension Amendment, Borrower shall provide a notice to Agent (who shall provide a copy of such notice to each of the Lenders with the applicable Existing Commitments) (an “Extension Request”) setting forth the proposed terms of the Extended Tranche to be established thereunder, which terms shall be identical in all respects to those applicable to the Existing Tranche from which they are to be extended (the “Specified Existing Tranche”) except that (i) the maturity date of such Extended Tranche may be extended beyond the maturity date of the Specified Existing Tranche, (ii) (A) the interest rates, interest margins, rate floors, upfront fees and prepayment premiums (if any) with respect to the Extended Tranche may be different from those for the Specified Existing Tranche and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Commitments in addition to or in lieu of any of the items contemplated by the preceding clause (A) and (iii) the undrawn commitment fee rate with respect to the Extended Commitments may be different from those for the Specified Existing Tranche. No Lender shall have any obligation to agree to have any of its Loans or Commitments extended pursuant to any Extension Request.

(b) Borrower shall provide the applicable Extension Request to Agent at least ten (10) Business Days (or such shorter period as Agent may determine in its reasonable discretion) prior to the date on which the applicable Lenders are requested to respond, and shall agree to such procedures, if any, as may be established by Agent to accomplish the purpose of this Section 2.1.8. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Existing Tranche that is subject to such Extension Request

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converted to the Extended Tranche shall notify Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Existing Tranche which it has elected to convert into the Extended Tranche (subject to any minimum denomination requirements imposed by Agent). In the event that the aggregate amount of Existing Tranche subject to Extension Elections exceeds the amount requested for the Extended Tranche pursuant to the Extension Request, the portion of the Existing Tranche of each Lender subject to such Extension Election shall be converted to or exchanged to the Extended Tranche on a pro rata basis (subject to such rounding requirements as may be established by Agent) based on the amount thereof included in each such Extension Election or as may be otherwise agreed to in the applicable Extension Amendment.

(c) Any Extended Tranche shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement and, as applicable, the other Loan Documents (which shall not require the consent of any Lender other than the Extending Lenders thereunder) executed by Borrower, Guarantors, Agent and the Extending Lenders. No Extension Amendment shall provide for any Extended Tranche in an aggregate principal amount that is less than $1,000,000. In connection with any Extension Amendment, Borrower shall deliver an opinion of counsel acceptable to Agent as to the enforceability of such Extension Amendment and other customary matters.

(d) In the event that Agent determines in its sole discretion that the allocation of the Extended Tranche pursuant to any Extension Amendment, in each case to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Amendment, then Agent, Borrower and each affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Loan Documents (each, a “Corrective Extension Amendment”) within ten (10) Business Days following the effective date of such Extension Amendment, as the case may be, which Corrective Extension Amendment shall (i) provide for the conversion of the Existing Tranche or Extended Tranche, as the case may be, in such amounts as is required to cause each Lender to hold the Existing Tranche and Extended Tranche, as applicable, in the amount such Lenders would have held had such administrative error not occurred.

(e) No extension pursuant to any Extension Amendment in accordance with this Section 2.1.8 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(f) Notwithstanding anything herein to the contrary, any payment of principal, interest or fees in respect of an Existing Tranche on the maturity date for such Existing Tranche shall be applied solely to the Loans and Commitments terminating on such date.

2.2. Letter of Credit Facility

2.2.1. Issuance of Letters of Credit

. Issuing Bank shall issue Letters of Credit from time to time until the Termination Date, on the terms set forth herein, including the following:

(a) Borrower acknowledges that Issuing Bank’s issuance of any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit,

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as well as such other instruments and agreements as Issuing Bank may customarily and reasonably require for issuance of a letter of credit of similar type and amount. Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three (3) Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrower has entered into arrangements reasonably satisfactory to Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender. If, in sufficient time to act, Issuing Bank receives written notice from Agent or Required Lenders that a LC Condition has not been satisfied, Issuing Bank shall not issue the requested Letter of Credit. Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b) Letters of Credit may be requested by Borrower to support obligations incurred in the Ordinary Course of Business, subject to the limitations set forth in Section 2.1.3, or as otherwise approved by Agent. Increase, renewal or extension of a Letter of Credit shall be treated as issuance of a new Letter of Credit, but Issuing Bank may require a new LC Application in its discretion.

(c) Except to the extent set forth in the applicable LC Application, (i) Borrower assumes all risks of beneficiaries’ acts, omissions or misuses of Letters of Credit and (ii) none of Agent, Issuing Bank or Lenders shall be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial, incomplete or failed shipment of any goods referred to in a Letter of Credit or Documents; deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; breach of contract between a shipper or vendor and Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in translation or interpretation of technical terms; misapplication by a beneficiary of a Letter of Credit or proceeds thereof; or consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. Issuing Bank shall be fully subrogated to all rights and remedies of a beneficiary whose claims are discharged through a Letter of Credit.

(d) In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or other Communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Issuing Bank may use legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act (and shall be fully protected in any action taken in good faith reliance) upon any advice given by such experts. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.2.2. Reimbursement; Participations.

(a) If Issuing Bank honors any request for payment under a Letter of Credit, Borrower shall pay to Issuing Bank, on the same day (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Loans from the

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Reimbursement Date until payment by Borrower. The obligation of Borrower to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrower may have at any time against the beneficiary. Whether or not Borrower submits a Notice of Borrowing, Borrower shall be deemed to have requested a Borrowing of Base Rate Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender shall fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b) Each Lender hereby irrevocably and unconditionally purchases from Issuing Bank, without recourse or warranty, an undivided Pro Rata participation in all LC Obligations outstanding from time to time. Issuing Bank is issuing Letters of Credit in reliance upon this participation. If Borrower does not make a payment to Issuing Bank when due hereunder, Agent shall promptly notify Lenders and each Lender shall within one (1) Business Day after such notice pay to Agent, for the benefit of Issuing Bank, the Lender’s Pro Rata share of such payment. Upon request by a Lender, Issuing Bank shall provide copies of Letters of Credit and LC Documents in its possession.

(c) The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made as provided in this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; a draft, certificate or other document presented under a Letter of Credit being determined to be forged, fraudulent, noncompliant, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; waiver by Issuing Bank of a requirement that exists for its protection (and not Borrower’s protection) or that does not materially prejudice Borrower; honor of an electronic demand for payment even if a draft is required; payment of an item presented after a Letter of Credit’s expiration date if authorized by the UCC or applicable customs or practices; or any setoff or defense that an Obligor may have with respect to any Obligations. Issuing Bank does not assume responsibility for any failure or delay in performance or any breach by Borrower or any other Person of any obligations under any LC Documents. Issuing Bank does not make any express or implied warranty, representation or guaranty to Lenders with respect to any Letter of Credit, Collateral, LC Document or Obligor. Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of, any LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d) No Indemnitee shall be liable to any Obligor, Lender or other Person for any action taken or omitted to be taken in connection with any Letter of Credit or LC Document except as a result of such Indemnitee’s gross negligence or willful misconduct. Issuing Bank may refrain from taking any action with respect to a Letter of Credit until it receives written instructions (and in its discretion, appropriate assurances) from the Lenders.

2.2.3. Cash Collateral

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. At Agent’s or Issuing Bank’s request, Borrower shall Cash Collateralize (a) the Fronting Exposure of any Defaulting Lender; and (b) all outstanding Letters of Credit if an Event of Default exists, the Termination Date is scheduled to occur within ten (10) Business Days or the Termination Date occurs. If Borrower fails to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent) advance, as Loans, the amount of Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).

2.2.4. Resignation of Issuing Bank

. Issuing Bank may resign at any time upon notice to Agent and Borrower, and any resignation of Agent hereunder shall automatically constitute its concurrent resignation as Issuing Bank. From the effective date of its resignation, Issuing Bank shall have no obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall otherwise have all rights and obligations of an Issuing Bank hereunder relating to any Letter of Credit issued by it prior to such date. A replacement Issuing Bank may be appointed by written agreement among Agent, Borrower and the new Issuing Bank.

Section 3. INTEREST, FEES AND CHARGES

3.1. Interest

3.1.1. Rates and Payment of Interest.

(a) The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a Benchmark Rate Loan, at the Benchmark Rate for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Loans.

(b) During an Insolvency Proceeding with respect to any Obligor, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment), payable on demand.

(c) Interest shall accrue from the date a Loan is advanced or Obligation is incurred or payable, as applicable, until paid in full by Borrower, and shall in no event be less than zero at any time. Interest accrued on the Loans is due and payable in arrears (i) on each Interest Payment Date; (ii) concurrently with prepayment of any Loan, with respect to the principal amount being prepaid; and (iii) on the Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the applicable agreements or, if no payment date is specified, within one (1) Business Day of demand.

3.1.2. Application of Benchmark Rate to Outstanding Loans.

(a) Borrower may elect to convert any portion of Base Rate Loans to, or to continue any Benchmark Rate Loan at the end of its Interest Period as, a Benchmark Rate Loan. During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a Benchmark Rate Loan.

(b) Borrower shall give Agent a Notice of Conversion/Continuation by 11:00 a.m. Eastern time at least two (2) Business Days before the requested conversion or continuation date. Promptly after receiving such notice, Agent shall notify each Lender thereof. Each Notice of

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Conversion/Continuation is irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified). If, at expiration of an Interest Period for a Benchmark Rate Loan, Borrower has failed to deliver a Notice of Conversion/Continuation, the Loan shall convert to a Base Rate Loan. Agent does not warrant or accept responsibility for, nor shall it have any liability with respect to, administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternate, replacement or successor to such rate (including any Successor Rate), or any component thereof, or the effect of any of the foregoing, or of any Conforming Changes. Agent may select information source(s) in its discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Successor Rate), or any component thereof, in each case pursuant to the terms hereof, and shall have no liability to any Lender, Obligor or other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise, and whether at law or in equity) for any error or other act or omission related to or affecting the selection, determination or calculation of any rate (or component thereof) provided by such information source(s).

3.1.3. Interest Periods

. Borrower shall select an interest period (“Interest Period”) of one, three or six months (in each case, subject to availability) to apply to each Benchmark Rate Loan; provided, that (a) the Interest Period shall begin on the date the Loan is made or continued as, or converted into, a Benchmark Rate Loan, and shall expire one, three or six months thereafter, as applicable; (b) if any Interest Period begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at its end, or if such corresponding day falls after the last Business Day of the end month, then the Interest Period shall expire on the end month’s last Business Day; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day; and (c) no Interest Period shall extend beyond the Termination Date.

3.2. Fees

3.2.1. Unused Line Fee

. Borrower shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Unused Line Fee Rate times the amount by which the Commitments exceed the average daily Revolver Usage during any calendar quarter. Such fee shall be payable in arrears, on the first day of each calendar quarter and on the Termination Date.

3.2.2. LC Facility Fees

. Borrower shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for Benchmark Rate Loans times the average daily Stated Amount of Letters of Credit, payable in arrears on the first day of each calendar quarter; (b) to Agent, for its own account, a fronting fee equal to 0.125% per annum on the Stated Amount of each Letter of Credit, payable in arrears on the first day of each calendar quarter; and (c) to Issuing Bank, for its own account, all customary and reasonable charges (other than fronting fees) associated with issuance, amending, negotiating, payment, processing, transfer and

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administration of Letters of Credit, payable within one (1) Business Day of demand. During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.3. Closing Fee

. On the Closing Date, Borrower shall pay to Agent, for the Pro Rata benefit of Lenders, a closing fee equal to 1.50% of the aggregate Commitments as of the Closing Date.

3.2.4. Fee Letters

. Borrower shall pay all fees set forth in any fee letter executed in connection with this Agreement.

3.3. Computation of Interest, Fees

. All computations of interest, as well as fees and other charges calculated on a per annum basis, shall be computed for actual days elapsed, based on a year of 360 days; provided that, when the Base Rate is determined by reference to the Prime Rate, interest shall be computed for actual days elapsed, based on a year of 365 or 366 days, as applicable. Each determination by Agent of any interest, fee, interest rate or amounts payable hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrower under Section 3.4, 3.6, 3.7, 3.9 or 5.8 that is submitted to Borrower by Agent or the affected Lender shall be final, conclusive and binding for all purposes, absent manifest error, and Borrower shall pay such amounts to the appropriate party within ten (10) days following receipt of the certificate.

3.4. Reimbursement Obligations

. Borrower shall pay all out-of-pocket, documented Claims promptly upon request. Borrower shall also reimburse Agent for all reasonable, out-of-pocket, documented legal, accounting, appraisal, consulting, and other fees and expenses incurred by it in connection with (a) negotiation and preparation of Loan Documents, including any modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral, except to the extent such fees or expenses result directly and solely by Agent’s (or its agents’ or professionals’) gross negligence or willful misconduct; and (c) subject to Section 10.1.1(b), any examination or appraisal with respect to any Obligor or Collateral by Agent’s personnel or a third party. All such reasonable, out-of-pocket legal, accounting and consulting fees shall be charged to Borrower by Agent’s professionals at their full hourly rates, regardless of any alternative fee arrangements that Agent, any Lender or any of their Affiliates may have with such professionals that otherwise might apply to this or any other transaction. Borrower acknowledges that counsel may provide Agent with a benefit (such as a discount, credit or accommodation for other matters) based on counsel’s overall relationship with Agent, including fees paid hereunder. All amounts payable by Borrower under this Section shall be due within one (1) Business Day of demand.

3.5. Illegality

. If any Lender determines in good faith that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to

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perform any of its obligations hereunder, to make, maintain, issue, fund or commit to, participate in, or charge applicable interest or fees with respect to any Loan or Letter of Credit, or to determine or charge interest or fees based on SOFR or the Benchmark Rate, then, on notice thereof by such Lender to Agent, (a) any obligation of such Lender to perform such obligations, to make, maintain, issue, fund, commit to or participate in the Loan or Letter of Credit (or to charge interest or fees otherwise applicable thereto), or to continue or convert Loans as Benchmark Rate Loans, shall be suspended and Borrower shall make such appropriate accommodations regarding affected Letters of Credit as such Lender may reasonably request, (b) if such notice asserts the illegality of such Lender to make or maintain Base Rate Loans whose interest rate is determined by reference to the Benchmark Rate, the interest rate applicable to such Lender’s Base Rate Loans shall, as necessary to avoid such illegality, be determined by Agent without reference to the Benchmark Rate component of Base Rate, in each case until such Lender notifies Agent that the circumstances giving rise to Lender’s determination no longer exist (which notice, once such Lender in good faith determines that the circumstances giving rise to Lender’s determination no longer exist, such Lender shall promptly give). Upon delivery of such notice, Borrower shall prepay or convert Benchmark Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain the Loan and charge applicable interest to such day, or immediately, if such Lender cannot so maintain the Loan. Upon any such prepayment or conversion of a Loan pursuant to this Section, Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.6. Inability to Determine Rates

3.6.1. Inability to Determine Rate

. If in connection with any request for a Benchmark Rate Loan or a conversion to or continuation thereof, as applicable, (a) Agent in good faith determines (which determination shall be conclusive absent manifest error) that (i) no Successor Rate has been determined in accordance with Section 3.6.2, and the circumstances under Section 3.6.2(a) or the Scheduled Unavailability Date has occurred (as applicable), or (ii) adequate and reasonable means do not otherwise exist for determining the Benchmark Rate for any requested Interest Period with respect to a proposed Benchmark Rate Loan or in connection with an existing or proposed Base Rate Loan, or (b) Agent or Required Lenders in good faith determine that for any reason the Benchmark Rate for any requested Interest Period with respect to a proposed Benchmark Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Agent will promptly so notify Borrower and Lenders. Thereafter, (x) the obligation of Lenders to make, maintain, or convert Base Rate Loans to, Benchmark Rate Loans shall be suspended (to the extent of the affected Benchmark Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Benchmark Rate component of Base Rate, the utilization of such component in determining Base Rate shall be suspended, in each case until Agent (or, in the case of a determination by Required Lenders described above, until Agent upon instruction of Required Lenders) revokes such notice (which revocation, once Agent or Required Lenders have in good faith determined that the circumstances giving rise to Agent’s or Required Lenders’ determination no longer exist, Agent or such Required Lenders shall promptly give). Upon receipt of such notice, (I) Borrower may revoke any pending request for a Borrowing, conversion or continuation of Benchmark Rate Loans (to the extent of the affected Benchmark Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request

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into a request for Base Rate Loans, and (II) any outstanding Benchmark Rate Loans shall convert to Base Rate Loans at the end of their respective Interest Periods.

3.6.2. Successor Rates

. Notwithstanding anything to the contrary in any Loan Document, if Agent in good faith determines (which determination shall be conclusive absent manifest error), or Borrower or Required Lenders in good faith notify Agent (with, in the case of the Required Lenders, a copy to Borrower) that Borrower or Required Lenders (as applicable) have in good faith determined, that:

(a) adequate and reasonable means do not exist for ascertaining one, three- and six-month interest periods of the Benchmark Rate, including because the Term SOFR Screen Rate is not available or published on a current basis, and such circumstances are unlikely to be temporary; or

(b) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over Agent, CME or such administrator with respect to its publication of the Benchmark Rate, in each case acting in such capacity, has made a public statement identifying a specific date after which one, three and six month interest periods of the Benchmark Rate or the Term SOFR Screen Rate shall or will no longer be made available or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided, that at the time of such statement, there is no successor administrator satisfactory to Agent that will continue to provide such interest periods of the Benchmark Rate after such specific date (the latest date on which one, three and six month interest periods of the Benchmark Rate or the Term SOFR Screen Rate are no longer available permanently or indefinitely, “Scheduled Unavailability Date”);

then, on a date and time determined by Agent (any such date, “Benchmark Rate Replacement Date”), which date shall be at the end of an Interest Period or on the relevant Interest Payment Date, as applicable, for interest calculated and, solely with respect to clause (b) above, no later than the Scheduled Unavailability Date, the Benchmark Rate will be replaced hereunder and under any other applicable Loan Document with Daily Simple SOFR plus the SOFR Adjustment, for any payment period for interest calculated that can be determined by Agent, in each case, without any amendment to, or further action or consent of any other party to, any Loan Document (“Successor Rate”). If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest will be payable quarterly on each Interest Payment Date.

Notwithstanding anything herein to the contrary, (x) if Agent in good faith determines that Daily Simple SOFR is not available on or prior to the Benchmark Rate Replacement Date or (y) if the events or circumstances of the type described in clauses (a) or (b) above have occurred with respect to the Successor Rate then in effect, then in each case, Agent and Borrower may amend this Agreement solely for the purpose of replacing the Benchmark Rate or any then current Successor Rate in accordance with this Section at the end of any Interest Period, relevant Interest Payment Date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for such alternative benchmarks in similar U.S. dollar denominated syndicated credit facilities syndicated and agented in the United States and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for such benchmarks in similar U.S. dollar denominated credit facilities syndicated and agented in the United States, which adjustment or method for calculating such adjustment shall be published on an information service selected by Agent from time to time in its discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a Successor Rate. Any

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such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after Agent posts such proposed amendment to all Lenders and Borrower unless, prior to such time, Required Lenders deliver to Agent written notice that Required Lenders object to the amendment.

Agent will promptly (in one or more notices) notify Borrower and Lenders of implementation of any Successor Rate. A Successor Rate shall be applied in a manner consistent with market practice; provided, that to the extent market practice is not administratively feasible for Agent, the Successor Rate shall be applied in a manner as otherwise reasonably determined by Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 1.0%, the Successor Rate will be deemed to be 1.0% for all purposes of the Loan Documents.

3.7. Increased Costs; Capital Adequacy

3.7.1. Increased Costs Generally

. If any Change in Law shall:

(a) impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or Issuing Bank;

(b) subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (iii) Connection Income Taxes) with respect to any Loan, Letter of Credit, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c) impose on any Lender, Issuing Bank or interbank market any other condition, cost or expense affecting any Loan, Letter of Credit, participation in LC Obligations, Commitment or Loan Document;

and the result thereof shall be to increase the cost to a Lender of making or maintaining any Loan or its Commitment, or converting to or continuing any interest option for a Loan, or to increase the cost to a Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by a Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrower will pay to it such additional amount(s) as will compensate it for the additional costs incurred or reduction suffered.

3.7.2. Capital Requirements

. If a Lender or Issuing Bank in good faith determines that a Change in Law affecting it or its holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Commitment, Loans, Letters of Credit or participations in LC Obligations or Loans, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amounts as will compensate it or its holding company for the reduction suffered.

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3.7.3. Compensation

. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrower shall not be required to compensate a Lender or Issuing Bank for any increased costs or reductions suffered more than nine months (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that the Lender or Issuing Bank notifies Borrower of the applicable Change in Law and of such Lender’s or Issuing Bank’s intention to claim compensation therefor.

3.8. Mitigation

. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrower are required to pay any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.8, then at the request of Borrower, such Lender shall use reasonable efforts to designate or assign its obligations hereunder to a different Lending Office, if, in the judgment of such Lender, such designation or assignment would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, would not subject the Lender to any unreimbursed cost or expense, and would not otherwise be disadvantageous to it or unlawful. Borrower shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9. Funding Losses

. If for any reason (a) any Borrowing, conversion or continuation of a Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn) (unless caused by Agent or any Lender), (b) any repayment or conversion of a Loan occurs on a day other than the end of its Interest Period or tenor, (c) Borrower fail to repay a Loan when required, or (d) a Lender (other than a Defaulting Lender) is required to assign a Loan prior to the end of its Interest Period or tenor pursuant to Section 13.4, then Borrower shall pay to Agent its customary administrative charge and to each Lender all losses, expenses and fees arising from redeployment of funds or termination of match funding.

3.10. Maximum Interest

. Notwithstanding anything to the contrary in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread (in equal or unequal parts) the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 4. LOAN ADMINISTRATION

4.1. Manner of Borrowing and Funding Loans

4.1.1. Notice of Borrowing.

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(a) To request Loans, Borrower shall deliver a Notice of Borrowing to Agent by 11:00 a.m. Eastern time (i) on the requested funding date, in the case of Base Rate Loans, and (ii) at least two (2) Business Days prior to the requested funding date, in the case of Benchmark Rate Loans. Notices received by Agent after such time shall be deemed received on the next Business Day. Each Notice of Borrowing is irrevocable and must specify (A) the Borrowing amount (which shall be in a minimum amount of $1,000,000, plus an increment of $1,000,000 in excess thereof), (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a Base Rate Loan or Benchmark Rate Loan, and (D) in the case of a Benchmark Rate Loan, the applicable Interest Period (which shall be deemed to be one month if not specified).

(b) Unless payment is otherwise made by Borrower, the becoming due of any Obligation (whether principal, interest, fees or other charges, including any Swingline Loan, Overadvance, Protective Advance, Extraordinary Expenses, LC Obligations, Cash Collateral and Secured Bank Product Obligations) shall be deemed to be a request for a Base Rate Loan on the due date in the amount due and the Loan proceeds shall be disbursed as direct payment of such Obligation. In addition, Agent may, at its option, charge such amount against any operating, investment or other account (other than any Excluded Account) of an Obligor maintained with Agent or any of its Affiliates.

(c) If an Obligor maintains a disbursement account with Agent or any of its Affiliates, then presentation for payment in the account of a Payment Item when there are insufficient funds to cover it shall be deemed to be a request for a Base Rate Loan on the presentation date, in the amount of the Payment Item. Proceeds of the Loan may be disbursed directly to the account.

4.1.2. Funding by Lenders

. Except for Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 1:00 p.m. Eastern time on the proposed funding date for a Base Rate Loan or by 3:00 p.m. Eastern time two (2) Business Days before a proposed funding of a Benchmark Rate Loan. Each Lender shall fund its Pro Rata share of a Borrowing in immediately available funds not later than 3:00 p.m. Eastern time on the requested funding date, unless Agent’s notice is received after the times provided above, in which case Lender shall fund by 11:00 a.m. Eastern time on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall disburse the Borrowing proceeds in a manner directed by Borrower and reasonably acceptable to Agent. Unless Agent receives (in sufficient time to act) written notice from a Lender that it will not fund its share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrower. If a Lender’s share of a Borrowing or of a settlement under Section 4.1.3(b) is not received by Agent, then Borrower agree to repay to Agent within one (1) Business Day of demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing. Agent, a Lender or Issuing Bank may fulfill its obligations under Loan Documents through one or more Lending Offices, and this shall not affect any obligation of Obligors under the Loan Documents or with respect to any Obligations.

4.1.3. Swingline Loans; Settlement; Rescindable Amounts.

(a) To fulfill any request for a Base Rate Loan hereunder, Agent may in its discretion advance Swingline Loans to Borrower, up to an aggregate outstanding amount of $4,000,000. Swingline Loans shall constitute Loans for all purposes, except that payments thereon shall be made to Agent for its own account until settled with or funded by Lenders hereunder. Each Lender hereby purchases, without

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recourse or warranty, an undivided Pro Rata participation in all Swingline Loans outstanding from time to time.

(b) Settlement of Loans, including Swingline Loans and Protective Advances, among Lenders and Agent shall take place on a date determined from time to time by Agent (but at least weekly, unless the settlement amount is de minimis), on a Pro Rata basis in accordance with the Settlement Report delivered by Agent to Lenders. Between settlement dates, Agent may in its discretion apply any payment received from an Obligor to Swingline Loans and Protective Advances, regardless of any designation by any Obligor or anything herein to the contrary. If any Loan cannot be settled among Lenders, whether due to an Obligor’s Insolvency Proceeding or otherwise, each Lender shall pay the amount of its participation in the Loan to Agent, in immediately available funds, within one (1) Business Day after Agent’s request therefor. Interest on a Loan shall be payable in favor of a Lender from the later of the date the Loan is advanced to Borrower or the Lender funds the Loan (or participation therein). No Obligor or Secured Party shall be entitled to credit for interest paid by a Secured Party to Agent pursuant to Section 4.1.3(c) or 12.10.2, nor shall a Defaulting Lender be entitled to interest on amounts held by Agent pursuant to Section 4.2. Lenders’ obligations to make settlements and to fund participations are absolute, irrevocable and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied.

(c) Unless Agent receives notice from Borrower prior to the date on which a payment is due to Agent for the account of Lenders or Issuing Bank hereunder that Borrower will not make such payment, Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance on such assumption, distribute to Lenders or Issuing Bank, as applicable, the amount due. With respect to any payment that Agent makes for the account of Lenders or Issuing Bank hereunder as to which Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment, a “Rescindable Amount”): (1) Borrower has not in fact made such payment, (2) Agent has made a payment in excess of the amount so paid by Borrower (whether or not then owed), or (3) Agent has for any reason otherwise erroneously made such payment, then each Lender or Issuing Bank, as applicable, severally agrees to repay to Agent forthwith on demand the Rescindable Amount so distributed to or otherwise made for the account of such Lender or Issuing Bank, in immediately available funds with interest thereon for each day from and including the date such amount is distributed to it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. A notice by Agent to Issuing Bank, any Lender or any Obligor with respect to any amount owing under this clause (c) shall be conclusive, absent manifest error.

4.1.4. Notices

. If Borrower requests, converts or continues Loans, selects interest rates or transfers funds based on telephonic or electronic instructions to Agent, Borrower shall confirm the request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, as applicable. Agent and Lenders are not liable for any loss suffered by an Obligor as a result of Agent or a Lender acting on its understanding of telephonic or electronic instructions from a person believed in good faith to be authorized to give instructions on Borrower’s behalf.

4.1.5. Conforming Changes

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. Agent may make Conforming Changes from time to time with respect to SOFR, the Benchmark Rate or any Successor Rate. Notwithstanding anything to the contrary in any Loan Document, any amendment implementing such changes shall be effective without further action or consent of any party to any Loan Document. Agent shall post or provide each such amendment to Lenders and Borrower reasonably promptly after it becomes effective.

4.2. Defaulting Lender

. Notwithstanding anything herein to the contrary:

4.2.1. Reallocation of Pro Rata Share; Amendments

. For purposes of determining Lenders’ obligations or rights to fund, participate in or receive collections with respect to Loans and Letters of Credit (including existing Swingline Loans, Protective Advances and LC Obligations), Agent may in its discretion reallocate Pro Rata shares by excluding a Defaulting Lender’s Commitments and Loans from the calculation of shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 15.1.1(c).

4.2.2. Payments; Fees

. Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts, until all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full. Agent may use such amounts to cover the Defaulting Lender’s defaulted obligations, to Cash Collateralize such Lender’s Fronting Exposure, to readvance the amounts to Borrower or to repay Obligations. A Lender shall not be entitled to receive any fees accruing hereunder while it is a Defaulting Lender and its unfunded Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1. If any LC Obligations owing to a Defaulted Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such Lenders. Agent shall be paid all fees attributable to LC Obligations that are not reallocated.

4.2.3. Status; Cure

. Agent may determine in its reasonable discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error. Borrower, Agent and Issuing Bank may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Commitments and Loans, and the Revolver Usage and other exposures under the Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender, including its payment of breakage costs for reallocated Benchmark Rate Loans) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by Borrower, Agent and Issuing Bank, or as expressly provided herein with respect to Bail-In Actions and related matters, no reallocation of Commitments and Loans to non-Defaulting Lenders or reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document. No Lender shall be responsible for default by another Lender.

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4.3. Number of Benchmark Rate Loans; Determination of Rate

. No more than six (6) Borrowings of Benchmark Rate Loans may be outstanding at any time, and all Benchmark Rate Loans having the same length and beginning date of their Interest Periods shall be aggregated and considered one Borrowing. Upon determining the Benchmark Rate for any Interest Period requested by Borrower, Agent shall promptly notify Borrower thereof by telephone or electronically and, if requested by Borrower, shall confirm any telephonic notice in writing.

4.4. [Reserved]

.

4.5. One Obligation

. The Loans, LC Obligations and other Obligations constitute one general obligation of Borrower and are secured by Agent’s Lien on all Collateral; provided, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Obligor to the extent of any Obligations jointly or severally owed by such Obligor.

4.6. Effect of Termination

. On the effective date of the termination of all Commitments, the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) shall be immediately due and payable, and each Secured Bank Product Provider may terminate its Bank Products. Until Full Payment of the Obligations, all undertakings of the Obligors contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. Agent shall not be required to terminate its Liens unless it receives Cash Collateral or a written agreement, in each case reasonably satisfactory to it, protecting Agent and Lenders from dishonor or return of any Payment Item previously applied to the Obligations. Sections 2.2, 3.4, 3.7, 3.9, 4.1.3(c), 5.4, 5.8, 5.9, 12, 14.2, this Section, and each indemnity or waiver given by an Obligor or Lender in any Loan Document, shall survive any assignment by Agent, Issuing Bank or any Lender of rights or obligations hereunder, termination of any Commitment, and any repayment, satisfaction, discharge or Full Payment of any Obligations.

Section 5. PAYMENTS

5.1. General Payment Provisions

. All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon Eastern time on the due date. Any payment after such time shall be deemed made on the next Business Day. Any payment of a Benchmark Rate Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Sections 3.1.1(c) and 3.9. Subject in all respects to Section 5.5, Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against the Obligations, at Agent’s reasonable discretion, but whenever possible (provided no Default or Event of Default exists) any prepayment shall be applied to Base Rate Loans before Benchmark Rate Loans.

5.2. Repayment of Loans

. Loans may be prepaid from time to time, without penalty or premium, pursuant to a notice of prepayment (in form reasonably satisfactory to Agent), delivered to Agent concurrently with prepayment of a Swingline

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Loan and at least three (3) Business Days prior to prepayment of other Loans; provided, that (a) no such notice shall be required for payments applied pursuant to Section 5.6 and (b) all such prepayments shall be in a minimum amount of $5,000,000 or whole multiples in excess thereof of $1,000,000 (unless payment or prepayment of the same in full). Loans shall be due and payable in full on the Termination Date, unless payment is sooner required hereunder, and any Overadvance or Protective Advance shall be due and payable as provided in Sections 2.1.5 and 2.1.6.

5.3. Payment of Other Obligations

. Obligations other than Loans, including LC Obligations and Claims, shall be paid by Borrower as provided in the Loan Documents or, if no payment date is specified, on demand.

5.4. Marshaling; Payments Set Aside

. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of an Obligor is made to Agent, Issuing Bank or any Lender, or if Agent, Issuing Bank or any Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or a Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.

5.5. Application and Allocation of Payments

5.5.1. Application

. Payments made by Borrower hereunder shall be applied (a) first, as specifically required hereby; (b) second, to Obligations then due and owing; (c) third, to other Obligations specified by Borrower; and (d) fourth, to any remaining Obligations as determined by Agent in its reasonable discretion. If funds received by or available to Agent under clause (b) are insufficient to pay fully all Obligations then due and owing, such funds shall be applied (i) ratably to pay interest and fees until paid in full, and then (ii) ratably to pay unreimbursed draws under Letters of Credit and Loan principal then due and owing.

5.5.2. Post-Default Allocation

. Notwithstanding anything in any Loan Document to the contrary (other than the provisions of Section 8.8), during an Event of Default under Section 11.1(j), or during any other Event of Default at the discretion of Agent or Required Lenders, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral (for the sake of clarity, excluding Excluded Property), setoff or otherwise, shall be allocated as follows:

(a) first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent;

(b) second, to all other amounts owing to Agent, including Swingline Loans, Protective Advances, and Loans and participations that a Defaulting Lender has failed to settle or fund;

(c) third, to all amounts owing to Issuing Bank;

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(d) fourth, to all Obligations (other than Secured Bank Product Obligations) constituting fees, indemnification, costs or expenses owing to Lenders;

(e) fifth, to all Obligations (other than Secured Bank Product Obligations) constituting interest;

(f) sixth, to Cash Collateralize all LC Obligations;

(g) seventh, to all Loans, and to Secured Bank Product Obligations constituting Swap Obligations (including Cash Collateralization thereof) up to the amount of Reserves existing therefor;

(h) eighth, to all other Secured Bank Product Obligations;

(i) ninth, to all remaining Obligations; and

(j) last, to Borrower or as otherwise required by Applicable Law.

Amounts shall be applied to payment of each category of Obligations only after Full Payment of amounts payable from time to time under all preceding categories. If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding Obligations in the category. Monies and proceeds obtained from an Obligor shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Obligors to preserve the allocations in each category. Agent shall have no obligation to calculate the amount of any Secured Bank Product Obligation and may request a reasonably detailed calculation thereof from a Secured Bank Product Provider. If the provider fails to deliver the calculation within five (5) days following request, Agent may assume the amount is zero. This Section is not for the benefit of or enforceable by any Obligor, and no Obligor has any right to direct the application of payments or Collateral proceeds subject to this Section.

5.5.3. Erroneous Application

. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been paid shall be to recover the amount from the Person that actually received it (and, if such amount was received by a Secured Party, the Secured Party agrees to return it).

5.6. Dominion Account

. The ledger balance in the Dominion Account as of the end of a Business Day, to the extent such ledger balance exceeds $15,000,000, shall be applied to the Obligations at the beginning of the next Business Day, when a Dominion Trigger Period exists. Any resulting credit balance shall not accrue interest in favor of Borrower and shall be made available to Borrower as long as no Dominion Trigger Period exists.

5.7. Account Stated

. Agent shall maintain, in accordance with its customary practices, loan account(s) evidencing the Indebtedness of Borrower hereunder. Any failure of Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrower to pay any amount owing hereunder. Entries in a loan account shall be presumptive evidence of the information contained therein, absent manifest error.

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5.8. Taxes

5.8.1. Payments Free of Taxes; Obligation to Withhold; Tax Payment

.

(a) All payments of Obligations by Obligors shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law (as determined by Agent or an Obligor, as applicable, in its good faith discretion) requires the deduction or withholding of any Tax from any such payment by Agent or an Obligor, then Agent or such Obligor shall be entitled to make such deduction or withholding in accordance with Applicable Law. For purposes of Sections 5.8 and 5.9, “Applicable Law” shall include FATCA and “Lender” shall include Issuing Bank.

(b) If Agent or any Obligor is required by the Code or any other Applicable Law to withhold or deduct Taxes from any payment, then (i) Agent or such Obligor, to the extent required by the Code or such other Applicable Law, shall timely pay the full amount to be withheld or deducted to the relevant Governmental Authority, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

5.8.2. Payment of Other Taxes

. Without limiting the foregoing, each Obligor shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at Agent’s option, timely reimburse Agent for payment of, any Other Taxes.

5.8.3. Tax Indemnification

.

(a) Borrower shall indemnify and hold harmless each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Borrower shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error.

(b) Each Lender shall indemnify and hold harmless, on a several basis, (i) Agent against any Indemnified Taxes attributable to such Lender (but only to the extent Borrower has not already paid or reimbursed Agent therefor and without limiting Borrower’s obligation to do so), (ii) Agent and Obligors, as applicable, against any Taxes attributable to such Lender’s failure to maintain a Participant register as required hereunder, and (iii) Agent and Obligors, as applicable, against any Excluded Taxes attributable to such Lender that are payable or paid by Agent or an Obligor in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate

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as to the amount of such payment or liability delivered to any Lender or Issuing Bank by Agent shall be conclusive absent manifest error.

5.8.4. Evidence of Payments

. As soon as practicable after payment by an Obligor of any Taxes pursuant to this Section, Borrower shall deliver to Agent the original or a certified copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment or other evidence of payment reasonably satisfactory to Agent.

5.8.5. Treatment of Certain Refunds

. Unless required by Applicable Law, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender, nor have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of a Lender. If a Recipient determines in its discretion that it has received a refund of Taxes that were indemnified by Borrower or with respect to which Borrower paid additional amounts pursuant to this Section, it shall pay the amount of such refund to Borrower (but only to the extent of indemnity payments or additional amounts actually paid by Borrower with respect to the Taxes giving rise to the refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund). Borrower shall, upon request by the Recipient, repay to the Recipient such amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) if the Recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to Borrower if such payment would place it in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Agent or any Recipient be required to make its tax returns (or any other information relating to its taxes that it deems confidential) available to any Obligor or other Person.

5.9. Lender Tax Information

5.9.1. Status of Lenders

. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments of Obligations shall deliver to Borrower and Agent properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower or Agent to enable them to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, such documentation (other than documentation described in Sections 5.9.2(a), (b) and (d)) shall not be required if a Lender reasonably believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.

5.9.2. Documentation

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. Without limiting the foregoing, if any Obligor is a U.S. Person,

(a) Any Lender that is a U.S. Person shall deliver to Borrower and Agent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrower or Agent), executed copies of IRS Form W-9, certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(b) Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrower or Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BENE establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W-8BEN or W-8BENE establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed copies of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form satisfactory to Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of an Obligor within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed copies of IRS Form W-8BEN or W-8BENE; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BENE, a U.S. Tax Compliance Certificate in form satisfactory to Agent, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more of its direct or indirect partners is claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate in form satisfactory to Agent on behalf of each such partner;

(c) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower or Agent to determine the withholding or deduction required to be made; and

(d) if payment of an Obligation to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to Borrower and Agent, at the time(s) prescribed by law and otherwise

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upon reasonable request, such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be appropriate for Borrower or Agent to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date hereof.

5.9.3. Redelivery of Documentation.

. If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or notify Borrower and Agent in writing of its inability to do so.

Section 6. CONDITIONS PRECEDENT

6.1. Conditions Precedent to Initial Loans

. In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrower hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied:

(a) Each Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

(b) Subject to Sections 10.1.10, 10.1.11 and 10.1.12, Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence reasonably satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c) Subject to Sections 10.1.10, 10.1.11 and 10.1.12, Agent shall have received duly executed agreements establishing each Dominion Account and related lockbox, in form and substance, and with financial institutions, reasonably satisfactory to Agent.

(d) Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each Obligor certifying that, after giving effect to the initial Loans and transactions hereunder, (i) such Obligor is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct; and (iv) such Obligor has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(e) Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(f) Agent shall have received a written opinion of Duane Morris LLP, as well as any local counsel to Obligor or Agent, in form and substance reasonably satisfactory to Agent.

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(g) Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization, that is to deliver a Mortgage pursuant to Section 10.1.12(a). Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.

(h) Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by the Obligors, all in compliance with the Loan Documents.

(i) Each Obligor shall have provided, in form and substance satisfactory to Agent and each Lender, all documentation and other information as Agent or any Lender deems appropriate in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act and Beneficial Ownership Regulation. If any Obligor qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall have provided a Beneficial Ownership Certification to Agent and Lenders in relation to such Obligor.

(j) Agent shall have completed its business, financial and legal due diligence of Obligors, including a roll-forward of its previous field examination, with results satisfactory to Agent. No material adverse change in the financial condition of the Obligors taken as a whole or in the quality, quantity or value or a material portion of the Collateral shall have occurred since December 31, 2021.

(k) Borrower shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date.

(l) Agent shall have received a Borrowing Base Report as of July 31, 2022.

6.2. Conditions Precedent to All Credit Extensions

. Agent, Issuing Bank and Lenders shall not be required to make any credit extension hereunder (including funding a Loan, arranging a Letter of Credit, or granting any other accommodation to or for the benefit of any Obligor), if the following conditions are not satisfied on such date and upon giving effect thereto:

(a) No Default or Event of Default exists;

(b) The representations and warranties of the Obligors in the Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such credit extension, as though made on and as of such date (except for representations and warranties that expressly apply only on an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(c) With respect to a Letter of Credit issuance, all LC Conditions are satisfied; and

(d) The aggregate outstanding principal amount of the Obligations, together with the aggregate outstanding principal amount of all other Senior Notes Permitted Debt, if any, do not exceed the “First Priority Cap Amount” under (and as defined in) the Senior Notes Indenture (as in effect on the date hereof).

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Each request (or deemed request) by Borrower for any credit extension shall constitute a representation by Borrower that the foregoing conditions are satisfied on the date of such request and on the date of the credit extension. As an additional condition to a credit extension, Agent may request any other information, certification, document, instrument or agreement as it deems appropriate.

Section 7. COLLATERAL

7.1. Grant of Security Interest

. To secure the prompt payment and performance of its Obligations, each Obligor hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest and Lien on all Property of such Obligor (other than Excluded Property), including the following, whether now owned or hereafter acquired, and wherever located (for the sake of clarity, other than Excluded Property):

(a) all Accounts;

(b) all Chattel Paper, including electronic chattel paper;

(c) all Commercial Tort Claims, including those shown on Schedule 9.1.16;

(d) all Deposit Accounts;

(e) all Documents;

(f) all General Intangibles, including Intellectual Property;

(g) all Goods, including Inventory, Equipment and fixtures;

(h) all Instruments (including, for the avoidance of doubt, the Intercompany Note);

(i) all Investment Property;

(j) all Letter-of-Credit Rights;

(k) all Supporting Obligations;

(l) all monies, whether or not in the possession or under the control of Agent, including any Cash Collateral;

(m) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(n) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

For the avoidance of doubt, all funds held in Trust Accounts that any Obligor has a right to demand payment of, or is otherwise entitled to a distribution, or any rights of any Obligor in respect thereof, whether the corpus, income or proceeds of a Trust Account, in each case, in accordance with

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Applicable Law, shall be treated for all purposes hereunder as a General Intangible or Account, as applicable.

7.2. Lien on Deposit Accounts; Cash Collateral

7.2.1. Deposit Accounts

. Subject to Section 10.1.10, Agent’s Lien hereunder encumbers all amounts credited to any Deposit Account of an Obligor (other than Excluded Accounts), including sums in any blocked, lockbox, sweep or collection account as and when required hereunder, it being understood that perfection of Agent’s Lien on such Deposit Accounts is subject to Section 9-104 of the UCC. Each Obligor hereby authorizes and directs each bank or other depository to deliver to Agent, upon request, all balances in any Deposit Account (other than Excluded Accounts) maintained for such Obligor at such bank or other depository, without inquiry into the authority or right of Agent to make such request.

7.2.2. Cash Collateral

. Cash Collateral may be invested, at Agent’s discretion (only with the consent of Borrower, provided no Event of Default exists), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Obligor, and shall have no responsibility for any investment or loss. As security for its Obligations, each Obligor hereby grants to Agent a security interest in and Lien upon all Cash Collateral delivered hereunder from time to time, whether held in a segregated cash collateral account or otherwise. Agent may apply Cash Collateral to payment of the Obligations to which the same applies as they become due, in such order as Agent may elect. All Cash Collateral and related deposit accounts shall be under the sole dominion and control of Agent, and no Obligor or other Person shall have any right to any Cash Collateral until Full Payment of the Obligations.

7.3. Real Estate Collateral

. The Obligations shall be secured by Mortgages upon all Real Estate owned by an Obligor not constituting Excluded Real Estate, including the Real Estate located at each of the locations set forth on Schedule 9.1.5; it being agreed such Mortgages upon such Real Estate shall be delivered as provided in Section 10.1.12. The Mortgages shall be duly recorded, at Borrower’s expense, in each office where such recording is required to constitute a fully perfected Lien on the Real Estate covered thereby. If Borrower or any Subsidiary acquires Real Estate after the date hereof (not constituting Excluded Real Estate), Borrower shall promptly notify Agent and, within ninety (90) days after such acquisition, execute, deliver and record a Mortgage, in form and substance reasonably satisfactory to Agent, together with all Related Real Estate Documents.

7.4. Other Collateral

7.4.1. Commercial Tort Claims

. Borrower shall promptly notify Agent in writing if any Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000), shall promptly amend Schedule 9.1.16 to include such claim, and shall take such actions as Agent deems

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appropriate to subject such claim to a duly perfected, first priority Lien in favor of Agent (subject to Permitted Liens).

7.4.2. Certain After-Acquired Collateral

. Borrower shall (a) promptly notify Agent if an Obligor obtains an interest in any Deposit Account, Chattel Paper, Document, Instrument, Intellectual Property, Investment Property, Letter-of-Credit Right or Securities Account, and (b) upon request, take such actions as Agent deems reasonably appropriate to effect its perfected, first priority Lien on the Collateral (subject to Permitted Liens), including obtaining any possession, control agreement or Lien Waiver. If Collateral is in the possession of a third party, Borrower shall obtain an acknowledgment (in form and substance reasonably satisfactory to Agent) from such party that it holds the Collateral for the benefit of Agent.

7.5. Limitations

. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of any Obligor relating to any Collateral. In no event shall any Obligor’s grant of a Lien under any Loan Document secure its Excluded Swap Obligations.

7.6. Further Assurances

. All Liens granted to Agent under the Loan Documents are for the benefit of Secured Parties. Promptly upon request, Borrower` shall deliver such instruments and agreements, and shall take such actions, as Agent reasonably deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Obligor authorizes Agent to file any financing statement that describes the Collateral as “all assets” or “all personal property” of such Obligor, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

7.7. Foreign Subsidiary Stock

. Notwithstanding Section 7.1, the Collateral shall include only 65% of the voting stock of any Foreign Subsidiary.

Section 8. COLLATERAL ADMINISTRATION

8.1. Borrowing Base Reports

. By the 15th day of each month, Borrower shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Report as of the close of business of the previous month, and at such other times as Agent may request. All information in a Borrowing Base Report shall be certified by Borrower. Agent may from time to time adjust such report (a) to reflect Agent’s reasonable estimate of declines in value of Collateral due to collections received in the Dominion Account or otherwise, or changes in dilution, quality, mix and other factors affecting Collateral; and (b) to the extent any information or calculation does not comply with this Agreement.

8.2. Accounts

8.2.1. [Reserved]

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.

8.2.2. [Reserved]

.

8.2.3. [Reserved]

.

8.2.4. Maintenance of Dominion Account

. Subject to Section 10.1.10, the Obligors shall maintain Dominion Accounts pursuant to lockbox or other arrangements reasonably acceptable to Agent. The Obligors shall obtain an agreement (in form and substance reasonably satisfactory to Agent) from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox or Dominion Account (which may be exercised by Agent only when an Event of Default exists) requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges. Agent may, when an Event of Default exists, require immediate transfer of all funds in any Dominion Account not maintained with Signature Bank to a Dominion Account maintained with Signature Bank. Agent and Lenders assume no responsibility to any Obligor for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank. For the sake of clarity, the provisions hereof are subject to the provisions of Section 8.8.

8.2.5. Proceeds of Collateral

. Subject to Section 10.1.10, the Obligors shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts (excluding Excluded Property) or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If any Obligor receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account. For the sake of clarity, the provisions hereof are subject to the provisions of Section 8.8.

8.3. [Reserved]

8.4. Equipment

8.4.1. Records and Schedules of Equipment

. Each Obligor shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on such periodic basis as Agent may request, a current schedule thereof, in form reasonably satisfactory to Agent. Promptly upon request, the Obligors shall deliver to Agent evidence of their ownership or interests in any Equipment.

8.4.2. Dispositions of Equipment

. No Obligor shall sell, lease or otherwise dispose of any Equipment, without the prior written consent of Agent (which consent shall not be unreasonably withheld or delayed), other than (a) a Permitted Asset Sale; and (b) replacement of Equipment that is worn, damaged or obsolete with Equipment

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of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens, other than Permitted Liens.

8.4.3. Condition of Equipment

. The Equipment is in good operating condition and repair, and all necessary replacements and repairs have been made so that its value and operating efficiency are preserved at all times, reasonable wear and tear excepted and except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Obligor shall ensure that the Equipment is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with manufacturer specifications, reasonable wear and tear excepted and except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No Obligor shall permit any Equipment to become affixed to Real Estate (other than Excluded Real Estate) unless any landlord or mortgagee delivers a Lien Waiver.

8.5. Deposit Accounts

. Schedule 8.5 (as such Schedule may be updated from time to time pursuant to Section 10.1.8) lists all Deposit Accounts maintained by the Obligors, including Dominion Accounts. Each Obligor shall take all actions necessary to establish Agent’s first priority Lien on each Deposit Account (except Excluded Accounts) within ninety (90) days after the Closing Date (or such longer period as may be agreed in writing by Agent in its reasonable discretion). Each Obligor shall be the sole account holder of each Deposit Account and shall not allow any Person (other than Agent, the depository bank and the Collateral Agent under the Senior Notes Indenture) to have control over their Deposit Accounts or any Property deposited therein. Borrower shall promptly notify Agent of any opening or closing of a Deposit Account and will promptly amend Schedule 8.5 to reflect same.

8.6. General Provisions

8.6.1. Location of Collateral

. All tangible items of Collateral shall at all times be kept by the Obligors at the business locations set forth in Schedule 8.6.1, except that the Obligors may (a) make sales or other dispositions of material Collateral in accordance with Section 10.2.6; and (b) move any material Collateral to another location in the United States, upon ten (10) Business Days prior written notice to Agent.

8.6.2. Insurance of Collateral; Condemnation Proceeds.

(a) Each Obligor shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best rating of at least A+, unless otherwise approved by Agent in its reasonable discretion) reasonably satisfactory to Agent; provided, that if Real Estate secures any Obligations, flood hazard diligence, documentation and insurance for such Real Estate shall comply with all Flood Laws or shall otherwise be reasonably satisfactory to all Lenders. All proceeds under each policy shall be payable to Agent subject to the terms of the Intercreditor Agreement. From time to time upon request of Agent, the Obligors shall deliver to Agent certified copies of its insurance policies and updated flood plain searches. Each policy shall include endorsements reasonably satisfactory to Agent (i) showing Agent as lender loss payee; (ii) requiring thirty (30) days prior written notice to Agent of cancellation of the policy for any

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reason whatsoever (except non-payment of premium for which ten (10) days’ notice shall be given); and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Obligor, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If the Obligors fail to provide and pay for any insurance, Agent may, in its discretion, procure the insurance and charge Borrower therefor. Borrower agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies. Provided no Event of Default then exists, Obligors may settle, adjust or compromise any insurance claim, provided the proceeds are delivered to Agent (subject to the terms of the Intercreditor Agreement). If an Event of Default then exists, only Agent may, subject to the terms of the Intercreditor Agreement, settle, adjust and compromise such claims.

(b) Subject to the terms of the Intercreditor Agreement and clause (c) immediately below, any proceeds of insurance (other than workers’ compensation) and awards from condemnation of Collateral shall be paid directly to Agent for application to the Obligations.

(c) If requested by Borrower in writing within fifteen (15) days after Agent’s receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Equipment or Real Estate subject to a Mortgage, Borrower may use (or may cause the applicable Obligor to use) such proceeds or awards to repair or replace such Equipment or Real Estate (and until so used, the proceeds shall be held by Agent as Cash Collateral) as long as (i) no Event of Default then exists; (ii) such repair or replacement is promptly undertaken and concluded, in accordance with plans reasonably satisfactory to Agent; (iii) replacement buildings are constructed on the sites of the original casualties and are of comparable size, quality and utility to the destroyed buildings; (iv) the repaired or replaced Property is free of Liens, other than Permitted Liens; (v) Borrower (or such Obligor) complies with customary disbursement procedures for such repair or replacement as Agent may reasonably require; and (vi) the aggregate amount of such proceeds or awards from any single casualty or condemnation does not exceed $1,000,000.

8.6.3. Protection of Collateral

. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Obligors. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Obligors’’ sole risk.

8.6.4. Defense of Title

. Each Obligor shall defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens.

8.7. Power of Attorney

. Each Obligor hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Obligor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Agent, or Agent’s designee, may (in its discretion), without notice and in either its or an Obligor’s name, but at the cost and expense of Borrower:

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(a) Endorse an Obligor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b) During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign an Obligor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to an Obligor, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use an Obligor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which an Obligor is a beneficiary; (xii) exercise any voting or other rights relating to Investment Property; and (xiii) take all other actions as Agent deems appropriate to fulfill any Obligor’s obligations under the Loan Documents.

8.8. Intercreditor Agreement; Cemetery Laws

8.8.1. Intercreditor Agreement

. Notwithstanding anything herein to the contrary, the lien and security interest granted to Agent pursuant to this Agreement and the exercise of any right or remedy by Agent hereunder and the obligations of the Obligors hereunder are subject to the provisions of the Intercreditor Agreement, dated as of August 26, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Borrower, Signature Bank, as First Priority Collateral Agent and Wilmington Trust, National Association, as Second Priority Collateral Agent, and certain other Persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

8.8.2. Cemetery Laws

. Notwithstanding anything herein or in any of the other Loan Documents to the contrary, the lien and security interest granted to Agent pursuant to this Agreement or any of the other Loan Documents, the exercise of any right or remedy by Agent hereunder and the obligations of the Obligors hereunder are subject to compliance with Cemetery Laws. For the avoidance of doubt and notwithstanding the grant of the security interest in merchandise, accounts receivable, cash or other Collateral of the Borrower and its Subsidiaries, the Borrower and its Subsidiaries are permitted to, and shall, deposit proceeds of such assets or Collateral, free of any Lien, into the Trust Accounts to the extent that such deposit is required by applicable Cemetery Laws.

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Section 9. REPRESENTATIONS AND WARRANTIES

9.1. General Representations and Warranties

. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Obligor represents and warrants that:

9.1.1. Organization and Qualification

. Each Obligor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Obligor is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect. No Obligor is an Affected Financial Institution or Covered Entity. The information included in the Beneficial Ownership Certification most recently provided to Agent and each Lender is true and complete in all respects.

9.1.2. Power and Authority

. Each Obligor is duly authorized to execute, deliver and perform its Loan Documents. The execution, delivery and performance of the Loan Documents (including through electronic means) have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract, in each case, except where any such violation or default, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect; or (d) result in or require imposition of a Lien (other than a Permitted Lien) on any Obligor’s Property.

9.1.3. Enforceability

. Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

9.1.4. Capital Structure

. Schedule 9.1.4 (as such Schedule may be updated from time to time pursuant to Section 10.1.8) shows, for each Obligor, its name, jurisdiction of organization, authorized and issued Equity Interests, holders of its Equity Interests, and agreements binding on such holders with respect to such Equity Interests. Except as disclosed on Schedule 9.1.4 (as such Schedule may be updated from time to time pursuant to Section 10.1.8), in the five years preceding the Closing Date, no Obligor has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination. Each Obligor has good title to its Equity Interests, subject only to Agent’s Lien and Permitted Liens, and all such Equity Interests are duly issued, fully paid and non-assessable. Except as disclosed on Schedule 9.1.4 (as such Schedule may be updated from time to time pursuant to Section 10.1.8), there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Obligor.

9.1.5. Title to Properties; Priority of Liens

. Each Obligor has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial

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statements delivered to Agent, in each case free of Liens except Permitted Liens. No Real Estate that is encumbered by a Mortgage is located in a special flood hazard zone, except as disclosed on Schedule 9.1.5 (as such Schedule may be updated from time to time pursuant to Section 10.1.8). Each Obligor has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. Subject to Sections 7.4.2 and 10.1.12, all Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens.

9.1.6. [Reserved]

.

9.1.7. Financial Statements

. The consolidated balance sheet, and related statements of income, cash flow and shareholders’ equity, of Borrower and its Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Borrower and its Subsidiaries at the dates and for the periods indicated. All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time. Since December 31, 2021, there has been no change in the condition, financial or otherwise, of any Obligor that could reasonably be expected to have a Material Adverse Effect. No financial statement delivered to Agent or Lenders at any time contains (as of the date to which such financial statement relates) any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading. The Obligors, taken as a whole, are Solvent.

9.1.8. Surety Obligations

. No Obligor is obligated as surety or indemnitor under any bond or other contract that ensures payment or performance of any obligation of any Person, except as permitted hereunder.

9.1.9. Taxes

. Each Obligor has timely filed all federal, state and local tax returns and other reports that it is required by law to file, and has timely paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable (whether or not shown on a tax return, and including in its capacity as a withholding agent), except (a) Taxes to the extent being Properly Contested or (b) to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect. The provision for Taxes on the books of each Obligor is adequate for all years not closed by applicable statutes and for its current Fiscal Year.

9.1.10. Brokers

. There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.11. Intellectual Property

. Each Obligor owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others, except to the extent that such failure to own, have the right or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There is no pending or, to any Obligor’s knowledge, threatened

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Intellectual Property Claim with respect to any Obligor or any of its Property (including any Intellectual Property). Except as disclosed on Schedule 9.1.11 (as such Schedule may be updated from time to time pursuant to Section 10.1.8), no Obligor pays or owes any royalty or other compensation to any Person with respect to any Intellectual Property. All Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, any Obligor or Restricted Subsidiary is shown on Schedule 9.1.11 (as such Schedule may be updated from time to time pursuant to Section 10.1.8).

9.1.12. Governmental Approvals

. Each Obligor has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, except where the failure to comply could not be reasonably expected to have a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Borrower and its Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.13. Compliance with Laws

. Each Obligor has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of material noncompliance issued to any Obligor under any Applicable Law.

9.1.14. Compliance with Environmental Laws

. Except as disclosed on Schedule 9.1.14 (as such Schedule may be updated from time to time pursuant to Section 10.1.8), to each Mortgage Obligor’s knowledge, no Mortgage Obligor’s past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up. No Mortgage Obligor has received any Environmental Notice with respect to any Real Estate now or previously owned, leased or operated by it which has not been cured. No Mortgage Obligor has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it.

9.1.15. Burdensome Contracts

. No Obligor is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect. No Obligor is party or subject to any Restrictive Agreement, except as disclosed in any filing with the Securities and Exchange Commissions or shown on Schedule 9.1.15 (as such Schedule may be updated from time to time pursuant to Section 10.1.8). No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor.

9.1.16. Litigation

. Except as shown on Schedule 9.1.16 (as such Schedule may be updated from time to time pursuant to Section 10.1.8) or disclosed in a Form 10-K or any other filing with the Securities and Exchange Commission, there are no proceedings or investigations pending or, to any Obligor’s knowledge, threatened against any Obligor, or any of their businesses, operations, Properties, prospects or conditions,

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that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Obligor. Except as shown on such Schedule (as such Schedule may be updated from time to time pursuant to Section 10.1.8), no Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000). No Obligor is in default with respect to any order, injunction or judgment of any Governmental Authority.

9.1.17. No Defaults

. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. No Obligor is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract or in the payment of any Borrowed Money, that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. There is no basis upon which any party (other than an Obligor) could terminate a Material Contract prior to its scheduled termination date.

9.1.18. ERISA

. Except as disclosed on Schedule 9.1.18:

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Obligors, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has met all applicable requirements under the Code, ERISA and the Pension Protection Act of 2006, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan.

(b) There are no pending or, to the knowledge of the Obligors, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect. No Obligor is or will be using “plan assets” (within the meaning of 29 C.F.R. §2510.3-101, as modified by ERISA Section 3(42) or otherwise) of one or more Benefit Plans with respect to its entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments or Loan Documents.

(c) No ERISA Event has occurred or is reasonably expected to occur. As of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and no Obligor or ERISA Affiliate knows of any reason that such percentage could reasonably be expected to drop below 60%. No Obligor or ERISA Affiliate has incurred any liability to the PBGC except for the payment of premiums, and no premium payments are due and unpaid. No Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA. No Pension Plan has been terminated by its plan administrator or the PBGC, and no fact or circumstance exists that could reasonably be expected to cause the PBGC to institute proceedings to terminate a Pension Plan.

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(d) With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the Fair Market Value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

9.1.19. Trade Relations

. There exists no actual or threatened termination, limitation or modification of any business relationship between any Obligor and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of such Obligor. There exists no condition or circumstance that could reasonably be expected to impair the ability of any Obligor to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

9.1.20. Labor Relations

. Except as described on Schedule 9.1.20 (as such Schedule may be updated from time to time pursuant to Section 10.1.8), no Obligor is party to or bound by any collective bargaining agreement, management agreement or material consulting agreement. There are no material grievances, disputes or controversies with any union or other organization of any Obligor’s employees which any Obligor has received written notice of, or, to any Obligor’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.

9.1.21. Payable Practices

. No Obligor has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

9.1.22. Not a Regulated Entity

. No Obligor is (a) an “investment company” or “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, Interstate Commerce Act, any public utilities code or other Applicable Law regarding its authority to incur Indebtedness.

9.1.23. Margin Stock

. No Obligor is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds or Letters of Credit will be used by any Obligor to purchase or carry, or to reduce or refinance any Indebtedness incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Federal Reserve Board of Governors.

9.1.24. Sanctions; Anti-Corruption Laws

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. No Obligor, Subsidiary, or any director, officer, employee, agent, affiliate or representative thereof, is or is owned or controlled by any individual or entity that is currently the target of any Sanction or is located, organized or resident in a country or territory that is the target of any Sanction. Each Obligor and Subsidiary has conducted its business in compliance with all applicable Anti-Corruption Laws.

9.1.25. No other Senior Notes Permitted Debt

. Borrower has not incurred any Senior Notes Permitted Debt other than the Obligations.

9.2. Complete Disclosure

. No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading. There is no fact or circumstance that any Obligor is aware of and that any such Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

Section 10. COVENANTS AND CONTINUING AGREEMENTS

10.1. Affirmative Covenants

. As long as any Commitment or Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) are outstanding, each Obligor shall, and shall cause each Restricted Subsidiary to:

10.1.1. Inspections; Field Examinations

.

(a) Permit Agent from time to time, subject (unless an Event of Default then exists) to reasonable notice and normal business hours, to visit and inspect the Properties of any Obligor or Subsidiary, inspect, audit and make extracts from any Obligor’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Obligor’s or Subsidiary’s business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense. Secured Parties shall have no duty to any Obligor to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligor. Each Obligor acknowledges that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and the Obligors shall not be entitled to rely upon them. Agent and Lenders shall use commercially reasonable efforts to minimize any interruption of the operations of the Obligors and their Subsidiaries in conducting such visits or inspections.

(b) Reimburse Agent for all reasonable, out-of-pocket charges, costs and expenses incurred by it in connection with examinations of Obligors’ books and records or any other financial or Collateral matters (excluding third party (versus internal) appraisals and environmental assessments, exams or reports) as it reasonably deems appropriate, not more than one time per calendar year; provided, that if an examination is initiated during the continuance of an Event of Default, all charges, costs and expenses relating thereto shall be reimbursed without regard to such limit. Borrower shall pay Agent’s then standard charges for examination activities, including charges for its internal examination and appraisal groups, as well as the charges of any third party used for such purposes. No Borrowing Base calculation shall include Collateral acquired in a Permitted Acquisition until completion of applicable field examinations (which shall not be included in the limits provided above, and which Agent shall promptly upon Borrower’s request

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undertake) reasonably satisfactory to Agent. For the avoidance of doubt, Agent shall not conduct more than one full scale commercial field examination per year at Borrower’s expense, so long as no Event of Default is then continuing.

10.1.2. Financial and Other Information

. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:

(a) as soon as available, and in any event within one hundred twenty (120) days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on a consolidated basis for Borrower and its Subsidiaries, which consolidated statements shall be audited and certified (without qualification) by a firm of independent certified public accountants of recognized standing selected by Borrower and reasonably acceptable to Agent (Grant Thornton shall be deemed to be reasonably acceptable), and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent;

(b) as soon as available, and in any event within fifty (50) days after the end of each Fiscal Quarter, unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income, cash flow and shareholders’ equity for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on a consolidated basis for Borrower and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year‑end adjustments and the absence of footnotes;

(c) as soon as available, and in any event within fifty (50) days after the end of each month, unaudited balance sheets as of the end of such month and the related statements of income, cash flow and shareholders’ equity for such month and for the portion of the Fiscal Year then elapsed, on a consolidated basis for Borrower and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations for such month and period, subject to normal year‑end adjustments and the absence of footnotes;

(d) concurrently with delivery of financial statements under clause (b) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer of Borrower; provided, that, at any time compliance with Section 10.1.11 requires the inclusion of Unrestricted Cash maintained at a bank other than Signature Bank, a Compliance Certificate executed by the chief financial officer of Borrower shall be furnished to Agent and Lenders concurrently with delivery of financial statements under clause (c) above, or more frequently if requested by Agent while a Default or Event of Default exists;

(e) concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Borrower or its Subsidiaries by their accountants in connection with such financial statements;

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(f) not later than thirty (30) days after the start of each Fiscal Year, projections of Borrower’s consolidated balance sheets, results of operations and cash flow for the next Fiscal Year, fiscal quarter by fiscal quarter;

(g) at Agent’s request, a listing of each Obligor’s trade payables, specifying creditor and balance due, and a detailed trade payable aging, all in form reasonably satisfactory to Agent;

(h) promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that any Obligor has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that any Obligor files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by an Obligor to the public concerning material changes to or developments in the business of such Obligor;

(i) promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan; and

(j) such other reports and information (financial or otherwise) as Agent may reasonably request from time to time in connection with any Collateral or any Obligor’s, Restricted Subsidiary’s or other Obligor’s financial condition, ownership or business.

10.1.3. Notices

. Notify Agent and Lenders in writing, promptly after an Obligor’s knowledge thereof, of any of the following affecting an Obligor: (a) threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could reasonably be expected to have a Material Adverse Effect; (b) a pending or threatened labor dispute, strike, walkout or expiration of a material labor contract; (c) default under or termination of a Material Contract; (d) existence of a Default or Event of Default; (e) judgment in an amount exceeding $1,000,000; (f) assertion of any Intellectual Property Claim, if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (g) violation or asserted violation of any Applicable Law (including ERISA, OSHA, or any Sanction or Environmental Law), if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (h) an Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor; or receipt of an Environmental Notice; (i) occurrence of an ERISA Event; (j) material change in any accounting or financial reporting practice that affects calculation of the Borrowing Base, any Reserve or any covenant hereunder; (k) change in any information contained in a Beneficial Ownership Certificate delivered to Agent or any Lender; (l) discharge, withdrawal or resignation of Borrower’s independent accountants; or (m) opening or move of an office or place of business, at least thirty (30) days prior thereto.

10.1.4. Landlord and Storage Agreements

. Upon request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

10.1.5. Compliance with Laws

. Comply with all Applicable Laws, including ERISA, Environmental Laws, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental

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Approvals necessary for ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect. Each Obligor and Subsidiary shall maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws and Sanctions. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of any Obligor or Subsidiary, it shall act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate action to remediate, in all material respects, such Environmental Release, whether or not directed to do so by any Governmental Authority.

10.1.6. Taxes

. Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

10.1.7. Insurance

. In addition to the insurance required hereunder with respect to Collateral, maintain insurance in form and substance and with insurers (with a Best rating of at least A+, unless otherwise approved by Agent in its discretion) satisfactory to Agent, (a) with respect to the Properties and business of Borrower and its Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated; and (b) business interruption insurance in an amount not less than $50,000,000; in each case with deductibles, endorsements and assignments satisfactory to Agent.

10.1.8. Updates to Certain Schedules

. Deliver to Agent promptly as shall be required to maintain the related representations and warranties as true and correct, written updates to Schedules 8.5, 9.1.4, 9.1.11, 9.1.14, 9.1.15, 9.1.16 and 9.1.20. Any such updated Schedules delivered by Borrower to Agent in accordance with this Section 10.1.8 shall automatically and immediately be deemed to amend and restate the prior version of such Schedule previously delivered to Agent and attached to and made part of this Agreement; provided, that no such update shall, or shall be deemed to, waive any Default, Event of Default or other breach or violation of this Agreement arising from the information, fact or circumstance disclosed in any such update.

10.1.9. Future Subsidiaries; Inactive Subsidiaries; Immaterial Subsidiaries

. Notify Agent within thirty (30) days if (a) any Person becomes a Subsidiary (other than an Excluded Subsidiary), (b) any Inactive Subsidiary acquires any assets or liabilities or conducts any business, and (c) any Immaterial Subsidiary ceases to be an Immaterial Subsidiary and, in each case, deliver any know-your-customer or other background diligence information requested by Agent or any Lender with respect to such Subsidiary; and (provided it is not an Excluded Subsidiary) cause it to guaranty the Obligations in a manner reasonably satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall reasonably require to evidence and perfect a Lien in favor of Agent on all assets of such Person, including delivery of legal opinions, in form and substance reasonably satisfactory to Agent.

10.1.10. Depository Bank

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. Within ninety (90) days after the Closing Date (or such longer period as may be agreed in writing by Agent in its reasonable discretion), maintain Signature Bank as its principal depository bank, including for the maintenance of all operating, collection, disbursement and other deposit accounts for all Cash Management Services.

10.1.11. Unrestricted Cash

. Maintain an average calendar monthly balance (prorated for the month in which the Closing Date occurs) of Unrestricted Cash subject to Deposit Account Control Agreements, of not less than $15,000,000 in the aggregate.

10.1.12. Post-Closing Obligations.

(a) Within ninety (90) days after the Closing Date (or such longer period as may be agreed in writing by Agent in its reasonable discretion), deliver to Agent the Mortgages and all Related Real Estate Documents for all Real Estate to be subject to a Mortgage.

(b) Within thirty (30) days after the Closing Date (or such longer period as may be agreed in writing by Agent in its reasonable discretion), deliver to Agent a Deposit Account Control Agreement with respect to all of the Obligors’ Deposit Accounts (other than Excluded Accounts) maintained at Bank of America, N.A., duly executed and delivered by the applicable Obligors, the Senior Notes Indenture Trustee and Bank of America, N.A. in its capacity as depository bank.

10.2. Negative Covenants

. As long as any Commitment or Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) are outstanding, each Obligor shall not, and shall cause each Restricted Subsidiary not to:

10.2.1. Permitted Debt

. Create, Incur, Guarantee or suffer to exist any Indebtedness, except (collectively, “Permitted Debt”):

(a) the Obligations;

(b) Indebtedness under the Senior Notes Documents and subject to the Intercreditor Agreement;

(c) Subordinated Debt;

(d) Permitted Purchase Money Debt;

(e) existing Borrowed Money not satisfied with the initial Loan proceeds;

(f) Indebtedness with respect to Bank Products incurred in the Ordinary Course of Business;

(g) Indebtedness that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by an Obligor or Subsidiary, as long as such Indebtedness was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, and does not exceed $1,000,000 in the aggregate at any time;

(h) Permitted Contingent Obligations;

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(i) Refinancing Debt (including, notwithstanding anything to contained herein to the contrary, the payment of reasonable transaction fees and expenses and any make whole or premium payments incurred or payable in connection therewith) as long as each Refinancing Condition is satisfied;

(j) Indebtedness of Borrower or any Restricted Subsidiary consisting of the financing of insurance premiums in the Ordinary Course of Business;

(k) unsecured Indebtedness (other than Senior Notes Permitted Debt) up to $5,000,000 in the aggregate at any time;

(l) Indebtedness (including Capital Lease Obligations, mortgage financings or purchase money obligations) Incurred for the purpose of financing (or refinancing) all or any part of the purchase price or cost of construction or improvement of property (real or personal), plant or equipment used in the business of Borrower or such Restricted Subsidiary that, added to all other Indebtedness Incurred pursuant to this clause (l) and then outstanding, will not exceed the sum of (A) the greater of (x) $15,000,000 and (y) 20.0% of the Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available plus (B) the amount of any fees and expenses incurred in connection with any financing or refinancing;

(m) the Incurrence of (i) intercompany Indebtedness of Borrower, a Guarantor or any other Restricted Subsidiary of Borrower for so long as such Indebtedness is held by Borrower or a Guarantor; provided that such Indebtedness shall be unsecured and if owing by Borrower or any Guarantor, contractually subordinated in all respects (other than with respect to the maturity thereof) to the obligations of Borrower under this Agreement, and (ii) intercompany Indebtedness of Borrower, any Guarantor or any Foreign Subsidiary for so long as such Indebtedness is held by a Foreign Subsidiary; provided that if such Indebtedness is owing by Borrower or any Guarantor, such Indebtedness shall be unsecured and contractually subordinated in all respects (other than with respect to the maturity thereof) to the Obligations of Borrower under this Agreement; provided, further, that any such Indebtedness shall be subject to the Intercompany Note, and, in the case of (x) intercompany obligations owing to Borrower or a Guarantor thereunder, pledged to Agent, and (y) intercompany obligations owing to a Subsidiary that is not a Guarantor, subordinated to the Secured Obligations in accordance therewith;

(n) Guarantees by Borrower or any Restricted Subsidiary of Indebtedness or other obligations of Borrower or any Restricted Subsidiary of Borrower otherwise permitted hereunder so long as the Person giving such Guarantee could have Incurred the Indebtedness or other obligations that are being Guaranteed; provided that if the Indebtedness being guaranteed (i) is subordinated to the Obligations, then the Guarantee must be subordinated to the same extent as the Indebtedness being Guaranteed or (ii) is owed by any Restricted Subsidiary that is not a Guarantor, such Guarantee shall be subordinated to the prior Full Payment of the Obligations;

(o) Indebtedness consisting of promissory notes or similar Indebtedness issued by Borrower or any Restricted Subsidiary to current, future or former officers, managers, and employees thereof, or to their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of Borrower or a Restricted Subsidiary to the extent described in clause (i) of the definition of Restricted Investment;

(p) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, incurred in connection with the disposition of any business, assets or

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Restricted Subsidiary, so long as the amount of such Indebtedness does not exceed the gross proceeds (including non-cash proceeds) actually received by Borrower or any Restricted Subsidiary in connection with such transactions; and

(q) (A) Indebtedness arising in connection with endorsement of instruments for collection or deposit in the ordinary course of business and (B) Cash Management Obligations and Indebtedness in respect of cash pooling arrangements, netting services, automatic clearinghouse arrangements, overdraft protection, employee credit card programs and other cash management and similar obligations in the Ordinary Course of Business (and Guarantees thereof); and

(r) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the Ordinary Course of Business and consistent with past practice or industry practices.

10.2.2. Permitted Liens

. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a) Liens in favor of Agent;

(b) Purchase Money Liens securing Permitted Purchase Money Debt;

(c) Liens for Taxes not yet due or not delinquent for more than thirty (30) days, or being Properly Contested;

(d) statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby (1) is not yet due or not delinquent for more than thirty (30) days, or (2) is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Obligor or Subsidiary;

(e) Liens incurred or deposits made in the Ordinary Course of Business to secure performance of Permitted Contingent Obligations (specifically, clause (d) thereof) and government tenders, bids, contracts, statutory obligations and other similar obligations;

(f) Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g) Liens arising out of judgments or awards against such Person (i) with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor or (ii) that do not cause, or with the passage of time or notice, would not constitute an Event of Default;

(h) easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate that do not interfere with the Ordinary Course of Business;

(i) normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

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(j) Liens as set forth in the Senior Notes Documents and subject to the Intercreditor Agreement;

(k) Liens on assets acquired in a Permitted Acquisition, securing Indebtedness permitted by Section 10.2.1(g);

(l) existing Liens shown on Schedule 10.2.2, and if the Indebtedness secured by the same is refinanced with Refinancing Debt, Liens or any such Refinancing Debt permitted under Section 10.2.1(i);

(m) Liens solely on any cash advances or cash earnest money deposits made by Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted under this Agreement;

(n) any Liens or other title exceptions set forth in any of the lender’s title insurance policies insuring the Mortgages and not reasonably objected to by Agent;

(o) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, workmen’s compensation or unemployment obligations or other obligations of a like nature, Incurred in the Ordinary Course of Business;

(p) deposits made in the Ordinary Course of Business to secure liability for premiums to insurance carriers;

(q) Liens in favor of Borrower or a Guarantor;

(r) Liens arising from filings of Uniform Commercial Code financing statements or similar documents regarding leases or otherwise for precautionary purposes relating to arrangements not constituting Indebtedness;

(s) Liens securing Cash Management Obligations;

(t) Liens of Borrower or any Restricted Subsidiary of the Company with respect to obligations in an aggregate principal amount that does not exceed the greater of (x) $20,000,000 and (y) 27.5% of Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available at any one time outstanding, so long as such Liens on Collateral are at all times junior to Agent’s Liens thereon;

(u) any Lien or other restriction on the use of property (including cash) deposited in any Trust Fund, to the extent imposed by law or by the terms of the agreement governing such Trust Fund;

(v) leases, subleases, licenses or sublicenses (including licenses or sublicenses of software and other technology or intellectual property) in the Ordinary Course of Business which do not materially interfere with the ordinary conduct of the business of Borrower or any of its Restricted Subsidiaries;

(w) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance in the ordinary course of business and consistent with past practice or industry practices; provided that such Lien secures only obligations in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 10.2.1;

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(x) Liens in favor of customs and revenue authorities arising as a matter of Applicable Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and consistent with past practice or industry practice;

(y) Liens on securities that are the subject of repurchase agreements constituting Permitted Investments;

(z) Liens on cash or Permitted Investments securing letters of credit and obligations owed to credit card companies permitted by this Agreement in the Ordinary Course of Business and consistent with past practice;

(aa) Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums; and

(bb) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of the Company or any Subsidiary in the ordinary course of business and consistent with past practice or industry practices.

10.2.3. Capital Expenditures

. Make Capital Expenditures in excess of $15,000,000 in the aggregate during any Fiscal Year.

10.2.4. Distributions; Upstream Payments

. (a) Declare or make any Distributions, except Upstream Payments; or (b) create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make Upstream Payments, except (in the cases of clauses (a) and (b) above) for (i) restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 9.1.15; (ii) at and after the “Effective Date” (as such term is defined in the Merger Agreement), (A) any Distributions required, expressly referenced, contemplated or permitted under the Merger Agreement, in an aggregate amount not to exceed $10,000,000, and (B) Distributions from time to time to Parent or Borrower (y) to pay amounts equal to the fees and expenses (including franchise and similar Taxes, and all fees and expenses of financial advisors, proxy advisors, counsel and filing fees and printing costs) required to maintain the existence of Parent and Borrower, customary salary, bonus and other benefits (including indemnification, insurance and insurance premiums) payable to, and indemnities provided on behalf of directors, officers and employees of Parent, and the general corporate operating and overhead expenses of Parent, in each case to the extent that such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the operation of Borrower or any of its Subsidiaries in the Ordinary Course of Business; and (z) to enable Parent to make a redemption, repurchase, retirement or other acquisition permitted under clause (i) of the definition of Restricted Investment; (iii) in respect of the Indebtedness under the Indenture, as required under the Indenture; (iv) as permitted under Section 10.2.5 or Section 10.2.6 (subject to the limitations set forth in the Intercreditor Agreement); and (v) Distributions contemplated by the Note Purchase Agreement as shown on Schedule 9.1.15.

10.2.5. Investments

. Make any Restricted Investment.

10.2.6. Asset Sales

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. Make any Asset Sale, except a Permitted Asset Sale or transfer of Property by a Subsidiary to an Obligor or by an Obligor to another Obligor.

10.2.7. Loans

. Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder, including lease, utility, and workers compensation, performance and other similar deposits; (d) as long as no Default or Event of Default exists, intercompany loans by Borrower to a Restricted Subsidiary or by a Restricted Subsidiary to Borrower or another Restricted Subsidiary; provided that any such loan shall be subject to the Intercompany Note; and (e) loans referenced in the term Restricted Investment that are permitted thereunder.

10.2.8. Restrictions on Payment of Certain Indebtedness

. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Indebtedness (and a Senior Officer of Borrower shall certify to Agent, not less than five (5) Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); or (b) Borrowed Money (other than the Obligations) prior to its due date under the agreements evidencing such Indebtedness as in effect on the Closing Date (or as amended thereafter with the consent of Agent), other than (in the case of (a) or (b) above), (1) in respect of the Indebtedness under the Indenture, as required under the Indenture, or (2) as permitted under Section 10.2.4 or Section 10.2.5 (subject to the limitations set forth in the Intercreditor Agreement).

10.2.9. Fundamental Changes

. Change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; change its form or state of organization; liquidate, wind up its affairs or dissolve itself; consummate or unwind a Division; effect an Asset Sale of substantially all its assets; or merge, combine or consolidate with any Person; in each case, whether in a single transaction or series of related transactions, except for: (a) mergers or consolidations of a Wholly-Owned Subsidiary with another Wholly-Owned Subsidiary when no Default or Event of Default exists, or into an Obligor; (b) Permitted Acquisitions; (c) the transactions contemplated by the Merger Agreement; (d) and the liquidation or dissolution of Excluded Subsidiaries; and (e) a transaction (or a series of transactions) with the result that upon conclusion of such transaction or transactions, Borrower ceases to be subject to reporting obligations under Sections 13 or 15(d) of the Exchange Act.

10.2.10. Subsidiaries

. Form or acquire any Restricted Subsidiary after the Closing Date, except in accordance with Sections 10.1.9, 10.2.5 and 10.2.9; or permit any existing Restricted Subsidiary to issue any additional Equity Interests except directors’ qualifying shares.

10.2.11. Organic Documents

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. Amend, modify or otherwise change any of its Organic Documents, except in connection with a transaction permitted under Section 10.2.9 or otherwise in any respect that is materially adverse to the rights or interests of Agent and the Lenders under this Agreement or any of the other Loan Documents.

10.2.12. Tax Consolidation

. File or consent to the filing of any consolidated income tax return with any Person other than Borrower and its Subsidiaries, and after the Merger (as defined in the Merger Agreement), Parent.

10.2.13. Accounting Changes

. Make any material change in accounting treatment or reporting practices, except in accordance with Section 1.2; or change its Fiscal Year.

10.2.14. Restrictive Agreements

. Become a party or be subject to any Restrictive Agreement, except (a) a Restrictive Agreement (i) in effect on the Closing Date; (ii) relating to secured Indebtedness permitted hereunder, as long as the restrictions apply only to collateral for such Indebtedness; or (iii) constituting customary restrictions on assignment in leases and other contracts, or (b) the Senior Notes Documents.

10.2.15. Swaps

. Enter into any Swap, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

10.2.16. Conduct of Business

. Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto.

10.2.17. Affiliate Transactions

. Enter into or be party to any transaction with an Affiliate, except (a) transactions expressly permitted by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and payment of customary directors’ fees and indemnities; (c) transactions solely among Obligors; (d) transactions with Affiliates consummated prior to the Closing Date, as shown on Schedule 10.2.17; (e) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate; (f) the transactions contemplated by the Merger Agreement; and (g) the transactions which are the subject to the Note Purchase (and Borrower’s related investment of the Note Purchase Entity).

10.2.18. Plans

. Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date.

10.2.19. Amendments to Subordinated Debt or Senior Notes Documents

. Amend, supplement or otherwise modify: (a) any document, instrument or agreement relating to any Subordinated Debt, if such modification (i) increases the principal balance of such Indebtedness, or increases any required payment of principal or interest; (ii) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment

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provisions; (iii) shortens the final maturity date or otherwise accelerates amortization; (iv) increases the interest rate; (v) increases or adds any fees or charges; (vi) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Obligor or Subsidiary, or that is otherwise materially adverse to any Obligor, any Subsidiary or Lenders; or (vii) results in the Obligations not being fully benefited by the subordination provisions thereof; or (b) any of the Senior Notes Documents, except to the extent permitted by the Intercreditor Agreement.

10.3. Financial Covenant

. As long as any Commitment or Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) are outstanding, Borrower shall:

10.3.1. Total Net Leverage Ratio

. Commencing on the last day of the Reference Period most recently ended prior to a Covenant Trigger Period, maintain a Total Net Leverage Ratio for each Reference Period ending (and only if ending) while such Covenant Trigger Period is in effect, of not more than 6.50 to 1.0. A calculation of the Total Net Leverage Ratio for informational purposes shall be delivered with each Compliance Certificate delivered pursuant to Section 10.1.2(d), but a Total Net Leverage Ratio of less than 6.50 to 1.0 shall not result in an Event of Default unless a Covenant Trigger Period is in effect.

10.4. Designation of Restricted and Unrestricted Subsidiaries

. The Board of Directors of Borrower may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Borrower and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for permitted Investments. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of Borrower as an Unrestricted Subsidiary will be evidenced to Agent by delivery to Agent a certified copy of a resolution of the Board of Directors giving effect to such designation and a certificate of a Senior Officer and an opinion of counsel to Borrower certifying that such designation complied with the preceding conditions and was permitted by the Senior Notes Documents. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Borrower as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 10.2.1, Borrower will be in default of such covenant. The Board of Directors of Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Borrower; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Borrower of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (a) such Indebtedness is permitted under Section 10.2.1, calculated on a pro forma basis as if such designation had occurred at the beginning of the Reference Period

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then most recently ended; and (b) no Default or Event of Default would be in existence following such designation.

Section 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1. Events of Default

. Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a) Any Obligor fails to pay (i) any principal of any of its Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise), or (ii) any interest on any of its Obligations, or any fee or other amount payable hereunder or under any other Loan Document when due and, in the case of this clause (ii), such failure remains unremedied for a period of three (3) Business Days;

(b) Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is false or misleading in any material respect when given;

(c) An Obligor breaches or fail to perform any covenant contained in Sections 7.2, 7.3, 7.4, 7.6, 8.1, 8.2.4, 8.2.5, 10.1.1, 10.1.2, 10.2 or 10.3;

(d) An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within thirty (30) days or, solely with respect to Section 10.1.11, five (5) days, after a Senior Officer of such Obligor receives notice thereof from Agent, whichever is sooner; provided, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

(e) A Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor or third party denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; it is unlawful for an Obligor to perform any of its obligations under a Loan Document; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);

(f) Any breach or default of an Obligor occurs under (i) any Swap, or (ii) any instrument or agreement (including any Senior Note Document) to which it is a party or by which it or any of its Properties is bound, relating to any Indebtedness (other than the Obligations) in excess of $20,000,000, if the maturity of or any payment with respect to such Indebtedness could be accelerated or demanded due to such breach (whether or not any applicable grace period or notice has been satisfied);

(g) Any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $20,000,000 (net of insurance coverage therefor that has not been denied by the insurer), unless a stay of enforcement of such judgment or order is in effect;

(h) A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $20,000,000;

(i) An Obligor is enjoined, restrained or prevented by a Governmental Authority from conducting a material part of its business; an Obligor suffers the loss, revocation or termination of a material license, permit, lease or agreement necessary to its business; there is a cessation of a material part of an

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Obligor’s business for a material period of time; material Collateral or Property of an Obligor is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or an Obligor is not Solvent;

(j) An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor or any of its material Subsidiaries, and such Obligor or Subsidiary consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by such Obligor or Subsidiary, or the petition is not dismissed within sixty (60) days after filing or an order for relief is entered;

(k) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan;

(l) An Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral; or

(m) A Change of Control occurs.

11.2. Remedies upon Default

. If an Event of Default under Section 11.1(j) occurs with respect to any Obligor, then to the extent permitted by Applicable Law, all Obligations (including Secured Bank Product Obligations only to the extent provided in applicable agreements) shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a) declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by each Obligor to the fullest extent permitted by law;

(b) terminate, reduce or condition any Commitment or adjust the Borrowing Base;

(c) require Obligors to Cash Collateralize LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable, and if Obligors fail to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d) exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require the Obligors to assemble Collateral,

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at Borrower’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by an Obligor, the Obligors agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Obligor agrees that ten (10) days’ notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable. Agent may conduct sales on any Obligor’s premises, without charge, and any sale may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

11.3. License

. Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Collateral comprised of Intellectual Property of the Obligors, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Obligor’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

11.4. Setoff

. At any time during the existence of an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against its Obligations, whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5. Remedies Cumulative; No Waiver

11.5.1. Cumulative Rights

. All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent, Issuing Bank and Lenders under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies

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available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.5.2. Waivers

. No waiver or course of dealing shall be established by (a) the failure or delay of Agent, Issuing Bank or any Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent, Issuing Bank or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. Any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

Section 12. AGENT

12.1. Appointment, Authority and Duties of Agent

12.1.1. Appointment and Authority

. Each Secured Party appoints and designates Signature Bank as Agent under all Loan Documents. Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents. Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise. Agent alone is authorized to determine eligibility and applicable advance rates under the Borrowing Base, whether to impose or release any reserve, or whether any conditions to funding or issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Secured Party or other Person for any error in judgment.

12.1.2. Duties

. The title of “Agent” is used solely as a matter of market custom and the duties of Agent are administrative in nature only. Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction, even if a Default exists. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

12.1.3. Agent Professionals

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. Agent may perform its duties through employees and agents. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4. Instructions of Required Lenders

. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joining any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action. Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent. Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 15.1.1. In no event shall Agent be required to take any action that it determines in its discretion is contrary to Applicable Law or any Loan Documents or could expose any Agent Indemnitee to potential liability.

12.2. Agreements Regarding Collateral and Borrower Materials

12.2.1. Lien Releases; Care of Collateral

. Secured Parties authorize Agent to release any Lien on any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of a disposition or Lien that Borrower certifies in writing is a Permitted Asset Sale or a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) subject to Section 15.1, with the consent of Required Lenders. Secured Parties authorize Agent to subordinate its Liens to any Purchase Money Lien or other Lien entitled to priority hereunder. Agent has no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral. To the extent required under the laws of any foreign jurisdiction, each Secured Party hereby grants to Agent any required power of attorney to take any action with respect to Collateral or to execute any Loan Document on the Secured Party’s behalf.

12.2.2. Possession of Collateral

. Agent and Secured Parties appoint each Secured Party as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in Collateral held or controlled by it, to the extent such Liens are perfected by possession or control. If a Secured Party obtains possession or control of any Collateral,

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it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

12.2.3. Reports

. Agent shall promptly provide to Lenders, when complete, any field examination, audit, appraisal or consultant report prepared for Agent with respect to any Obligor or Collateral (“Report”). Reports and other Borrower Materials may be made available to Lenders by posting them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon the Obligors’ books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Obligor Materials and shall not be liable for any information contained in or omitted from any Obligor Materials; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Obligor Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.

12.3. Reliance by Agent

. Agent shall be entitled to rely, and shall be fully protected in relying, upon any Communication (including those by telephone, telex, telegram, telecopy, e-mail or other electronic means) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Agent shall have a reasonable and practicable amount of time to act on any Communication and shall not be liable for any delay in acting.

12.4. Action Upon Default

. Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from an Obligor or Required Lenders specifying the occurrence and nature thereof. If a Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations) or assert any rights relating to any Collateral.

12.5. Ratable Sharing

. If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its ratable share of such Obligation, such Lender shall forthwith purchase from Secured Parties participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.5.2, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the

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full amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction. No Lender shall set off against a Dominion Account without Agent’s prior consent.

12.6. Indemnification

. EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT). In Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Secured Party to the extent of its Pro Rata share.

12.7. Limitation on Responsibilities of Agent

. Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Liens, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8. Successor Agent and Co-Agents

12.8.1. Resignation; Successor Agent

. Agent may resign at any time by giving at least thirty (30) days written notice thereof to Lenders and Borrower. Required Lenders may appoint a successor that is (a) a Lender or Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) Borrower. If no successor is appointed by the effective date of Agent’s resignation, then on such date, Agent may appoint a successor acceptable to it in its discretion (which shall be a Lender unless no Lender accepts the role) or, in the absence of such appointment, Required Lenders

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shall automatically assume all rights and duties of Agent. The successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act. The retiring Agent shall be discharged from its duties hereunder on the effective date of its resignation, but shall continue to have all rights and protections available to Agent under the Loan Documents with respect to actions, omissions, circumstances or Claims relating to or arising while it was acting or transferring responsibilities as Agent or holding any Collateral on behalf of Secured Parties, including indemnification under Sections 12.6 and 14.2, and all rights and protections under this Section 12. Any successor to Signature Bank by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor.

12.8.2. Co-Collateral Agent

. If appropriate under Applicable Law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document. Each right, remedy and protection intended to be available to Agent under the Loan Documents shall also be vested in such agent. Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment. If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of the agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9. Due Diligence and Non-Reliance

. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder. Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. No act by Agent, including any consent, amendment, acceptance of assignment or due diligence by Agent, shall be deemed to constitute a representation by Agent to any Secured Party as to any matter, including whether Agent has disclosed material information in its possession. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates. Each Lender represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility, and (b) it is engaged in making, acquiring or holding commercial loans in the ordinary course, is sophisticated with respect to making such decisions and holding such loans, and is entering into this Agreement for the purpose of making, acquiring or holding commercial loans and providing other facilities as set forth herein, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument. Each Lender agrees not to assert any claim in contravention of the foregoing.

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12.10. Remittance of Payments and Collections

12.10.1. Remittances Generally

. Payments by any Secured Party to Agent shall be made by the time and date provided herein, in immediately available funds. If no time for payment is specified or if payment is due on demand and request for payment is made by Agent by 1:00 p.m. on a Business Day, then payment shall be made by the Secured Party by 3:00 p.m. on such day, and if request is made after 1:00 p.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

12.10.2. Recovery of Erroneous Payments

. Without limitation of any other provision herein, if at any time Agent makes a payment hereunder in error to any Secured Party, whether or not in respect of an Obligation due and owing by the Obligors at such time, where such payment is a Rescindable Amount, then in any such event each Secured Party receiving a Rescindable Amount severally agrees to repay to Agent forthwith on demand the Rescindable Amount received by such Secured Party in immediately available funds in the currency so received, with interest thereon for each day from and including the date such Rescindable Amount is received by it to but excluding the date of repayment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. Each Secured Party irrevocably waives any and all defenses, including any defense of discharge for value (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Agent shall inform each Secured Party promptly upon determining that any payment made to such Secured Party was comprised, in whole or in part, of a Rescindable Amount.

12.10.3. Distributions

. If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then Agent shall not be required to distribute such amount to any Secured Party.

12.11. Individual Capacities

. As a Lender, Signature Bank shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Signature Bank in its capacity as a Lender. Agent, Lenders and their Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if they were not Agent or Lenders hereunder, without any duty to account therefor to any Secured Party. In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

12.12. Titles

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. Each Lender or other Person, other than Signature Bank, that is designated in connection with this credit facility as an “Arranger,” “Bookrunner” or “Agent” of any kind shall have no right or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.

12.13. Certain ERISA Matters

12.13.1. Lender Representations

. Each Lender represents and warrants, as of the date it became a Lender party hereto, and covenants, from the date it became a Lender party hereto to the date it ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of Obligors, that at least one of the following is and will be true: (a) Lender is not using “plan assets” (within the meaning of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments or Loan Documents; (b) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents; (c) (i) Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of Lender to enter into, participate in, administer and perform the Loans, Letters of Credit, Commitments and Loan Documents, (iii) the entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14, and (iv) to the best knowledge of Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents; or (d) such other representation, warranty and covenant as may be agreed in writing between Agent, in its discretion, and Lender.

12.13.2. Further Lender Representation

. Unless Section 12.13.1(a) or (d) is true with respect to a Lender, such Lender further represents and warrants, as of the date it became a Lender hereunder, and covenants, from the date it became a Lender to the date it ceases to be a Lender hereunder, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of any Obligor, that Agent is not a fiduciary with respect to the assets of such Lender involved in its entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents (including in connection with the reservation or exercise of any rights by Agent under any Loan Document).

12.14. Bank Product Providers

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. Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by the Loan Documents, including Sections 5.5, 12, 14.3.3 and 14.16, and agrees to indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations.

12.15. No Third-Party Beneficiaries

. This Section 12 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations. This Section 12 does not confer any rights or benefits upon any Obligor or other Person. As between the Obligors and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

Section 13. BENEFIT OF AGREEMENT; ASSIGNMENTS

13.1. Successors and Assigns

. This Agreement shall be binding upon and inure to the benefit of the Obligors, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Obligor may assign or delegate its rights or obligations under any Loan Documents without the consent of Agent; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2. Participations

13.2.1. Permitted Participants; Effect

. Subject to Section 13.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrower shall be determined as if it had not sold such participating interests, and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.8 unless Borrower agrees otherwise in writing and shall in no event be entitled to receive any greater payment under Section 5.8 than its participating Lender would have been entitled to receive.

13.2.2. Voting Rights

. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in

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which such Participant has an interest, postpones the Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Obligor, Guarantor or substantially all Collateral.

13.2.3. Participant Register

. Each Lender that sells a participation shall, acting as a non-fiduciary agent of Borrower (solely for tax purposes), maintain a register in which it enters the Participant’s name, address and interest in Commitments, Loans (and stated interest) and LC Obligations. Entries in the register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in such register except to the extent necessary to establish that a Participant’s interest is in registered form under the Code and the regulations promulgated thereunder.

13.2.4. Benefit of Setoff

. Each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.3. Assignments

13.3.1. Permitted Assignments

. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless the Eligible Assignee is a Lender or an Affiliate of a Lender or otherwise agreed by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $5,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver an Assignment to Agent for acceptance and recording. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledgee or assignee for such Lender as a party hereto.

13.3.2. Effect; Effective Date

. Upon delivery to Agent of a fully executed and completed Assignment accompanied by a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment specified therein shall be effective as provided in the Assignment as long as it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrower shall make appropriate arrangements for issuance of

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replacement and/or new notes, if applicable. The transferee Lender shall comply with Section 5.9 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

13.3.3. Certain Assignees

. No assignment or participation may be made to an Obligor, Affiliate of an Obligor, Defaulting Lender, or one or more natural persons. Agent shall have no obligation to determine whether any assignment is permitted under the Loan Documents. Any assignment by a Defaulting Lender must be accompanied by satisfaction of its outstanding obligations under the Loan Documents in a manner satisfactory to Agent, including payment by the Defaulting Lender or Eligible Assignee of an amount sufficient upon distribution (through direct payment, purchases of participations or other methods acceptable to Agent in its discretion) to satisfy all funding and payment liabilities of the Defaulting Lender. If any assignment by a Defaulting Lender (by operation of law or otherwise) does not comply with the foregoing, the assignee shall be deemed a Defaulting Lender for all purposes until compliance occurs.

13.3.4. Register

. Agent, acting as a non-fiduciary agent of Borrower (solely for tax purposes), shall maintain at Agent’s offices in the United States (a) a copy (or electronic equivalent) of each Assignment and Acceptance delivered to it, and (b) a register for recordation of the names, addresses and Commitments of, and the Loans, interest and LC Obligations owing to, each Lender. Entries in the register shall be conclusive, absent manifest error, and Borrower, Agent and Lenders shall treat each Person recorded in such register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. Agent may choose to show only one Borrower as Borrower in the register, without any effect on the liability of any Obligor with respect to the Obligations. The register shall be available for inspection by Borrower or any Lender, from time to time upon reasonable notice.

13.4. Replacement of Certain Lenders

. If a Lender (a) within the last one hundred twenty (120) days failed to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (b) is a Defaulting Lender, or (c) within the last one hundred twenty (120) days gave a notice under Section 3.5 or requested payment or compensation under Section 3.7 or 5.8 (and has not designated a different Lending Office pursuant to Section 3.8), then Agent or Borrower may, upon ten (10) days’ notice to such Lender, require it to assign its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment(s), within twenty (20) days after the notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

Section 14. GUARANTEE

14.1. Guarantee

. The Guarantors hereby Guarantee to the Secured Parties and their successors and permitted assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations. The Guarantors hereby further agree that if Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of

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time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

14.2. Obligations Unconditional

. The obligations of the Guarantors under Section 14.1 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other Guarantee of or security for any of the obligations, and, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 14.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

(a) AT ANY TIME OR FROM TIME TO TIME, WITHOUT NOTICE TO SUCH GUARANTORS, THE TIME FOR ANY PERFORMANCE OF OR COMPLIANCE WITH ANY OF THE OBLIGATIONS SHALL BE EXTENDED, OR SUCH PERFORMANCE OR COMPLIANCE SHALL BE WAIVED;

(b) ANY OF THE ACTS MENTIONED IN ANY OF THE PROVISIONS HEREOF OR OF THE OTHER LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR INSTRUMENT REFERRED TO HEREIN OR THEREIN SHALL BE DONE OR OMITTED;

(c) THE MATURITY OF ANY OF THE OBLIGATIONS SHALL BE ACCELERATED, OR ANY OF THE OBLIGATIONS SHALL BE MODIFIED, SUPPLEMENTED OR AMENDED IN ANY RESPECT, OR ANY RIGHT HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR INSTRUMENT REFERRED TO HEREIN OR THEREIN SHALL BE WAIVED OR ANY OTHER GUARANTEE OF ANY OF THE OBLIGATIONS OR ANY SECURITY THEREFOR SHALL BE RELEASED OR EXCHANGED IN WHOLE OR IN PART OR OTHERWISE DEALT WITH; OR

(d) ANY LIEN OR SECURITY INTEREST GRANTED TO OR IN FAVOR OF AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, AS SECURITY FOR ANY OF THE OBLIGATIONS SHALL FAIL TO BE PERFECTED.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY EXPRESSLY WAIVES DILIGENCE, PRESENTMENT, DEMAND OF PAYMENT (OTHER THAN AS EXPRESSLY REQUIRED HEREUNDER), PROTEST AND ALL NOTICES WHATSOEVER (OTHER THAN AS EXPRESSLY REQUIRED HEREUNDER), AND ANY REQUIREMENT THAT AGENT AND THE LENDERS EXHAUST ANY RIGHT, POWER OR REMEDY OR PROCEED AGAINST BORROWER OR ANY OTHER GUARANTOR HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR INSTRUMENT REFERRED TO HEREIN OR THEREIN, OR AGAINST ANY OTHER PERSON UNDER ANY OTHER GUARANTEE OF, OR SECURITY FOR, ANY OF THE OBLIGATIONS, AND HEREBY WAIVES THE BENEFITS OF DIVISION AND DISCUSSION.

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14.3. Reinstatement

. The obligations of the Guarantors under this Section 14 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify each Indemnitee on demand for all reasonable and documented out-of-pocket costs and expenses (including such fees and expenses of counsel) incurred by such Indemnitee in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law; provided that no Guarantor shall have any obligation hereunder to indemnify any Indemnitee with respect any cost, expense or claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

14.4. Subrogation

. Until Full Payment of the Obligations, each of the Guarantors hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions of this Section 14.

14.5. Remedies

. The Guarantors agree that, as between the Guarantors and the Secured Parties, the Obligations of Borrower hereunder may be declared to be forthwith due and payable as provided in Section 11.2 (and shall be deemed to have become automatically due and payable as and when expressly provided in Section 11.2) for purposes of Section 14.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such Obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 14.1.

14.6. Instrument for the Payment of Money

. Each of the Guarantors hereby acknowledges that the Guarantee in this Section 14 constitutes an instrument for the payment of money only, and consents and agrees that Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to summary judgment or such other expedited procedure as may be available for a suit on a note or other instrument for the payment of money only.

14.7. Continuing Guarantee

. The Guarantee in this Section 14 is a continuing Guarantee and shall apply to all Obligations whenever arising until Full Payment of the Obligations.

14.8. Keepwell

. Each Qualified ECP hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor to honor all of its obligations under this Guarantee in respect of a Swap Obligation (provided,

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however, that each Qualified ECP shall only be liable under this Section 14.8 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 14.8 or otherwise under this Guarantee voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Except as otherwise provided herein, the obligations of each Qualified ECP under this Section 14.8 shall remain in full force and effect until the termination of all Swap Obligations. Each Qualified ECP intends that this S Section 14.8 constitute, and this Section 14.8 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 15. MISCELLANEOUS

15.1. Consents, Amendments and Waivers

15.1.1. Amendment

. No Modification of a Loan Document shall be effective without the prior written agreement of the Required Lenders and each Obligor party to such Loan Document; provided, that

(a) without the prior written consent of Agent, no Modification shall alter any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b) without the prior written consent of Issuing Bank, no Modification shall alter Section 2.2 or any other provision in a Loan Document that relates to Letters of Credit or any rights, duties or discretion of Issuing Bank;

(c) without the prior written consent of each affected Lender, including a Defaulting Lender, no Modification shall (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); (iii) extend the Termination Date applicable to such Lender’s Obligations; (iv) change Section 5.5.2 or any other provision hereof in a manner that alters any Pro Rata sharing of payments or ratable reduction of Commitments; or (v) amend this clause (c);

(d) without the prior written consent of all Lenders (except any Defaulting Lender), no Modification shall (i) alter Section 7.1 (except to add Collateral) or 14.1.1; (ii) amend the definition of (x) Borrowing Base (or any defined term used in such definition) if the effect of such amendment is to increase borrowing availability, (y) Pro Rata or (z) Required Lenders; (iii) [reserved]; (iv) release or subordinate all or substantially all Collateral; (v) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations; or (vi) change any Loan Document provision requiring consent or action by all Lenders;

(e) without the prior written consent of a Secured Bank Product Provider, no Modification shall affect its relative payment priority under Section 5.5.2; and

(f) if Real Estate secures any Obligations, no Modification of a Loan Document shall add, increase, renew or extend any credit line hereunder until the completion of flood diligence and documentation as required by Flood Laws or as otherwise reasonably satisfactory to all Lenders.

15.1.2. Limitations

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. Notwithstanding anything in any Loan Document to the contrary, Agent may make or adopt Conforming Changes from time to time and any amendment or notice implementing such changes will become effective without further action or consent of any other party; provided, that Agent shall post or otherwise provide same to Borrower and Lenders reasonably promptly after it becomes effective. Only the consent of the parties to any agreement relating to fees or a Bank Product shall be required for Modification of such agreement, and no Bank Product provider (in such capacity) shall have any right to consent to Modification of any Loan Document. Any waiver or consent granted by Agent, Issuing Bank or Lenders hereunder shall be effective only if in writing and only for the matter specified.

15.1.3. Corrections

. Without action or consent by any other party to this Agreement, (a) Agent and Borrower may amend a Loan Document to cure an ambiguity, omission, mistake, typographical error, or other defect in any provision, schedule or exhibit thereof; and (b) Agent may revise Schedule 1.1 to reflect changes in Commitments from time to time.

15.2. Indemnity

. EACH OBLIGOR SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE, UNDER OR IN RESPECT OF THE LOAN DOCUMENTS. Notwithstanding anything herein to the contrary, in no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee. This Section shall not apply with respect to Taxes other than any Taxes that represent, Claims arising from any non-Tax Claim.

15.3. Notices and Communications

15.3.1. Notice Address

. Subject to Section 15.3.2, all Communications by or to a party hereto shall be in writing and shall be given to any Obligor, at Borrower’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment), or at such other address as a party may hereafter specify by notice in accordance with this Section 15.3. In addition, a Communication from Agent to Lenders or Borrower may, to the extent permitted by law, be delivered electronically (i) by transmitting the Communication to the electronic address specified to Agent in writing by the applicable Lender or Borrower from time to time, or (ii) by posting the Communication on a website and sending the Lender or Borrower notice (electronically or otherwise) that the Communication has been posted and providing instructions (at such time or prior to delivery of such Communication) for viewing it. Each Communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three (3) Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged; or (d) if provided electronically by Agent to Lenders or Borrower, when the Communication (or notice

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advising of its posting to a website) is sent to the Lender’s or Borrower’s electronic address. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.2, 3.1.2 or 4.1.1 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written Communication not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower shall be deemed received by all Obligors.

15.3.2. Communications

. Electronic and telephonic Communications (including e-mail, messaging, voice mail and websites) may be used only in a manner acceptable to Agent. Agent makes no assurance as to the privacy or security of electronic or telephonic Communications. E-mail and voice mail shall not be effective notices under the Loan Documents.

15.3.3. Platform

. Borrower Materials shall be delivered pursuant to procedures approved by Agent, including electronic delivery (if requested by Agent) to an electronic system maintained by it (“Platform”). Borrower shall notify Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by Agent only upon its receipt of such notice. Communications and other information relating to this credit facility may be made available to Secured Parties on the Platform. The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. No Agent Indemnitee shall have any liability to Obligors, Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform, including any unintended recipient, nor for delivery of Borrower Materials and other information via the Platform, internet, e-mail, or any other electronic platform or messaging system. Agent may, but is not obligated to, make Communications available to Obligors and Lenders by posting them on IntraLinksTM, DebtDomain, SyndTrak, ClearPar or another electronic platform.

15.3.4. Public Information

. Obligors and Secured Parties acknowledge that “public” information may not be segregated from material non-public information on the Platform. Secured Parties acknowledge that Borrower Materials may include Obligors’ material non-public information, which should not be made available to personnel who do not wish to receive such information or may be engaged in trading, investment or other market-related activities with respect to an Obligor’s securities.

15.3.5. Non-Conforming Communications

. Agent and Lenders may rely on any Communication purportedly given by or on behalf of an Obligor even if it is not made in a manner specified herein, incomplete or not confirmed, or if the terms thereof, as understood by the recipient, vary from an earlier Communication or later confirmation.

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Each Obligor shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any Communication purportedly given by or on behalf of any Obligor.

15.3.6. Reliance on Communications

. No Secured Party shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with an Electronic Signature transmitted by telecopy, emailed .pdf or other electronic means). Secured Parties may rely on, and shall incur no liability under or in respect of any Loan Document by acting on, any Communication (which may be a fax, electronic message, internet or intranet website posting, or other distribution, or signed by an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof). Agent shall be entitled to rely on the e-mail addresses and telephone numbers provided by Obligors, Lenders and their authorized representatives. Each Obligor hereby waives (a) any argument, defense or right to contest the legal effect, validity or enforceability of any Loan Document or other Communication based solely on the lack of a paper original copy thereof, and (b) waives any claim against any Indemnitee for liabilities arising from its reliance on or use of Electronic Signatures, including liabilities relating to an Obligor’s failure to use a security measure in connection with execution, delivery or transmission of an Electronic Signature.

15.4. Performance of Borrower’s Obligations

. Agent may, in its discretion at any time and from time to time, at Borrower’s expense, pay any amount or do any act required of an Obligor under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrower, on demand, with interest from the date incurred until paid in full, at the Default Rate applicable to Base Rate Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

15.5. Credit Inquiries

. Agent and Lenders may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

15.6. Severability

. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

15.7. Cumulative Effect; Conflict of Terms

. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that

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these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document (other than the Intercreditor Agreement), the provision herein shall govern and control, and if any provision contained herein is in direct conflict with any provision in the Intercreditor Agreement, the provision in the Intercreditor Agreement shall govern and control.

15.8. Execution; Electronic Records

. Any Loan Document, including any required to be in writing, may (if agreed by Agent) be in the form of an Electronic Record and may be executed using Electronic Signatures. An Electronic Signature on or associated with any Communication shall be valid and binding on each Obligor and other party thereto to the same extent as a manual, original signature, and any Communication entered into by Electronic Signature shall constitute the legal, valid and binding obligation of each party, enforceable to the same extent as if a manually executed original signature were delivered. A Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. The parties may use or accept manually signed paper Communications converted into electronic form (such as scanned into pdf), or electronically signed Communications converted into other formats, for transmission, delivery and/or retention. Agent and Lenders may, at their option, create one or more copies of a Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the Person’s business, and may destroy the original paper document. Any Communication in the form or format of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything herein to the contrary, (a) Agent is under no obligation to accept an Electronic Signature in any form unless expressly agreed by it pursuant to procedures approved by it; (b) each Secured Party shall be entitled to rely on any Electronic Signature purportedly given by or on behalf of an Obligor without further verification and regardless of the appearance or form of such Electronic Signature; and (c) upon request by Agent, any Loan Document using an Electronic Signature shall be promptly followed by a manually executed, original counterpart.

15.9. Entire Agreement

. This Agreement shall be effective when executed by Agent and when Agent has received counterparts hereof that, taken together, bear the signature of each other party hereto. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

15.10. Relationship with Lenders

. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.

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15.11. No Advisory or Fiduciary Responsibility

. In connection with all aspects of each transaction contemplated by any Loan Document, each Obligor acknowledges and agrees that (a)(i) this credit facility and any arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between the Obligors and their Affiliates, on one hand, and Agent, any Lender, any of their Affiliates or any arranger, on the other hand; (ii) the Obligors have consulted their own legal, accounting, regulatory, tax and other advisors to the extent they have deemed appropriate; and (iii) the Obligors are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Obligors, their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of the Obligors and their Affiliates, and have no obligation to disclose any of such interests to the Obligors or their Affiliates. To the fullest extent permitted by Applicable Law, each Obligor hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

15.12. Confidentiality

. Each of Agent, Lenders and Issuing Bank shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, auditors, advisors, attorneys, consultants, service providers and other representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor’s obligations; (g) to the extent such Information is (i) publicly available other than as a result of a breach of this Section, (ii) available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than the Obligors, or (iii) independently discovered or developed by a party hereto without utilizing any Information or violating this Section; (h) on a confidential basis to a provider of a Platform; or (i) with the consent of Borrower. The Obligors consent to the publication by Agent and Lenders of customary advertising material relating to transactions contemplated hereby, using the names, product photographs, logos or trademarks of Borrower and its Subsidiaries. Agent and Lenders may disclose information regarding this Agreement and the credit facility hereunder to market data collectors, similar service providers to the lending industry, and service providers to Agent and Lenders in connection with the Loan Documents and Commitments. As used herein, “Information” means information received from an Obligor or Subsidiary relating to it or its business that is identified as confidential when delivered. A Person required to maintain confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information. Each of Agent, Lenders and Issuing Bank acknowledges

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that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law.

15.13. Certifications Regarding Senior Notes Documents

. The Obligors certify to Agent and Lenders that neither the execution or performance of the Loan Documents nor the incurrence of any Obligations by the Obligors violates any of the Senior Notes Documents. The Obligors further certify that the Commitments and Obligations constitute a permitted “Credit Facility” and “First Priority Obligations” under the Senior Notes Documents. Agent may condition Borrowings, Letters of Credit, Commitment increases and other credit accommodations under the Loan Documents from time to time upon Agent’s receipt of evidence that (a) the Commitments and Obligations continue to constitute a permitted “Credit Facility” and “First Priority Obligations” at such time and (b) the aggregate outstanding principal amount of the Obligations, together with the aggregate outstanding principal amount of all other Senior Notes Permitted Debt, if any, do not exceed the “First Priority Cap Amount” under (and as defined in) the Senior Notes Indenture (as in effect on the date hereof).

15.14. GOVERNING LAW

. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

15.15. Consent to Forum

15.15.1. Forum.

EACH OBLIGOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK, OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 15.3.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

15.15.2. Other Jurisdictions

. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

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15.16. Waivers by Obligors

. To the fullest extent permitted by Applicable Law, each Obligor waives (a) the right to trial by jury (which each Secured Party hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which an Obligor may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against an Indemnitee on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Obligor acknowledges that the foregoing waivers are a material inducement to Agent, Issuing Bank and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Borrower. Each Obligor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

15.17. Acknowledgement Regarding Supported QFCs

. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

15.17.1. Covered Party

. If a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regimes if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. If a Covered Party or BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regimes if the Supported QFC and Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is

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understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

15.17.2. Definitions

. As used in this Section, (a) “BHC Act Affiliate” means an “affiliate,” as defined in and interpreted in accordance with 12 U.S.C. §1841(k); (b) “Default Right” has the meaning assigned in and interpreted in accordance with 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable; and (c) “QFC” means a “qualified financial contract,” as defined in and interpreted in accordance with 12 U.S.C. §5390(c)(8)(D).

15.18. Acknowledgement and Consent to Bail-In of Affected Financial Institutions

. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties, each party hereto (including each Secured Party) acknowledges that, with respect to any Secured Party that is an Affected Financial Institution, any liability of such Secured Party arising under a Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority, and each party hereto agrees and consents to, and acknowledges and agrees to be bound by, (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liability which may be payable to it by such Secured Party; and (b) the effects of any Bail-in Action on any such liability, including (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of any Write-Down and Conversion Powers.

15.19. Patriot Act Notice

. Agent and Lenders hereby notify the Obligors that pursuant to the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Obligor, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding any personal guarantor and may require information regarding the Obligors’ management and owners, such as legal name, address, social security number and date of birth. The Obligors shall, promptly upon request, provide all documentation and other information as Agent, Issuing Bank or any Lender may request from time to time for purposes of complying with any “know your customer,” anti-money laundering or other requirements of Applicable Law, including the Patriot Act and Beneficial Ownership Regulation.

15.20. NO ORAL AGREEMENT

. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally left blank; signatures begin on following page]

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IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWER:

STONEMOR INC.

By: /s/ Joseph M. Redling

Name: Joseph M. Redling

Title: Chief Executive Officer, President

Address:

3331 Street Road, Suite 200
Bensalem, PA 19020
Attn: Jeffrey DiGiovanni
Email: jdigi@stonemor.com

[Signature Page for Loan and Security Agreement]

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GUARANTORS:

ALLEGHANY MEMORIAL PARK LLC

ALTAVISTA MEMORIAL PARK LLC

ARLINGTON DEVELOPMENT COMPANY

BIRCHLAWN BURIAL PARK LLC

BRONSWOOD CEMETERY, INC.

CEDAR HILL FUNERAL HOME, INC.

CEMETERY INVESTMENTS LLC

CEMETERY MANAGEMENT SERVICES OF OHIO, L.L.C.

CEMETERY MANAGEMENT SERVICES, L.L.C.

CHAPEL HILL ASSOCIATES, INC.

CHAPEL HILL FUNERAL HOME, INC.

CMS WEST LLC

CMS WEST SUBSIDIARY LLC

COLUMBIA MEMORIAL PARK LLC

CORNERSTONE FAMILY INSURANCE SERVICES, INC.

CORNERSTONE FAMILY SERVICES OF NEW JERSEY, INC.

CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA LLC

CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA SUBSIDIARY, INC.

CORNERSTONE FUNERAL AND CREMATION SERVICES LLC

CORNERSTONE TRUST MANAGEMENT SERVICES LLC

COVENANT ACQUISITION LLC

COVINGTON MEMORIAL FUNERAL HOME, INC.

COVINGTON MEMORIAL GARDENS, INC.

ELOISE B. KYPER FUNERAL HOME, INC.

FOREST LAWN GARDENS, INC.

FOREST LAWN MEMORIAL CHAPEL, INC.

FOREST LAWN MEMORY GARDENS, INC.

GLEN HAVEN MEMORIAL PARK LLC

HENLOPEN MEMORIAL PARK LLC

HENLOPEN MEMORIAL PARK SUBSIDIARY LLC

HENRY MEMORIAL PARK LLC

JUNIATA MEMORIAL PARK LLC

KIRIS LLC

KIRK & NICE SUBURBAN CHAPEL, INC.

KIRK & NICE, INC.

LAKEWOOD MEMORY GARDENS SOUTH LLC

LAKEWOOD MEMORY GARDENS SOUTH SUBSIDIARY, INC.

LAKEWOOD/HAMILTON CEMETERY LLC LAKEWOOD/HAMILTON CEMETERY SUBSIDIARY, INC.

By: /s/ Joseph M. Redling

Name: Joseph M. Redling

Title: Chief Executive Officer, President

[Signature Page for Loan and Security Agreement]

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LAUREL HILL MEMORIAL PARK LLC

LAURELWOOD HOLDING COMPANY

LOEWEN [VIRGINIA] LLC

LORRAINE PARK CEMETERY LLC

MODERN PARK DEVELOPMENT LLC

OAK HILL CEMETERY LLC

OSIRIS HOLDING FINANCE COMPANY

OSIRIS HOLDING OF MARYLAND LLC

OSIRIS HOLDING OF PENNSYLVANIA LLC

OSIRIS MANAGEMENT, INC.

PLYMOUTH WAREHOUSE FACILITIES LLC

PRINCE GEORGE CEMETERY CORPORATION

PVD ACQUISITIONS LLC

ROCKBRIDGE MEMORIAL GARDENS LLC

ROLLING GREEN MEMORIAL PARK LLC

ROSE LAWN CEMETERIES LLC

ROSELAWN DEVELOPMENT LLC

RUSSELL MEMORIAL CEMETERY LLC

SHENANDOAH MEMORIAL PARK LLC

SOUTHERN MEMORIAL SALES LLC

SPRINGHILL MEMORY GARDENS LLC

STAR CITY MEMORIAL SALES LLC

STEPHEN R. HAKY FUNERAL HOME, INC.

STITHAM LLC

STONEMOR ALABAMA LLC

STONEMOR ALABAMA SUBSIDIARY, INC.

STONEMOR CEMETERY PRODUCTS LLC

STONEMOR COLORADO LLC

STONEMOR COLORADO SUBSIDIARY LLC

STONEMOR FLORIDA LLC

STONEMOR FLORIDA SUBSIDIARY LLC

STONEMOR GEORGIA LLC

STONEMOR GEORGIA SUBSIDIARY, INC.

STONEMOR HOLDING OF PENNSYLVANIA LLC

STONEMOR ILLINOIS LLC

STONEMOR ILLINOIS SUBSIDIARY LLC

STONEMOR INDIANA LLC

STONEMOR INDIANA SUBSIDIARY LLC

STONEMOR IOWA LLC

STONEMOR IOWA SUBSIDIARY LLC

STONEMOR KANSAS LLC

STONEMOR KANSAS SUBSIDIARY LLC

STONEMOR KENTUCKY LLC

By: /s/ Joseph M. Redling

Name: Joseph M. Redling

Title: Chief Executive Officer, President

[Signature Page for Loan and Security Agreement]

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STONEMOR KENTUCKY SUBSIDIARY LLC

STONEMOR MICHIGAN LLC

STONEMOR MICHIGAN SUBSIDIARY LLC

STONEMOR MISSISSIPPI LLC

STONEMOR MISSISSIPPI SUBSIDIARY LLC

STONEMOR MISSOURI LLC

STONEMOR MISSOURI SUBSIDIARY LLC

STONEMOR NORTH CAROLINA FUNERAL SERVICES, INC.

STONEMOR NORTH CAROLINA LLC

STONEMOR NORTH CAROLINA SUBSIDIARY LLC

STONEMOR OHIO LLC

STONEMOR OHIO SUBSIDIARY, INC.

STONEMOR OPERATING LLC

STONEMOR PENNSYLVANIA LLC

STONEMOR PENNSYLVANIA SUBSIDIARY LLC

STONEMOR PUERTO RICO CEMETERY AND FUNERAL, INC.

STONEMOR PUERTO RICO LLC

STONEMOR PUERTO RICO SUBSIDIARY LLC

STONEMOR SOUTH CAROLINA LLC

STONEMOR SOUTH CAROLINA SUBSIDIARY LLC

STONEMOR TENNESSEE SUBSIDIARY, INC.

STONEMOR WISCONSIN LLC

STONEMOR WISCONSIN SUBSIDIARY LLC

SUNSET MEMORIAL GARDENS LLC

SUNSET MEMORIAL PARK LLC

TEMPLE HILL LLC

THE VALHALLA CEMETERY COMPANY LLC

THE VALHALLA CEMETERY SUBSIDIARY CORPORATION

TIOGA COUNTY MEMORIAL GARDENS LLC

VIRGINIA MEMORIAL SERVICE LLC

WICOMICO MEMORIAL PARKS LLC

WNCI LLC

By: /s/ Joseph M. Redling

Name: Joseph M. Redling

Title: Chief Executive Officer, President

[Signature Page for Loan and Security Agreement]

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STONEMOR LP HOLDINGS, LLC

By: StoneMor Inc., its sole member

By: /s/ Joseph M. Redling_______

Name: Joseph M. Redling

Title: Chief Executive Officer, President

STONEMOR PARTNERS L.P.

By: StoneMor Inc., its general partner

By: /s/ Joseph M. Redling________

Name: Joseph M. Redling

Title: Chief Executive Officer, President

[Signature Page for Loan and Security Agreement]

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AGENT AND LENDERS:

SIGNATURE BANK,
as Agent and Sole Lender

By: /s/ Christopher Hill

Name: Christopher Hill

Title: Vice President

Address:

1400 Broadway
New York, NY 10018
Attn: Christopher Hill
Email: chill@signatureny.com

[Signature Page for Loan and Security Agreement]

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ExhibIT A

to

Loan and Security Agreement

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (“Assignment”) is dated as of the Effective Date set forth below, between the Assignor (“Assignor”) and Assignee (“Assignee”) identified below. Capitalized terms are used herein as defined in the Loan Agreement described below (“Loan Agreement”), receipt of a copy of which is acknowledged by Assignee. The Standard Terms and Conditions set forth in the Annex attached hereto (“Standard Terms”) are incorporated by reference and made a part of this Assignment as if fully set forth herein.

For valuable consideration hereby acknowledged, Assignor hereby irrevocably sells and assigns to Assignee, and Assignee hereby irrevocably purchases and assumes from Assignor, as of the Effective Date and subject to and in accordance with the Standard Terms and Loan Agreement, (a) all of Assignor’s rights and obligations in its capacity as a Lender under the Loan Documents in the amount and percentage interest shown below (including all outstanding rights and obligations under the Loan Agreement relating to outstanding Loans and Letters of Credit thereunder) and (b) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other rights of Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, Loan Documents or loan transactions governed thereby, or in any way based on or related to any of the foregoing, including all contract claims, tort claims, malpractice claims, statutory claims, and other claims at law or in equity related to the rights and obligations assigned pursuant to clause (a) above (the rights and obligations assigned by Assignor to Assignee pursuant to clauses (a) and (b) above being, collectively, the “Assigned Interest”). This sale and assignment is without recourse to Assignor and, except as expressly provided herein, without representation or warranty by Assignor.

1. Assignor:

2. Assignee:

3. Borrower: StoneMor Inc.

4. Agent: Signature Bank, as Agent under the Loan Agreement

5. Loan Agreement: Loan and Security Agreement dated as of August 26, 2022, as amended, among Borrower, Guarantors, Agent and certain financial institutions as Lenders

6. Assigned Interest:

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Amount of Commitment Assigned	Aggregate Commitments of all Lenders	Assigned Percentage of Aggregate Commitments

$	$	%

7. Effective Date of Assignment (to be inserted by Agent and which shall be the effective date of recordation of transfer by Agent in the loan register): __________________, 20__

[Remainder of Page Intentionally Left Blank]

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The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

_______________________________________

By:

Name:

Title:

ASSIGNEE:

_______________________________________

By:

Name:

Title:

Consented to and Accepted:

SIGNATURE BANK, as Agent

By:

Name:

Title:

Consented to:1

_______________________________________

________________________

1 To be added only if consent of Borrower or another Person is required by the terms of the Loan Agreement.

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By:

Name:

Title:

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ANNEX TO ASSIGNMENT AND ASSUMPTION

Standard Terms and Conditions for Assignment and Assumption

1. Representations and Warranties.

1.1. Assignor. Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) Assignor has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Obligors, their Subsidiaries or Affiliates, or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by any Obligors or any such Subsidiaries, Affiliates or other Persons of any of their respective obligations under any Loan Document.

1.2. Assignee. Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it is an Eligible Assignee and meets all requirements to be an assignee under the terms of the Loan Agreement (subject to any consents required under the Loan Agreement), (iii) from and after the Effective Date, Assignee shall be bound by the provisions of the Loan Agreement and other Loan Documents as a Lender and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement and of such Loan Documents as it has deemed appropriate, and has received or been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to the terms of the Loan Agreement, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon Agent, Assignor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, and (vii) attached hereto is any documentation required to be delivered by it in connection with this Assignment pursuant to the terms of the Loan Agreement or otherwise reasonably requested by Agent, duly completed and executed by Assignee; and (b) agrees that (i) it will, independently and without reliance upon Agent, Assignor or any other Lender, and based on such documents and information as Assignee shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by Assignee as a Lender.

Assignee represents and warrants, as of the Effective Date, to and covenants from the Effective Date to the date such Person ceases being a Lender under the Loan Agreement, for the benefit of Assignor, Agent, Arranger(s) and their respective Affiliates, and not (for the avoidance of doubt) to or for the benefit

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of any Obligor, that at least one of the following is and will be true: (w) Assignee is not using “plan assets” (within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, Letters of Credit or Commitments; (x) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to Assignee’s entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Agreement, and acquisition and holding of the Assigned Interest; (y) (I) Assignee is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (II) such Qualified Professional Asset Manager made the investment decision on behalf of Assignee to enter into, participate in, administer and perform the Loans, Letters of Credit, Commitments and Loan Agreement, and to acquire and hold the Assigned Interest, (III) the entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Agreement, and the acquisition and holding of the Assigned Interest, satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14, and (IV) to the best knowledge of Assignee, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to Assignee’s entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Agreement, and acquisition and holding of the Assigned Interest; or (z) such other representation, warranty and covenant as may be agreed in writing between Assignor in its sole discretion, Agent in its sole discretion and Assignee.

2. Payments. From and after the Effective Date, Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to Assignor for amounts which have accrued to but excluding the Effective Date and to Assignee for amounts which accrue on and after the Effective Date.

3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.

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EXHIBIT B

to

Loan and Security Agreement

NOTICE OF BORROWING

Date: _______________

To: Signature Bank, as agent (“Agent”), under the Loan and Security Agreement, dated as of August 26, 2022 (as amended, restated, replaced, refinanced, modified or supplemented from time to time, the “Loan Agreement”), among Borrower, Guarantors, Agent and certain financial institutions as Lenders.

Ladies and Gentlemen:

Borrower refers to the Loan Agreement, the terms defined therein being used herein as therein defined, and hereby gives you irrevocable notice of the Borrowing requested by the undersigned specified below:

A. The amount of the requested Borrowing (which shall be in a minimum amount of $1,000,000, plus an increment of $1,000,000 in excess thereof) is $__________.

B. The requested funding date (which must be a Business Day) of the proposed Borrowing is _______________ (the “Borrowing Date”).

C. The requested Borrowing is to be made as a (check one) _____ Base Rate Loan or _____ Benchmark Rate Loan.

D. If the requested Borrowing is to be made as a Benchmark Rate Loan, the requested Interest Period (which shall be deemed to be one month if not specified) is __________.

Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the Borrowing Date, both before and after giving effect to the requested Borrowing and to the application of the proceeds therefrom:

(a) No Default or Event of Default exists;

(b) The representations and warranties of the Obligors in the Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such credit extension, as though made on and as of such date (except for representations and warranties that expressly apply only on an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

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(c) The aggregate outstanding principal amount of the Obligations, together with the aggregate outstanding principal amount of all other Senior Notes Permitted Debt, if any, do not exceed the “First Priority Cap Amount” under (and as defined in) the Senior Notes Indenture (as in effect on the date hereof).

STONEMOR INC.

By:

Name:

Title:

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SCHEDULE 1.1

to

Loan and Security Agreement

COMMITMENTS OF LENDERS

Lender	Commitment
Signature Bank	$45,000,000
Total	$45,000,000

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Pursuant to Item 601(a)(5) of Regulation S-K, all remaining schedules to the Loan and Security Agreement have been omitted. A copy of any such schedule will be provided to the Securities and Exchange Commission or its staff upon request.

310454.7

DM3\8812351.20

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